UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under § 240.14a-12

ZOLTEK COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

                    N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which the transaction applies:

Common stock, par value $0.01 per share

(2) Aggregate number of securities to which transaction applies:

As of October 28, 2013, 35,224,338 shares of common stock, which includes (1) 34,391,922 shares of common stock issued and outstanding and (2) 832,416 shares of common stock issuable upon exercise of outstanding options.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the registration fee, the maximum aggregate value of the transaction was determined based on the sum of: (1) 34,391,922 shares of common stock, each multiplied by $16.75 per share and (2) 787,416 shares of common stock issuable upon exercise of outstanding in-the-money options, each multiplied by $9.73 (which is the difference between $16.75 per share and the weighted average exercise price per option). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001288 by the maximum aggregate value of the transaction.

(4) Proposed maximum aggregate value of transaction:

$583,726,251

(5) Total fee paid:

$75,183.94

	Fee paid previously with preliminary materials.


Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:
$75,100.96 was paid with the initial preliminary materials and $82.98 was paid in connection with the filing hereof.

(2) Form, Schedule or Registration No.:

(3) Filing Party:

(4) Date Filed

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED DECEMBER 6, 2013

To the Shareholders of Zoltek Companies, Inc.:

A special meeting of the shareholders of Zoltek Companies, Inc. (“Zoltek” or the “Company”) is to be held on [•], 2014 at 10:00 a.m., local time, at the Hilton St. Louis Frontenac, located at 1335 South Lindbergh Blvd., St. Louis, Missouri 63131.

At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of September 27, 2013, by and among Zoltek, Toray Industries, Inc., a Japanese kabushiki kaisha (“Parent”), and TZ Acquisition Corp., a Missouri corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), as such agreement may be amended from time to time, and the transactions contemplated thereby. Under the terms of the merger agreement, Merger Sub will merge with and into Zoltek, and Zoltek will become a wholly-owned subsidiary of Parent. You will also be asked to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

If Zoltek’s shareholders approve the merger agreement and the transactions contemplated thereby and we complete the merger, you will be entitled to receive $16.75 in cash, without interest, for each share of our common stock you own (unless you have properly exercised your appraisal rights with respect to such shares).

After carefully considering the factors more fully described in the accompanying proxy statement, our Board of Directors has unanimously determined that the merger agreement and the transactions contemplated therein, including the merger, are advisable and in the best interests of Zoltek and Zoltek’s shareholders and unanimously recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot consummate the merger unless the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the special meeting affirmatively vote to approve the merger agreement and the transactions contemplated thereby. The failure of any shareholder to vote will have the same effect as a vote by that shareholder against the approval of the merger agreement and the transactions contemplated thereby.

The accompanying proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully in their entirety. You may also obtain additional information about Zoltek from documents we have filed with the U.S. Securities and Exchange Commission from time to time.

Zoltek Companies, Inc. ● 3101 McKelvey Rd. ● St. Louis, Missouri 63044 (USA) ● 314/291-5110 ● 314/291-8536

Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone, as described in the accompanying proxy statement. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your brokerage firm, bank, trust company or other nominee how to vote in accordance with the voting instruction form you will receive from your brokerage firm, bank, trust company or other nominee.

If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling toll-free 1-800-322-2885.

On behalf of our Board of Directors, I thank you for your continued support and consideration of this matter.

By order of the Board of Directors, Chairman of the Board, President and Chief Executive Officer

[•], 2013

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement and the proxy card are dated [•], 2013 and are first being mailed to shareholders on or about [•], 2013.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on [•], 2014

10:00 a.m. Local Time

To the Shareholders of Zoltek Companies, Inc.:

A special meeting of the shareholders of Zoltek Companies, Inc. (“Zoltek” or the “Company”) is to be held on [•], 2014 at 10:00 a.m., local time, at the Hilton St. Louis Frontenac, located at 1335 South Lindbergh Blvd., St. Louis, Missouri 63131, for the following purposes:

1.

To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of September 27, 2013, by and among Zoltek, Toray Industries, Inc., a Japanese kabushiki kaisha (“Parent”), and TZ Acquisition Corp., a Missouri corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), as such agreement may be amended from time to time, and the transactions contemplated thereby, under which Merger Sub will merge with and into Zoltek, with Zoltek surviving as a wholly-owned subsidiary of Parent;

2.

To consider and vote on any proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting;

3.	To approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger; and

4.	To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Our Board of Directors has specified the close of business on [•], 2013, as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the special meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the special meeting and at any adjournment of the special meeting. Each shareholder is entitled to one vote for each share of Zoltek common stock held on the record date.

Zoltek Companies, Inc. ● 3101 McKelvey Rd. ● St. Louis, Missouri 63044 (USA) ● 314/291-5110 ● 314/291-8536

Regardless of whether you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or via the Internet before the special meeting to ensure that your shares will be represented at the special meeting. If you have Internet access, we encourage you to submit your proxy via the Internet. The named proxies will vote properly executed proxy cards with no instructions indicated on the proxy card “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting, and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger. If you attend the special meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card. We greatly appreciate your prompt attention to these important matters.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of Zoltek common stock entitled to vote at the special meeting is required to approve the merger agreement and the transactions contemplated thereby. The approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement, requires the affirmative vote of the holders of a majority of the shares of Zoltek common stock represented in person or by proxy at the special meeting and entitled to vote thereon. The approval on a non-binding, advisory basis, of certain compensation arrangements for Zoltek’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of Zoltek common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

If you are a shareholder who objects to the merger and if you comply with the procedures required under The General and Business Corporation Law of Missouri, which we refer to as the “Missouri law,” you may elect to pursue appraisal rights to receive the statutorily determined “fair value” of your shares, which could be more or less than the $16.75 per share merger consideration. In order to qualify for these rights, you must: (1) have owned Zoltek common stock as of the record date for the special meeting, (2) file with Zoltek a written objection to the merger before or at the special meeting, (3) not vote in favor of the merger agreement, (4) make a written demand for payment of the fair value of your shares within 20 days after the effective time of the merger and (5) otherwise comply with the Missouri law procedures for exercising appraisal rights. The failure to vote will have the same effect as a vote “AGAINST” the approval of the merger agreement and the transactions contemplated thereby.

Our Board of Directors unanimously recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

By order of the Board of Directors, Chairman of the Board, President and Chief Executive Officer

[•], 2013

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the special meeting in person, we urge you to submit your proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by marking, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a brokerage firm, bank, trust company or other nominee, please follow the instructions on the voting instruction card furnished to you by such brokerage firm, bank, trust company or other nominee, which is considered the shareholder of record, in order to vote. As a beneficial owner, you have the right to direct your brokerage firm, bank, trust company or other nominee on how to vote the shares in your account. Your brokerage firm, bank, trust company or other nominee cannot vote on any of the proposals, including the proposal to approve the merger agreement and the transactions contemplated thereby, without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a shareholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a brokerage firm, bank, trust company or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

We urge you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

TABLE OF CONTENTS

SUMMARY	1
Parties to the Merger	1
Effect of the Merger	1
Merger Consideration	2
Financing	2
The Special Meeting	2
Recommendation of the Zoltek Board of Directors	3
Opinion of Zoltek’s Financial Advisor	3
Treatment of Stock Options	3
Material U.S. Federal Income Tax Consequences of the Merger	3
Litigation Related to the Merger	4
Interests of the Directors and Executive Officers of Zoltek in the Merger	5
Common Stock Ownership of Directors and Executive Officers	5
Appraisal Rights	6
Conditions to the Closing of the Merger	6
Acquisition Proposals	6
Termination of the Merger Agreement	7
Termination Payments and Expenses	8
Specific Performance; Remedies	8
Market Prices and Dividend Data	9
QUESTIONS AND ANSWERS	9
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS	16
THE SPECIAL MEETING	16
Date, Time and Place	16
Purpose of the Special Meeting	16
Record Date, Shares Entitled to Vote, Quorum, Adjournments	17
Required Vote, Effect of Abstentions	17
Board of Directors’ Recommendation	18
Common Stock Ownership of Directors and Executive Officers	18
Voting of Proxies	18
Revocability of Proxies	19
Solicitation of Proxies	20
Shareholder List	20
Householding of Proxies	20

i

THE MERGER	21
Parties to the Merger	21
Effect of the Merger	22
Merger Consideration	22
Background of the Merger	22
Recommendation of Our Board of Directors and Reasons for the Merger	32
Opinion of Zoltek’s Financial Advisor	35
Financial Forecast	41
Interests of the Directors and Executive Officers of Zoltek in the Merger	43
Voting Agreement	47
Material U.S. Federal Income Tax Consequences of the Merger	47
Accounting Treatment	50
Appraisal Rights	50
Litigation Related to the Merger	52
Regulatory Approvals	53
THE MERGER AGREEMENT	54
The Merger	55
Closing and Effective Time of the Merger	55
Conversion of Shares	55
Treatment of Stock Options	56
Dissenting Shares	56
Procedures for Exchange of Shares, Unclaimed Amounts and Lost, Stolen or Destroyed Certificates	56
Representations and Warranties	57
Material Adverse Effect	58
Conduct of Business Pending the Merger	60
Acquisition Proposals	61
Meeting of Zoltek’s Shareholders; Recommendation of Board of Directors	64
Employee Benefit Matters	65
Indemnification and Insurance	65
Further Action; Efforts	66
Financing	67
Conditions to the Closing of the Merger	67
Termination of the Merger Agreement	68
Company Termination Fee	70
Parent Termination Fee	71
Expense Reimbursement	71

ii

Amendment, Extension or Waiver of the Merger Agreement	72
Specific Performance	72
Limitations of Liability	72
Access	73
Governing Law	73
ADJOURNMENT OF THE SPECIAL MEETING	73
The Adjournment Proposal	73
Vote Required and Board Recommendation	73
ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS	73
The Non-Binding Advisory Proposal	73
Vote Required and Board Recommendation	74
MARKET PRICES AND DIVIDEND DATA	74
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	75
Beneficial Owners of More than 5% of Our Common Stock	75
Management Ownership of Our Common Stock	76
OTHER MATTERS	77
PROPOSALS OF SHAREHOLDERS TO BE PRESENTED AT NEXT ANNUAL MEETING	77
WHERE YOU CAN FIND ADDITIONAL INFORMATION	78
MISCELLANEOUS	79

iii

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find Additional Information” beginning on page [•]. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document that governs the merger.

Except as otherwise specifically noted in this proxy statement, “Zoltek,” the “Company,” “we,” “our,” “us” and similar words in this proxy statement refer to Zoltek Companies, Inc. including, where the context indicates, our subsidiaries. Throughout this proxy statement we refer to Toray Industries, Inc., a Japanese kabushiki kaisha, as “Parent” and TZ Acquisition Corp., a Missouri corporation and wholly-owned subsidiary of Parent, as “Merger Sub.” In addition, throughout this proxy statement we refer to the merger between Zoltek and Merger Sub as the “merger” and the Agreement and Plan of Merger, dated as of September 27, 2013, by and among Zoltek, Parent and Merger Sub, as it may be amended from time to time, as the “merger agreement.”

Parties to the Merger (page [•])

Zoltek is a holding company, which operates through wholly-owned subsidiaries Zoltek Corporation, Zoltek Zrt., Zoltek de Mexico, S.A. de C.V., Zoltek de Occidente SA de C.V., Engineering Technology Corporation (“Entec”), Zoltek Properties, Inc., and Zoltek Automotive, LLC. Zoltek Corporation develops, manufactures and markets carbon fibers and related products, including carbon fibers preimpregnated with resin known as “prepreg,” and technical fibers in the United States. Carbon fibers are a low-cost but high performance reinforcement for composites used as the primary building material in everyday commercial products. Technical fibers are an intermediate product used in heat-resistant applications such as aircraft brakes. Zoltek Zrt. is a Hungarian subsidiary that manufactures and markets carbon fibers and technical fibers and manufactures acrylic fiber precursor raw material used in production of carbon fibers and technical fibers. Zoltek de Mexico S.A. de C.V. and Zoltek de Occidente SA de C.V. are Mexican subsidiaries that manufacture carbon fibers and precursor raw material. Entec manufactures and markets filament winding and pultrusion equipment used in the production of large volume composite parts.

Parent is the ultimate parent company of a group of affiliated companies that, based on its core technologies in organic synthetic chemistry, polymer chemistry, biotechnology and nanotechnology, develops, manufactures, markets and sells products in six segments: fibers & textiles; plastics & chemicals; IT-related products; carbon fiber composite materials; environment & engineering; and life science. Parent’s products are used in items including apparel, interior products, home appliances and electronic products, as well as in materials and parts for automobiles and aircraft, IT products and water treatment facilities. Parent and its affiliated companies operate in 23 countries and regions, primarily in Asia, Europe and North America.

Merger Sub was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

Effect of the Merger (page [•])

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Zoltek, with Zoltek continuing as the surviving corporation as a wholly-owned subsidiary of Parent. As a result of the merger, Zoltek will cease to be a publicly-traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The time at which the merger will become effective, which we refer to as the “effective time” of the merger, will occur upon the filing of articles of merger with the Secretary of State of the State of Missouri (or at such later time as we, Parent and Merger Sub may agree and specify in the articles of merger).

Merger Consideration (page [•])

In the merger, each outstanding share of our common stock (other than any shares owned by Zoltek, Parent, Merger Sub, any of their respective subsidiaries or any holder who has properly exercised appraisal rights with respect to such shares in accordance with Section 351.455 of the Missouri law) will be converted into the right to receive $16.75 in cash, without interest, which amount we refer to as the “per share merger consideration,” less any applicable withholding taxes.

Financing (page [•])

Parent intends to fund the per share merger consideration with cash on hand and available lines of credit or other committed financing. The merger agreement does not contain a financing contingency.

The Special Meeting (page [•])

Date, Time and Place

The special meeting is to be held on [•], 2014 at 10:00 a.m., local time, at the Hilton St. Louis Frontenac, located at 1335 South Lindbergh Blvd., St. Louis, Missouri 63131.

Purpose

We will ask you to consider and vote upon (1) the approval of the merger agreement and the transactions contemplated thereby, (2) the adjournment of the special meeting to a later date, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement and (3) on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

Record Date and Quorum

You are entitled to vote at the special meeting if you owned shares of Zoltek common stock at the close of business on [•], 2013, the record date for the special meeting. You will have one vote for each share of Zoltek common stock that you owned on the record date. As of the record date, there were [34,394,422] shares of Zoltek common stock issued and outstanding and entitled to vote at the special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary for business to be properly transacted at the special meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the special meeting.

Vote Required

The affirmative vote of the holders of at least two-thirds of the outstanding shares of Zoltek common stock entitled to vote at the special meeting is required to approve the merger agreement and the transactions contemplated thereby. The approval of the proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement, requires the affirmative vote of the holders of a majority of the shares of Zoltek common stock represented in person or by proxy at the special meeting and entitled to vote thereon. The approval on a non-binding, advisory basis, of certain compensation arrangements for Zoltek’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of the shares of Zoltek common stock represented in person or by proxy at the special meeting and entitled to vote thereon.

Recommendation of the Zoltek Board of Directors (page [•])

The Zoltek Board of Directors unanimously recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger. In deciding to recommend the approval of the merger agreement and the merger, the Zoltek Board of Directors considered various factors described in the section herein titled “The Merger – Recommendation of Our Board of Directors and Reasons for the Merger.”

Opinion of Zoltek’s Financial Advisor (page [•])

On September 25, 2013, in connection with the merger, our financial advisor, J.P. Morgan Securities LLC (“J.P. Morgan”), rendered its oral opinion to the Zoltek Board of Directors to the effect that, as of that date and based upon and subject to the qualifications, limitations and assumptions stated therein, the consideration to be offered to the shareholders of Zoltek in the merger was fair, from a financial point of view, to such shareholders.

The full text of J.P. Morgan’s written opinion, dated September 26, 2013, which describes the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by J.P. Morgan in connection with its opinion, is included as Annex B to this proxy statement and is incorporated herein by reference. The summary of J.P. Morgan’s written opinion set forth in this proxy statement under the caption titled “The Merger — Opinion of Zoltek’s Financial Advisor” beginning on page [•] is qualified in its entirety by reference to the full text of J.P. Morgan’s opinion. J.P. Morgan presented its opinion to the Zoltek Board of Directors in connection with its evaluation of the consideration provided for in the merger from a financial point of view. J.P. Morgan’s opinion does not address any other aspects or implications of the merger and does not constitute a recommendation to any shareholder of Zoltek as to how such shareholder should vote with respect to the merger or any other matter.

Treatment of Stock Options (page [•])

Upon consummation of the merger, outstanding Zoltek stock options will automatically vest (to the extent unvested) and be converted into the right to receive an amount in cash equal to the per share merger consideration of $16.75, without interest, for each share issuable upon exercise of the option, less the per-share exercise price for each share issuable upon exercise of the option.

Material U.S. Federal Income Tax Consequences of the Merger (page [•])

For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Zoltek common stock in the merger generally will result in your recognizing gain or loss measured by the difference, if any, between the cash you receive in the merger and your tax basis in your shares of common stock. You should consult your tax advisor for a complete analysis of the effect of the merger on your U.S. federal, state, local and/or foreign taxes.

Litigation Related to the Merger (page [•])

Zoltek is aware of 13 purported class actions against Zoltek and Zoltek’s directors, filed by purported shareholders of Zoltek in the Circuit Court of St. Louis County, Missouri. All but one of such lawsuits also name Parent and/or Merger Sub as defendants. The 13 actions are:

●	Lumia et al. v. Rumy et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03491, filed September 30, 2013 (the “Lumia Action”);
●	Jones et al. v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03419, filed September 30, 2013 (the “Jones Action”);
●	Vanderbeek v. Rumy et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03487, filed October 3, 2013 (the “Vanderbeek Action”);
●	DeLong v. Zoltek Companies, Inc., et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03441, filed October 1, 2013 (the “DeLong Action”);
●	Brand v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03442, filed September 30, 2013 (the “Brand Action”);
●	Guttman v. Rumy et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03486, filed October 3, 2013 (the “Guttman Action”);
●	Kadetsky et al. v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03581, filed October 10, 2013 (the “Kadetsky Action”);
●	Danley v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03522, filed October 7, 2013 (the “Danley Action”);
●	Stukenberg v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03567, filed October 10, 2013 (the “Stukenberg Action”);
●	Saeger v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03619, filed October 10, 2013 (the “Saeger Action”);
●	Ritchie et al. v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03663, filed October 17, 2013 (the “Ritchie Action”);
●	Reep v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03666, filed October 18, 2013 (the “Reep Action”); and
●	Glass v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03720, filed October 24, 2013 (the “Glass Action”).

In the Lumia Action, the plaintiffs allege, among other things, that each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders. In the Jones Action and the Reep Action, each plaintiff alleges, among other things, that (1) each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders, and (2) Zoltek and Merger Sub aided and abetted Zoltek’s directors in such breaches of their fiduciary duties. In the Guttman Action and the Vanderbeek Action, each plaintiff alleges, among other things, that (1) each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders, and (2) Parent and Merger Sub aided and abetted Zoltek’s directors in such breaches of their fiduciary duties. In the DeLong Action, the Brand Action, the Kadetsky Action, the Danley Action, the Stukenberg Action, the Saeger Action , the Ritchie Action and the Glass Action, each plaintiff alleges, among other things, that (1) each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders, and (2) Zoltek, Parent and Merger Sub aided and abetted Zoltek’s directors in such breaches of their fiduciary duties. Each action seeks, among other things, injunctive relief preventing the parties from completing the merger and directing the Zoltek directors to account to Zoltek and the purported class for all damages suffered as a result of the breaches of fiduciary duties and awards of attorneys’ fees and expenses for the plaintiffs.

Zoltek has filed various motions to dismiss the actions against Zoltek and the individual directors of Zoltek, which motions are pending. The Circuit Court of St. Louis County, Missouri consolidated each of the pending cases set forth above under the style In Re: Zoltek Companies, Inc. Shareholder Litigation on November 26, 2013. On November 27, 2013, the Court entered an order denying a motion filed by the Jones Action plaintiffs for expedited discovery. Cross Motions filed by the plaintiffs in the Jones, Stukenberg, Lumia, and Saeger Actions to designate lead plaintiffs and lead counsel are pending before the Court. On December 4, 2013, the Court entered an order appointing the Lumia Action plaintiffs, the Guttman Action plaintiff, and the Vanderbeek Action plaintiff as co-lead plaintiffs. In the same order, the Court appointed Goldenberg Heller Antognoli & Rowland, P.C. and Holloran White Schwartz & Gaertner LLP as interim co-lead counsel and appointed Wolf Haldenstein Adler Freeman & Herz LLP and Robbins Geller Rudman & Dowd LLP to the Plantiffs’ Executive Committee.

Interests of the Directors and Executive Officers of Zoltek in the Merger (page [•])

In considering the recommendation of the Board of Directors with respect to the proposal to approve the merger agreement and the transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The Board of Directors was aware of and considered these interests, to the extent the interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement and the merger, and in recommending that the merger agreement be approved by Zoltek’s shareholders. These interests include:

●

The automatic vesting upon the consummation of the merger of unvested Zoltek stock options held by two directors who also serve as executive officers, and the conversion of each of those options and the other options held by all the directors into the right to receive an amount equal to the per share merger consideration of $16.75 in cash, without interest, for each share issuable upon exercise of the option less the per-share exercise price for each share issuable upon exercise of the option.

●

Retention and stay bonus agreements with certain of its officers and employees, including two of Zoltek’s named executive officers who also are directors, under which Zoltek agreed to pay certain cash bonuses, subject to applicable tax withholding, with two-thirds of each such bonus to be payable upon the consummation of the merger and the remainder to be payable upon the applicable employee or officer remaining employed by Zoltek for a period of 90 days after the consummation of the merger or if earlier, upon termination of such employee or officer by Zoltek without cause.

For a more detailed discussion of these interests, see “The Merger — Interests of the Directors and Executive Officers of Zoltek in the Merger” beginning on page [•].

Common Stock Ownership of Directors and Executive Officers (page [•])

As of [•], 2013, the record date, our directors and executive officers beneficially owned, in the aggregate, approximately [7,247,693] shares of our common stock (including [377,631] shares issuable upon exercise of options exercisable within 60 days of [•], 2013), or approximately [20.8]% of the outstanding shares of our common stock determined in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the “SEC”). We currently expect that each of these individuals will vote all of his shares of Zoltek common stock “FOR” each of the proposals. Zsolt Rumy, solely in his capacity as a Zoltek shareholder beneficially owning approximately 18% of the outstanding shares of Zoltek common stock, entered into a voting agreement with Parent (the “voting agreement”), under which Mr. Rumy agreed to vote “FOR” the merger and the approval of the merger agreement, subject to the conditions and limitations set forth in the voting agreement. Mr. Rumy is Chairman of the Board, Chief Executive Officer and President of Zoltek.

Appraisal Rights (page [•])

Shareholders who object to the merger agreement may elect to pursue their appraisal rights to receive the statutorily determined “fair value” of their shares, which could be equal to, more than or less than the $16.75 per share merger consideration. In order to qualify for these rights, you must (1) have owned Zoltek common stock as of the record date for the special meeting, (2) file with Zoltek a written objection to the merger before or at the special meeting, (3) not vote in favor of the merger agreement, (4) make a written demand for payment of the fair value of your shares within 20 days after the effective time of the merger and (5) otherwise comply with the Missouri law procedures for exercising appraisal rights. For a summary of these Missouri law procedures, see “Appraisal Rights.” An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the approval of the merger agreement and the transactions contemplated thereby and will disqualify the shareholder submitting that proxy from demanding appraisal rights.

Conditions to the Closing of the Merger (page [•])

The following conditions must be satisfied or waived, where legally permissible, before the proposed merger can be consummated:

●

the approval of the merger agreement and the transactions contemplated thereby by an affirmative vote of the holders of at least two-thirds of the outstanding shares of Zoltek common stock entitled to vote thereon;

●

the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the regulations promulgated thereunder, written confirmation from the Committee on Foreign Investment in the United States (“CFIUS”) that review of the merger under the Foreign Investment and National Security Act of 2007 (“FINSA”) has been completed and that there are no unresolved national security concerns with respect to the merger and the approval or clearance by the applicable governmental agencies in Germany and Mexico or the expiration or termination of any applicable waiting period related to those approvals;

●	the absence of any decree, order, ruling or injunction of any governmental authority that prohibits the consummation of the merger;
●	the absence of any pending or threatened proceedings challenging or seeking to restrain or prohibit the consummation of the merger or the transactions contemplated thereby;
●	the accuracy of the representations and warranties of Zoltek, Parent and Merger Sub in the merger agreement, subject to certain materiality qualifiers;
●

the performance in all material respects by Zoltek, on the one hand, and Parent and Merger Sub, on the other hand, of their respective obligations required to be performed by them under the merger agreement at or before the closing date; and

●

receipt of certificates by senior executive officers of Zoltek, on the one hand, and Parent, on the other hand, to the effect that the conditions described in the preceding two bullets have been satisfied.

Acquisition Proposals (page [•])

In the merger agreement, Zoltek agreed not to, and to cause its subsidiaries not to (and Zoltek will use reasonable best efforts to cause its and its subsidiaries’ affiliates and representatives not to), among other things, directly or indirectly (1) initiate, solicit or knowingly encourage any inquiries regarding any proposal or offer that constitutes or would reasonably be expected to lead to an acquisition proposal, (2) engage or participate in any discussions or negotiations regarding, or provide any non-public information or data to, any person relating to, or that would reasonably be expected to lead to, any acquisition proposal (other than for the sole purpose of clarifying such acquisition proposal and informing such person of the existence of these restrictions), (3) otherwise knowingly facilitate (including by providing information) any effort or attempt to make an acquisition proposal or (4) resolve, agree or publicly propose to do any of the foregoing.

Zoltek may, however, before the approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders, provide information in response to a request therefor and engage or participate in discussions or negotiations with a person regarding a written bona fide acquisition proposal if the Board of Directors determines in good faith after consultation with its outside financial advisor and its outside legal counsel that failure to take such action would reasonably likely be a breach of the directors’ fiduciary duties under applicable law and that such acquisition proposal constitutes a superior proposal. Additionally, before the approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders, the Board of Directors may under certain circumstances withdraw its recommendation that its shareholders approve the merger agreement and the transactions contemplated thereby if it determines in good faith after consultation with its outside legal counsel that failure to do so would violate or, in certain circumstances, reasonably likely be a breach of its fiduciary duties under applicable law.

Termination of the Merger Agreement (page [•])

In general, the merger agreement may be terminated at any time before the effective time of the merger in the following ways:

●	by mutual written consent of Zoltek and Parent;

●	by either Zoltek or Parent if:

o

the merger has not been consummated on or before January 31, 2014, provided that if on January 31, 2014, certain conditions to the closing set forth in the merger agreement have not been satisfied or duly waived by the party entitled to the benefit of such condition but all other conditions to closing have been satisfied or are capable of being satisfied on January 31, 2014, then either Zoltek or Parent may extend at its option the termination date until April 30, 2014 by written notice on or before January 31, 2014, and provided, further, that the right to terminate or extend will not be available to any party if the failure of that party to perform, in any material respect, any of its obligations under the merger agreement results in or causes the failure of the merger to be consummated on or before January 31, 2014;

o

our shareholders have failed to approve the merger agreement and the transactions contemplated thereby at the special meeting of shareholders or at any adjournment of the special meeting, provided that a party will not have a right to terminate if the failure to obtain shareholder approval primarily resulted from the failure of that party to perform, in any material respect, its obligations under the merger agreement; or

o

a governmental authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting consummation of the merger and such action has become final and non-appealable;

●	by Zoltek if:

o

before the approval of the merger agreement and the transactions contemplated thereby by our shareholders, Zoltek’s Board of Directors authorizes Zoltek to enter into a definitive agreement with respect to a superior proposal, Zoltek enters into a definitive agreement with respect to a superior proposal and Zoltek pays to Parent a termination fee of $23 million;

o

before the effective time of the merger, Parent or Merger Sub is in breach of the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach cannot be cured or is not cured before the earlier of 30 days after written notice of such breach by Zoltek and January 28, 2014; provided that Zoltek is not permitted to so terminate the merger agreement if it is then in breach of the merger agreement in any material respect; or

o

Parent and Merger Sub fail to consummate the closing of the merger on the date on which the closing is to occur under the merger agreement, all of the conditions to closing have been and continue to be satisfied or have been waived on the date on which the closing is to occur (other than those conditions that by their nature cannot be satisfied other than at the closing) and Zoltek is ready and willing to consummate the closing on the date on which the closing is to occur;

●	by Parent if:

o

before the effective time of the merger, the Zoltek Board of Directors changes its recommendation of the merger, the Zoltek Board of Directors fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock of Zoltek that constitutes an acquisition proposal or Zoltek enters into, or publicly announces its intention to enter into, an alternative acquisition agreement; or

o

before the effective time of the merger, Zoltek is in breach of the merger agreement such that certain conditions set forth in the merger agreement are not satisfied and such breach cannot be cured or is not cured before the earlier of 30 days after written notice of such breach by Parent and January 28, 2014; provided that Parent is not permitted to so terminate the merger agreement if it is then in breach of the merger agreement in any material respect.

Termination Payments and Expenses (page [•])

Except in specified circumstances, whether or not the merger is completed, Zoltek and Parent are each responsible for all of its respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement.

Under the merger agreement, Zoltek may be required to pay to Parent a termination fee of $23 million (less any Parent expenses previously reimbursed by Zoltek, as described below) if the merger agreement is terminated under certain circumstances. In addition, the merger agreement requires Zoltek to reimburse Parent’s reasonably documented out-of-pocket expenses, up to $2.5 million, in certain circumstances when the merger agreement is terminated. Under the merger agreement, Parent may be required to pay to Zoltek a termination fee of $23 million if the merger agreement is terminated under certain circumstances. In no event will either party be required to pay a termination fee on more than one occasion.

Specific Performance; Remedies (page [•])

Zoltek, Parent and Merger Sub are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms thereof.

Market Prices and Dividend Data (page [•])

Our common stock is listed on the Nasdaq Global Select Market, which we refer to as “Nasdaq,” under the symbol “ZOLT.” The closing stock price of Zoltek’s common stock as reported by Nasdaq was $9.25 per share on March 4, 2013, the last trading day immediately before a group led by Quinpario Partners, LLC (the “Quinpario Group”) filed a Schedule 13D indicating that it had acquired 10% of Zoltek’s outstanding common stock and was requesting a special meeting of shareholders to remove the Board of Directors without cause. The closing stock price of Zoltek’s common stock as reported by Nasdaq was $12.28 per share on April 2, 2013, the last trading day immediately before Zoltek’s public announcement that it was commencing a process to explore and evaluate strategic alternatives to maximize shareholder value and that it had engaged J.P. Morgan as its financial advisor. The closing stock price of Zoltek’s common stock as reported by Nasdaq was $16.43 per share on September 25, 2013, the last trading day immediately before the publication of inaccurate, unauthorized media reports of a possible acquisition of Zoltek by Parent. The closing price of Zoltek’s common stock as reported by Nasdaq was $18.51 per share on September 26, 2013, the last trading day immediately before our public announcement that we had entered into the merger agreement. On [•], 2013, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock as reported by Nasdaq was $[•] per share.

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Zoltek shareholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

The Board of Directors is furnishing this proxy statement and proxy card to the holders of Zoltek common stock in connection with the solicitation of proxies to be voted at a special meeting of shareholders or at any adjournments or postponements of the special meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following proposals:

●	to approve the merger agreement and the transactions contemplated thereby, including the acquisition of Zoltek by Parent;
●

to approve the adjournment of the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement and the transactions contemplated thereby at the time of the special meeting; and

●	to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

Q:	Where and when is the special meeting of shareholders?

A:	The special meeting is to be held on [•], 2014 at 10:00 a.m., local time, at the Hilton St. Louis Frontenac, located at 1335 South Lindbergh Blvd., St. Louis, Missouri 63131.

Q:	What is the proposed merger and what effect will it have on Zoltek?

A:

The proposed merger is the acquisition of Zoltek by Parent under the merger agreement. If the proposal to approve the merger agreement and the transactions contemplated thereby is approved by the holders of Zoltek common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Zoltek, with Zoltek continuing as the surviving corporation. As a result of the merger, Zoltek will become a wholly-owned subsidiary of Parent, and Zoltek common stock will no longer be publicly traded. In addition, Zoltek common stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file periodic reports with the SEC on account of Zoltek common stock.

Q:	What will I receive in the merger?

A:

Upon completion of the merger, you will be entitled to receive the per share merger consideration of $16.75 in cash, without interest, less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the Missouri law with respect to such shares.

Q:	How does the per share merger consideration compare to the market price of Zoltek common stock before the announcement of the merger?

A:

The per share merger consideration represents a premium of 2% to Zoltek’s closing stock price of $16.43 per share on September 25, 2013, the last trading day immediately before the publication of inaccurate, unauthorized media reports of a possible acquisition of Zoltek by Parent. The per share merger consideration also represents a premium of approximately 81% over the closing price of $9.25 per share of the common stock on March 4, 2013, the last trading day immediately before a group filed a Schedule 13D indicating that it had acquired 10% of Zoltek’s outstanding common stock and was requesting a special meeting of shareholders to remove the Board of Directors without cause.

Q:	How does Zoltek’s Board of Directors recommend that I vote?

A:

The Board of Directors, after considering the various factors described under “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger,” has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of, Zoltek and our shareholders, has declared advisable the merger agreement and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board of Directors recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting, and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

Q:	What happens if the merger is not completed?

A:

If the merger agreement and the transactions contemplated thereby are not approved by Zoltek shareholders or if the merger is not completed for any other reason, Zoltek shareholders will not receive any payment for their shares of common stock. Instead, Zoltek will remain an independent public company, the common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act and we will continue to file periodic reports with the SEC on account of Zoltek common stock. Under specified circumstances, Zoltek may be required to reimburse Parent’s expenses or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement, as described under “The Merger Agreement — Company Termination Fee” and “The Merger Agreement — Parent Termination Fee.”

Q:	Do any of Zoltek’s directors or officers have interests in the merger that may differ from those of Zoltek shareholders generally?

A:

Yes. In considering the recommendation of the Board of Directors with respect to the proposal to approve the merger agreement and the transactions contemplated thereby, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, the interests of our shareholders generally. The Board of Directors was aware of and considered these interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, in approving the merger agreement and the merger, and in recommending that the merger agreement be approved by the shareholders of Zoltek. For a description of the interests of our directors and executive officers in the merger, see “The Merger — Interests of the Directors and Executive Officers of Zoltek in the Merger.”

Q:	What vote is required to approve the merger agreement and the transactions contemplated thereby?

A:

Under the Missouri law, the approval of the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Zoltek common stock entitled to vote thereon.

Q:

What vote is required to approve any proposal to adjourn the special meeting to a later date if necessary or appropriate to solicit additional proxies and to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger?

A:

Approval of the proposal to adjourn the special meeting, and approval, on a non-binding, advisory basis, of certain merger-related executive compensation arrangements, require the affirmative vote of the holders of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote thereat.

Q:	How are votes counted?

A:

Each holder of Zoltek common stock is entitled to one vote per share of stock owned by the holder as of the record date. Votes will be counted by the inspectors of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions.

Because under the Missouri law the approval of the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Zoltek common stock entitled to vote at the special meeting, the failure to vote or the abstention from voting will have the same effect as a vote “AGAINST” the approval of the merger agreement and the transactions contemplated thereby. If you hold your shares in “street name,” the failure to instruct your brokerage firm, bank, trust or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The failure to vote will not have any effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements. The failure to instruct your broker or other nominee with voting instructions on how to vote your shares will have no effect on the approval of these proposals unless the shares are otherwise counted as present at the special meeting. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal and the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements.

Q:	Who is entitled to vote at the special meeting?

A:

Only shareholders of record as of the close of business on [•], 2013 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof. Each holder of Zoltek common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Zoltek common stock that such holder owned as of the record date.

Q:	What do I need to do now?

A:

We urge you to read this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your brokerage firm, bank, trust company or other nominee to vote your shares.

Q:	Should I send in my stock certificates now?

A:

No. After the merger is completed, under the terms of the merger agreement, you will receive written instructions for exchanging your shares of common stock for the per share merger consideration for each share of common stock you hold. Please do not send your stock certificates with your proxy card.

Q:	How do I vote if I am the shareholder of record?

A:	You may vote by:

●	submitting your proxy by using the Internet voting instructions printed on each proxy card you receive;

●	submitting your proxy by using the telephone number printed on each proxy card you receive;
●	submitting your proxy by completing, signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope; or
●	appearing in person at the special meeting.

If you are submitting your proxy by telephone or via the Internet, your voting instructions must be received by 1:00 a.m., central time, on [•], 2014.

Submitting your proxy via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy by mail, via the Internet or by telephone even if you plan to attend the special meeting in person to ensure that your shares of Zoltek common stock are represented at the special meeting. If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting, and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

Q:	How do I vote if my shares of Zoltek common stock are held by my brokerage firm, bank, trust company or other nominee?

A:

If your shares of Zoltek common stock are held in a brokerage account or by another nominee, such as a bank or trust company, then the brokerage firm, bank, trust company or other nominee is considered to be the shareholder of record with respect to those shares. However, you are considered to be the beneficial owner of those shares of Zoltek common stock, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust company or other nominee how to vote their shares. Your brokerage firm, bank, trust company or other nominee will be permitted to vote your shares of Zoltek common stock for you at the special meeting only if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust company or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust company or other nominee authorizing you to vote at the special meeting.

In addition, because any shares of Zoltek common stock you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares of Zoltek common stock are voted, you should instruct your brokerage firm, bank, trust company or other nominee to vote your shares.

Q:	What if I fail to instruct my brokerage firm, bank, trust company or other nominee how to vote?

A:

Your brokerage firm, bank, trust company or other nominee will not be able to vote your shares of Zoltek common stock unless you have properly instructed your nominee on how to vote. Because the approval of the merger agreement and the transactions contemplated thereby requires an affirmative vote of the holders of at least two-thirds of the outstanding shares of Zoltek common stock, the failure to instruct your brokerage firm, bank, trust company or other nominee with voting instructions on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.

The failure to instruct your brokerage firm, bank, trust company or other nominee with voting instructions on how to vote your shares will have no effect on the approval of the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements unless the shares are otherwise counted as present at the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the special meeting. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust, company or other nominee with instructions as to how to vote your shares or obtain a legal proxy from your broker or nominee to vote your shares in person at the special meeting, then your shares will be counted as part of the quorum. All shares of Zoltek common stock held by shareholders that are represented in person or by proxy and entitled to vote at the special meeting, regardless of how such shares are voted, will be counted in determining the presence of a quorum.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell or otherwise transfer my shares of Zoltek common stock before the special meeting?

A:

The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or otherwise transfer your shares of common stock after the record date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Zoltek in writing of such special arrangements, you will retain your right to vote at the special meeting, but will transfer the right to receive the per share merger consideration to the person to whom you sell or otherwise transfer your shares. Even if you sell or otherwise transfer your shares of common stock after the record date, we urge you to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:	Will I be subject to U.S. federal income tax upon the exchange of Zoltek common stock for cash pursuant to the merger?

A:

Yes, if you are a U.S. holder or non-U.S. holder with certain connections to the United States, the exchange of our common stock for cash pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a U.S. holder will recognize gain or loss equal to the difference between the amount of cash received by such holder in the merger and the holder’s adjusted tax basis in the shares of our common stock exchanged for cash in the merger. A non-U.S. holder is generally not subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such non-U.S. holder has certain connections to the United States. In certain circumstances, backup withholding may also apply to the cash payments made pursuant to the merger. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects to you. We provide a more complete description of the material U.S. federal income tax consequences of the merger under “The Merger — Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	What will the holders of Zoltek stock options receive in the merger?

A:

At the effective time of the merger, each then-outstanding option to purchase shares of common stock granted under Zoltek’s equity plans, whether or not vested or exercisable, will become fully vested and exercisable and will be canceled and converted into the right to receive an amount in cash equal to the product of the total number of shares of common stock issuable upon exercise of the option, immediately before the effective time of the merger multiplied by the amount, if any, by which $16.75 exceeds the exercise price per share under the option, less any applicable withholding taxes and without interest.

Q:	When do you expect the merger to be completed?

A:

We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in early 2014. However, the exact timing of completion of the merger cannot be predicted because the merger is subject to certain conditions, including approval of the merger agreement and the transactions contemplated thereby by our shareholders and the receipt of certain regulatory approvals.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:

Shareholders are entitled to appraisal rights under Section 351.455 of the Missouri law if they follow the procedures and satisfy the conditions set forth in Section 351.455 of the Missouri law. For more information regarding appraisal rights, see “Appraisal Rights” beginning on page [•]. In addition, a copy of Section 351.455 of the Missouri law is attached as Annex C to this proxy statement. Failure to strictly comply with Section 351.455 of the Missouri law may result in your waiver of, or inability to exercise, appraisal rights.

Q:	Who can answer further questions?

A:

For additional questions about the merger, assistance in submitting proxies or voting shares of Zoltek common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

If your brokerage firm, bank, trust company or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust company or other nominee for additional information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. The words “expect,” “believe,” “goal,” “plan,” “intend,” “estimate,” and similar expressions and variations thereof are intended to specifically identify forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of us, our directors and officers with respect to, among other things: (1) our financial prospects; (2) our growth strategy and operating strategy, including our focus on facilitating acceleration of the introduction and development of large-volume applications for commercial carbon fibers; and (3) our current and expected future revenue.

This proxy statement also contains statements that are based on the current expectations of Zoltek. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

The factors that might cause such differences include, among others: (1) the occurrence of any event, change or other circumstances that could give rise to termination of the merger agreement before the merger is completed; (2) the outcome of any legal proceedings instituted against Zoltek and others following announcement of the merger agreement; (3) our ability to complete the proposed merger due to the failure of Zoltek, Parent or Merger Sub to satisfy the conditions to the merger, including, but not limited to, obtaining the approval of Zoltek’s shareholders, antitrust approval and other closing conditions; (4) potential employee retention difficulties as a result of the proposed merger; (5) disruption of Zoltek’s operations as a result of the merger; (6) our ability to realize the benefits of the merger; and (7) other risk factors identified in Zoltek’s filings with the SEC. The forward-looking statements included in this proxy statement are made only as of the date hereof. Zoltek disclaims and does not undertake any obligation to update or revise any forward-looking statement in this proxy statement except as required by law.

THE SPECIAL MEETING

The Board of Directors is soliciting the enclosed proxy for use at the special meeting of shareholders or at any adjournment or postponement thereof.

Date, Time and Place

The special meeting is to be held at 10:00 a.m., local time, on [•], 2014, at the Hilton St. Louis Frontenac, located at 1335 South Lindbergh Blvd., St. Louis, Missouri 63131.

Purpose of the Special Meeting

At the special meeting, we will ask our shareholders to vote on proposals to approve the merger agreement and the transactions contemplated thereby, to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting, and to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

At this time, we know of no other matter to be submitted at the special meeting. If any other matter properly comes before the special meeting, the persons named in the enclosed proxy card will vote the shares the proxy represents in accordance with his judgment.

Record Date, Shares Entitled to Vote, Quorum, Adjournments

Only the holders of record of our common stock as of the close of business on [•], 2013, the record date, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [34,394,422] shares of our common stock outstanding. The holders of each outstanding share of our common stock are entitled to one vote on each matter to be acted upon at the special meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the special meeting.

If less than a quorum is present at the special meeting, the holders of a majority of the shares represented may adjourn the special meeting until a specified date, not more than 90 days after such adjournment. No additional notice of the adjournment need be given to shareholders not present at the meeting.

Required Vote, Effect of Abstentions

Approval of the Merger Agreement

The proposal to approve the merger agreement and the transactions contemplated thereby requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of Zoltek common stock entitled to vote at the special meeting. Therefore, if you abstain or fail to vote, it will have the same effect as a vote “AGAINST” the approval of the merger agreement and the transactions contemplated thereby. The failure to instruct your brokerage firm, bank, trust company or other nominee with voting instructions on how to vote your shares will have the same effect as a vote “AGAINST” the approval of the merger agreement and the transactions contemplated thereby.

Other Proposals

Approval of the proposal to adjourn the special meeting, and approval, on a non-binding, advisory basis, of certain merger-related executive compensation arrangements require the affirmative vote of the holders of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote thereat. For shareholders who attend the meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the shareholder voted “AGAINST” any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to approve the merger agreement and the transactions contemplated thereby, at the time of the special meeting and “AGAINST” the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements. The failure to instruct your brokerage firm, bank, trust company or other nominee with voting instructions on how to vote your shares will have no effect on any proposal to adjourn the special meeting to a later date to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting or the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements.

Board of Directors’ Recommendation

The Board of Directors, after considering various factors described in the section entitled “The Merger — Recommendation of Our Board of Directors and Reasons for the Merger,” has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of, Zoltek and our shareholders, has declared advisable the merger agreement and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. The Board of Directors recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting, and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

Common Stock Ownership of Directors and Executive Officers

As of [•], 2013, the record date, our directors and executive officers beneficially owned, in the aggregate, approximately [7,247,693] shares of our common stock (including [377,631] shares issuable upon exercise of options exercisable within 60 days of [•], 2013), or approximately [20.8]% of the outstanding shares of our common stock determined in accordance with the beneficial ownership rules of the SEC. We currently expect that each of these individuals will vote all of his shares of Zoltek common stock in favor of each of the proposals. Zsolt Rumy solely in his capacity as a Zoltek shareholder beneficially owning approximately 18% of the outstanding shares of Zoltek common stock, entered into the voting agreement with Parent, at the request of Parent, under which Mr. Rumy agreed to vote “FOR” the merger and the approval of the merger agreement, subject to the conditions and limitations set forth in the voting agreement. Mr. Rumy is Chairman of the Board, Chief Executive Officer and President of Zoltek.

Voting of Proxies

If your shares are registered in your name with our transfer agent, you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy over the Internet or by telephone. Based on your proxy card or Internet or telephone proxies, the proxy holders will vote your shares according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the merger agreement and the transactions contemplated thereby, “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting, and “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger. No proxy that is specifically marked against approval of the merger agreement will be voted in favor of the proposed compensation arrangements for Zoltek’s named executive officers in connection with the merger, unless it is specifically marked “FOR” the approval of the proposal.

If your shares are held in “street name” through a brokerage firm, bank, trust company or other nominee, you may vote through your brokerage firm, bank, trust company or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your brokerage firm, bank, trust company or other nominee, you should follow the instructions on the voting form provided by your brokerage firm, bank, trust company or other nominee. If you do not return your brokerage firm’s, bank’s, trust company’s or other nominee’s voting form, do not vote via the Internet or telephone through your brokerage firm, bank, trust company or other nominee, if possible, or do not attend the special meeting and vote in person with a proxy from your brokerage firm, bank, trust company or other nominee, it will have the same effect as if you voted “AGAINST” approval of the merger agreement and the transactions contemplated thereby, but will not have any effect on the adjournment proposal or the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements.

Revocability of Proxies

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

●	submitting a new proxy by telephone or over the Internet after the date of the earlier submitted proxy;
●	signing another proxy card with a later date and returning it to us before the special meeting; or
●	attending the special meeting and voting in person.

If you hold your shares of common stock in “street name,” you should contact your brokerage firm, bank, trust company or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your brokerage firm, bank, trust company or other nominee. Brokers who hold shares of Zoltek common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as approval of the merger agreement and the transactions contemplated thereby, the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements or approval of the adjournment of the special meeting, without specific instructions from the beneficial owner. Broker non-votes are shares held by a brokerage firm, bank, trust company or other nominee that are represented at the meeting, but with respect to which the brokerage firm, bank, trust company or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because these nominees do not have authority to exercise voting discretion with respect to the proposal to approve the merger agreement and the transactions contemplated thereby, the proposal to approve, on a non-binding, advisory basis, certain merger-related executive compensation arrangements or approval, and the proposal to approve the adjournment of the special meeting, there will not be any broker non-votes at the special meeting. If your brokerage firm, bank, trust company or other nominee holds your shares of Zoltek common stock in “street name,” your brokerage firm, bank, trust company or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker or other nominee with this proxy statement.

Solicitation of Proxies

The Board of Directors is soliciting proxies. We will bear the entire expense of soliciting proxies in connection with the special meeting, including the costs associated with the preparation, assembly, printing and mailing of this proxy statement, the enclosed proxy card and any additional soliciting material furnished to shareholders.

Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

We have retained MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the special meeting for a fee of $20,000, plus reasonable out-of-pocket expenses. MacKenzie may solicit proxies in person or by mail, telephone or Internet. MacKenzie will employ approximately 25 people to solicit our shareholders. Additionally, our directors, officers and employees may solicit proxies in connection with the special meeting, none of whom will receive addition compensation for such solicitations.

We expect that our expenses related to the solicitation of proxies in connection with the special meeting will be at least $[•], of which approximately $[•] has been spent to date.

Shareholder List

In accordance with our by-laws, a complete list of the shareholders entitled to vote at the special meeting will be available for examination at the registered office of Zoltek for a period of ten days before the special meeting and may be inspected by any shareholder at any time during usual business hours.

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers may household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding may continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Zoltek Companies, Inc. c/o Jill A. Schmidt, 3101 McKelvey Road, St. Louis, Missouri 63044, or calling (314) 291-5110.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Zoltek Companies, Inc. c/o Jill A. Schmidt, 3101 McKelvey Road, St. Louis, Missouri 63044, or calling (314) 291-5110. If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to Zoltek Companies, Inc. c/o Jill A. Schmidt, 3101 McKelvey Road, St. Louis, Missouri 63044, or calling (314) 291-5110.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties to the Merger

Zoltek Companies, Inc. (“Zoltek” or the “Company”)

3101 McKelvey Road

St. Louis, Missouri 63044

(314) 291-5110

Zoltek is a holding company, which operates through wholly-owned subsidiaries Zoltek Corporation, Zoltek Zrt., Zoltek de Mexico S.A. de C.V., Zoltek de Occidente SA de C.V., Engineering Technology Corporation (“Entec”), Zoltek Properties, Inc., and Zoltek Automotive, LLC. Zoltek Corporation develops, manufactures and markets carbon fibers and related products, including carbon fibers preimpregnated with resin known as “prepreg,” and technical fibers in the United States. Carbon fibers are a low-cost but high performance reinforcement for composites used as the primary building material in everyday commercial products. Technical fibers are an intermediate product used in heat-resistant applications such as aircraft brakes. Zoltek Zrt. is a Hungarian subsidiary that manufactures and markets carbon fibers and technical fibers and manufactures acrylic fiber precursor raw material used in production of carbon fibers and technical fibers. Zoltek de Mexico S.A. de C.V. and Zoltek de Occidente SA de C.V. are Mexican subsidiaries that manufacture carbon fibers and precursor raw material. Entec manufactures and markets filament winding and pultrusion equipment used in the production of large volume composite parts.

Toray Industries, Inc. (“Parent”)

Nihonbashi Mitsui Tower, 1-1

Nihonbashi-Muromachi 2-chome

Chuo-ku, Tokyo 103-8666

Japan

81-3-3245-5111

Parent is the ultimate parent company of a group of affiliated companies that, based on its core technologies in organic synthetic chemistry, polymer chemistry, biotechnology and nanotechnology, develops, manufactures, markets and sells products in six segments: fibers & textiles; plastics & chemicals; IT-related products; carbon fiber composite materials; environment & engineering; and life science. Parent’s products are used in items including apparel, interior products, home appliances and electronic products, as well as in materials and parts for automobiles and aircraft, IT products and water treatment facilities. Parent and its affiliated companies operate in 23 countries and regions, primarily in Asia, Europe and North America.

TZ Acquisition Corp. (“Merger Sub”)

c/o

Toray Industries, Inc.

Nihonbashi Mitsui Tower, 1-1

Nihonbashi-Muromachi 2-chome

Chuo-ku, Tokyo 103-8666

Japan

81-3-3245-5111

Merger Sub was formed by Parent solely for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Merger Sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement.

Effect of the Merger

Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Zoltek, with Zoltek continuing as the surviving corporation as a wholly-owned subsidiary of Parent. As a result of the merger, Zoltek will cease to be a publicly traded company. If the merger is completed, you will not own any shares of the capital stock of the surviving corporation.

The time at which the merger will become effective, which we refer to as the “effective time” of the merger, will occur upon the filing of articles of merger with the Secretary of State of the State of Missouri (or at such later time as we, Parent and Merger Sub may agree and specify in the articles of merger).

Merger Consideration

In the merger, each outstanding share of our common stock (other than any shares owned by Zoltek, Parent, Merger Sub, any of their respective subsidiaries or any holder who has properly exercised appraisal rights with respect to such shares in accordance with Section 351.455 of the Missouri law), will be converted into the right to receive $16.75 in cash, without interest, which amount we refer to as the “per share merger consideration,” less any applicable withholding taxes.

After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you will no longer have any rights as a Zoltek shareholder as a result of the merger (except that shareholders who properly exercise their right of appraisal will have the right to receive a payment for their shares in accordance with Section 351.455 of the Missouri law).

Background of the Merger

Strategic Context and Overview

For over 20 years, Zoltek’s mission has been to lead the commercialization of carbon fibers for large-scale applications. As its business has grown, Zoltek’s Board of Directors and senior management regularly have reviewed and assessed developments in its business units, as well as strategic options available to further its mission and grow shareholder value in light of industry developments and general economic conditions.

Zoltek led the first breakthrough application for commercial carbon fibers—blades for large wind turbines where light weight and stiffness offered unique performance attributes for low-cost carbon fiber composites. Zoltek has identified additional emerging applications for commercial carbon fibers with projected demand that far exceeds that from wind turbine blades, as well as the industry’s existing capacity. Those applications include automotive components, oil and gas production and distribution and electric transmission lines. Incorporating carbon fibers into these emerging applications requires users to invest substantial amounts to re-engineer processing and manufacturing technologies and capacity. As Zoltek pursued these transformative applications, it became increasingly aware that its relatively small size was an impediment to convincing large industrial users to make the requisite investments, despite Zoltek’s demonstrated ability to deliver large volumes of carbon fibers at reliable prices and the performance of Zoltek’s commercial carbon fibers.

Consequently, over several years, Zoltek explored various strategies for bringing scale to its business and further driving down carbon fiber production costs to make carbon fibers more economically attractive. Those strategies included Zoltek’s announced initiatives to seek to align with large companies in strategic joint ventures. Zoltek held a series of discussions with parties from around the world about possible joint ventures. Ultimately, Zoltek concluded that the joint venture proposals it explored did not ascribe adequate value to Zoltek’s unique capabilities to produce low-cost carbon fibers in large volumes and, therefore, would not offer attractive opportunities to enhance shareholder value.

Developments in emerging carbon fiber applications have created risks, as well as opportunities, for Zoltek’s ability to successfully grow shareholder value to reflect Zoltek’s leadership in commercial carbon fibers. As noted above, automotive applications comprise one of the leading opportunities for a new breakthrough application. In the United States, mileage standards for the model year 2015 automotive fleet require significantly improved fuel efficiency. Zoltek believes that currently available engine technology has reached a practical limit in the incremental mileage improvements that can be achieved and that the car industry will have to rely on lighter weight vehicles to attain mandated standards. Accordingly, Zoltek believes that automotive applications are at an inflection point that shortly industry participants will select which producers will emerge as primary suppliers to this application over the long term. Zoltek’s Board of Directors and management have determined that Zoltek’s current size relative to larger industry participants creates uncertainty as to whether it will maintain its leadership position as demand from automotive applications for carbon fibers increases.

In recent years, Zoltek also observed consolidation and alignment of businesses of large industry participants which created risk to Zoltek’s leadership position in commercial carbon fibers. These transactions included: the joint venture between SGL Carbon and BMW Group in 2009 to produce ultra light-weight carbon fiber reinforced plastics for use in BMW vehicles; SGL Carbon’s joint venture with Mitsubishi Rayon in 2010 for the production of carbon fiber precursor to be used in SGL Carbon’s joint venture with BMW; and Dow Chemical’s joint venture with Aksa Akrilik Kimya Sanayii in 2011 for manufacture and commercialization of carbon fibers. These and other industry transactions confirmed Zoltek's perception that its relatively small size compared to larger producers and customers could become an increasing impediment to achieving greater scale in its business.

In addition, and despite the identified long-term potential underlying Zoltek’s vision and strategy, its Board of Directors and management have come to believe that its business continues to face risks associated with the applications it currently serves. Wind turbine demand has proven to be very sensitive to government subsidies for alternative energy projects. Zoltek reported record sales in fiscal 2012 because installation of new wind generation was pulled forward into that fiscal year as manufacturers sought to benefit from production tax credits in the United States that were scheduled to expire at the end of that calendar year. Zoltek’s sales for this application decreased significantly in fiscal 2013 compared to the prior year due to the uncertainty as to whether the tax credits would be renewed. While the tax credits ultimately were renewed in early 2013, there is a lag between the time that wind generation projects are initiated and when they result in demand for Zoltek’s carbon fibers. Consequently, Zoltek’s operating results in fiscal year 2013 suffered primarily due to the slow-down in construction of wind generation capacity. As Zoltek reported the effects of the decline in wind energy business, its stock price suffered as well.

The Board of Directors has believed for several years that the market price of Zoltek's common stock did not reflect the intrinsic value of Zoltek's business, especially the potential for growth as emerging applications for commercial carbon fibers materialize and Zoltek's installed capacity to profitably supply those applications at reliable prices. The low share price, in turn, has increased Zoltek's cost of capital and, as a result, limited Zoltek's ability to generate demand for these new applications organically or by acquisition of downstream technologies or businesses. In addition, the Board has been concerned that the relatively low stock price could attract speculators seeking a quick profit, including by undertaking a highly leveraged transaction to exploit Zoltek's stable cash flows and relatively low levels of borrowings compared to the value of its assets and its shareholders’ equity.

Quinpario Group Efforts to Acquire Control of  Zoltek

In October and November 2012, Zsolt Rumy, Zoltek’s Chairman and Chief Executive Officer, received unsolicited inquiries from Jeffry N. Quinn about Mr. Rumy’s interest in supporting a strategic transaction with Quinpario Partners LLC (“Quinpario Partners”). In 2010, when Mr. Quinn was chief executive officer of Solutia Inc., he and Mr. Rumy had explored on a preliminary basis, the parties’ respective interest in a business combination. In November 2010, Solutia Inc. suggested a possible acquisition of Zoltek for between $13.00 to $15.00 per share. Given the improving fundamentals of Zoltek’s business, identified opportunities to grow in wind applications and other emerging applications, and its then current stage in executing its strategic business plan, Mr. Rumy advised Mr. Quinn that he was not prepared to recommend that Zoltek pursue Solutia Inc.’s proposal.

In October 2012, after Solutia Inc.’s bankruptcy and subsequent sale to Eastman Chemical, Mr. Quinn on behalf of Quinpario Partners approached Mr. Rumy and informally proposed to acquire Zoltek for between $13.00 to $15.00 per share. By letter, dated November 21, 2012, Mr. Quinn proposed alternative transactions consisting of an acquisition of Zoltek for between $13.00 and $15.00 per share or a leveraged recapitalization of Zoltek. Under the leveraged recapitalization proposed by Quinpario Partners, Zoltek would borrow $150 million and pay a special dividend of $5.14 per share in cash, Quinpario Partners would acquire 30% of Zoltek’s fully-diluted equity, thereby becoming its controlling shareholder, and Zoltek’s other shareholders would be left holding shares with an implied value of $1.34 per share. Quinpario Partners did not specify the anticipated sources or terms for the financing that would be required for any of the alternative transactions it proposed. Mr. Rumy advised Mr. Quinn that in Mr. Rumy’s view neither of the proposed alternative transactions was in the best interest of Zoltek’s shareholders and Mr. Rumy would not recommend either such transaction to Zoltek’s Board of Directors, given the adverse impact of the slowdown in the wind turbine business on Zoltek’s current results and stock price and Zoltek’s identified long-term growth opportunities. Accordingly, in November 2012, Zoltek confirmed in a letter to Mr. Quinn from its corporate counsel, Thompson Coburn LLP (“Thompson Coburn”), that Zoltek was not for sale.

On March 4, 2013, after the close of regular trading on Nasdaq, Quinpario Partners and certain other investors (together, the “Quinpario Group”) filed a joint Schedule 13D reporting beneficial ownership of 10% of Zoltek’s outstanding common stock and demanded that Zoltek call a special meeting of shareholders for the purpose of removing the entire Board of Directors without cause and electing a slate of candidates proposed by the Quinpario Group. On March 1, 2013, the previous trading day, the closing stock price of Zoltek’s common stock as reported by Nasdaq was $8.82 per share. On March 5, 2013, the first full trading day following the Schedule 13D filing by Quinpario Group, the closing stock price of Zoltek’s common stock was $10.52 per share. At a special meeting on March 5, 2013, Zoltek’s Board of Directors, with advice from Thompson Coburn, reviewed the Quinpario Group’s submission and demand for a special shareholders meeting and determined it was deficient in several material respects and that it would not be calling the special shareholders meeting demanded by the Quinpario Group. Shortly thereafter, following the market close on March 5, 2013, Zoltek issued a press release to that effect and reported that it would provide a detailed response to the Quinpario Group after Zoltek had a reasonable opportunity to prepare a response.

On March 12, 2013, Zoltek’s Board of Directors held a special meeting to consider a draft detailed response to the Quinpario Group’s demand. During that meeting, the Quinpario Group submitted to the Board of Directors an amended submission that, among other things, attempted to address deficiencies in the initial demand with respect to proving ownership of the shares that the Quinpario Group reported in its Schedule 13D. The Board of Directors reviewed the amended submissions with Thompson Coburn and requested that counsel advise the Quinpario Group’s counsel that the amended submission did not cure the defects in the initial submission.

By letter, dated March 13, 2013, Zoltek advised the Quinpario Group that its amended submission was deficient and set forth in detail the material deficiencies in the meeting demand and related notice, including lack of evidence of stock ownership, defects in the stated purposes for the special meeting, failure to nominate individuals to fill all the vacancies that would be created by the proposed removal, failure to assign nominees to classes, failure to disclose material information required under SEC rules on director backgrounds for Mr. Quinn, who had served as chief executive officer of Solutia Inc. at the time it filed for bankruptcy, and various other defects.

On March 15, 2013, counsel for the Quinpario Group responded to Zoltek’s stated deficiencies and the Quinpario Group submitted another amended demand for a special shareholders meeting and supporting materials. On March 19, 2013, Thompson Coburn advised counsel for the Quinpario Group that its March 15, 2013 submission did not cure the defects in its prior submission and that Zoltek would not call the special shareholders meeting requested. On March 21, 2013, the Quinpario Group submitted another amended demand for a special shareholders meeting and a detailed discussion asserting that its amended submission was not deficient.

On March 22, 2013, Zoltek’s Board of Directors held a special meeting at which it considered the most recent submission by the Quinpario Group and an inquiry from the Quinpario Group’s counsel regarding Zoltek’s interest in a possible arrangement under which the parties could communicate regarding their respective positions and defer contesting the issues raised by the special meeting demand. At a subsequent meeting on March 27, 2013, the Board of Directors requested that Thompson Coburn proceed to confirm with counsel for the Quinpario Group arrangements for deferring resolution of the issues arising out of the demand for a special shareholders meeting, without prejudice to either party, and with a view toward providing the Quinpario Group an opportunity to express its views to Zoltek.

On March 27, 2013, counsel for the Quinpario Group and Zoltek entered into a letter agreement whereby the demand for a shareholders meeting essentially was held in abeyance without prejudice to any party and the Quinpario Group and its advisors would be provided an opportunity to present its thoughts on Zoltek. The letter agreement was terminable by either party on at least two business days’ notice.

Subsequently, Zoltek invited Quinpario Partners to participate in the strategic alternatives assessment process described below on the same basis as other parties. Quinpario Partners’ final formal bid to acquire Zoltek submitted in the process was lower than the bottom end of the range of the proposal set forth in its November 2012 letter to Mr. Rumy.

Strategic Alternatives Evaluation Process

At its special meeting on March 12, 2012, Mr. Rumy updated the Board of Directors on recent business developments. The directors discussed their belief that the market value of Zoltek’s stock failed to reflect its long-term potential due to, among other things, its small capitalization. The Board’s consensus was also that as long as this condition continued, the interests of the shareholders would continue to be at risk from efforts by financial buyers to take advantage of the depressed stock price by acquiring control using debt that would inhibit the development of its business. Over the past several years, Zoltek had achieved substantial reductions in manufacturing costs, established its leadership position in wind energy applications, driven developments in automotive applications, generated positive cash flows and substantially deleveraged its balance sheet. Given these circumstances, the Board discussed the advisability of engaging an investment banking firm as a financial advisor to Zoltek. Mr. Rumy also noted that, following the announcement that the Quinpario Group had filed a Schedule 13D, he had received an unsolicited call from the chief executive of a larger composites company, which we refer to as “Party A.” Zoltek had a longstanding commercial relationship supplying carbon fiber to Party A. Party A’s chief executive officer had called to inquire about Zoltek’s interest in discussing a possible business combination. Mr. Rumy briefed the Board on background information regarding Party A, including areas of possible fit between the parties’ businesses. At the conclusion of the Board’s discussion at the meeting, Mr. Rumy advised the Board that he would follow-up on suggestions for investment banking firm candidates to serve as financial advisor to Zoltek, as well as explore Party A’s expression of interest in pursuing a potential transaction.

On March 14, 2013, Mr. Rumy called the chief executive officer of Party A and discussed meeting to explore mutual interest in a possible business combination. On March 18, 2013, the parties executed a mutual confidentiality agreement and on March 20 and 21, 2013, the parties’ management representatives met in St. Louis and discussed their respective businesses.

At the special meeting of Zoltek’s Board of Directors on March 22, 2013, the Board considered management’s reports regarding the management meetings with Party A and discussions with investment banking firms for a possible financial advisory engagement by Zoltek. Mr. Rumy advised the Board of Directors that, following the management meetings, Party A had expressed preliminary interest in pursuing a transaction in which Zoltek’s shareholders would receive $14.00 per share. However, Party A also advised that it wanted an exclusivity undertaking from Zoltek before it would be willing to proceed with more intensive due diligence and more serious discussions in pursuit of a possible transaction. Mr. Rumy also updated the Board of Directors on recent developments in Zoltek’s business and industry, including challenges faced with existing and prospective wind turbine customers due to, among other factors, general economic conditions, uncertainties regarding governmental subsidies for renewable energy generation and the difficulties in persuading certain large turbine manufacturers to substitute carbon fibers for fiberglass in their blades. Zoltek’s Board of Directors discussed, among other things, the advisability of undertaking a formal assessment of its strategic alternatives to maximize shareholder value. Mr. Rumy reported on interviews by Zoltek’s senior management of six investment banking firms about a possible engagement for such a process. He noted that management had come to recommend two firms, including J.P. Morgan, for consideration by the Board of Directors. Following-up on the discussions at the meeting, Mr. Rumy advised that he would arrange for the two recommended firms to be interviewed by the Board of Directors on March 26, and March 27, 2013, and that he would advise Party A that the Board of Directors did not view Party A’s preliminary indication as attractive enough to pursue at the time.

At its special meeting held on March 26, and continued on March 27, 2013, the Board of Directors interviewed the two candidate investment banking firms. After the interviews and discussion of the candidates, the Board of Directors determined to engage J.P. Morgan, subject to finalizing a mutually acceptable engagement agreement. The Board of Directors’ decision was based on, among other things, its assessment of J.P. Morgan’s global investment banking capabilities, its relevant industry experience and its understanding of Zoltek’s business and current strategic situation. On March 28, 2013, Zoltek executed an engagement agreement with J.P. Morgan.

At a special meeting held April 2, 2013, the Board of Directors received a report from J.P. Morgan regarding the advisability of undertaking a strategic alternatives evaluation process to maximize shareholder value. The Board members discussed their further thoughts regarding the advantages and disadvantages of undertaking such a process at the time. Among the factors considered by the Board of Directors were those that had been discussed at recent Board meetings, including: Zoltek’s relatively small capitalization; the Board’s belief that Zoltek would face continuing challenges in growing the market value of Zoltek's stock to be more in line with the Board’s perception of the potential of Zoltek's business; industry trends toward consolidation; the belief that so long as its stock price did not reflect its intrinsic value, shareholders would be subject to the risk that opportunistic parties would seek to acquire control without adequately compensating shareholders, including by leveraging Zoltek's balance sheet; Zoltek’s long-term strategy of seeking to achieve sufficient scale to capitalize on opportunities to sell into large-volume commercial applications, such as automotive; and the advisability of taking immediate steps to mitigate the risks posed by Zoltek’s current size to maintaining Zoltek’s leadership position in commercial carbon fibers. The Board also considered the fact that the outcome of a strategic alternatives review could be that the shareholders’ interests would be best served by Zoltek remaining independent. After the discussion, the Board of Directors concluded that such a process was in the best interest of shareholders and approved the initiation of such a process as outlined by J.P. Morgan.

On April 2, 2013, following the close of trading Zoltek issued a press release to publicly announce that it was commencing a process to explore and evaluate strategic alternatives to maximize shareholder value and that it had engaged J.P. Morgan as financial advisor. Zoltek also stated that it did not intend to announce further developments in the process until the Board of Directors either completed its review or Zoltek entered into a definitive agreement for a possible transaction. Zoltek’s closing stock price on that date was $12.28 per share. On April 3, 2013, Zoltek’s closing stock price was $12.99 per share.

After the announcement, Zoltek and J.P. Morgan received several inbound inquiries from parties expressing interest in a potential transaction with Zoltek. Based on its industry and market knowledge and relationships, J.P. Morgan also contacted several other parties to solicit their potential interest. In particular, Quinpario Partners and Party A were invited to participate in the process on the same basis as other participants. Between April 25, 2013, and May 22, 2013, representatives of J.P. Morgan solicited interest in exploring a transaction from parties who had made inbound inquiries, as well as parties identified in discussions between J.P. Morgan and Zoltek management as potentially being interested in exploring a transaction with Zoltek. In soliciting such interest, J.P. Morgan utilized a written overview of Zoltek’s business developed in conjunction with management and incorporating publicly available information. The recipients consisted of 46 parties in the United States, Europe and Asia, including diversified chemical companies, specialty materials companies, downstream chemical companies and financial companies. During that period, J.P. Morgan also sent proposed confidentiality agreements to 43 parties that expressed interest in exploring a possible transaction and receiving non-public information regarding Zoltek. Zoltek ultimately entered into confidentiality agreements with 16 parties, including Quinpario Partners (who entered into the agreement for its own benefit and not on behalf of non-affiliated members of the Quinpario Group) and Party A.

As part of the confidentiality agreement executed by Quinpario Partners, Zoltek agreed to Quinpario Partners’ request that it be allowed to provide confidential information regarding Zoltek to potential equity financing sources for a possible acquisition proposal by Quinpario Partners, so long as such sources signed a joinder to its confidentiality agreement and were reasonably acceptable to Zoltek. Over the next several months, Quinpario Partners requested approval for, and Zoltek approved, several potential equity financing sources with which Quinpario Partners was authorized to share non-public information under the confidentiality agreement. One of these parties was a strategic party that previously had signed a confidentiality agreement and reviewed a confidential information memorandum prepared by management with the assistance of J.P. Morgan, before determining not to pursue a potential transaction with Zoltek. In approving this strategic party as a potential equity financing source for Quinpario Partners, Zoltek believed that allowing Quinpario Partners to work with this party could potentially improve Quinpario Partners’ ability to compete effectively in the process.

At its regular quarterly meeting on May 4, 2013, the Board of Directors received reports on developments in the strategic alternatives review process, including the confidential information memorandum being prepared by management for use by participants in the process. The confidential information memorandum included detailed information on Zoltek’s operations, products and end-markets, as well as management’s financial forecast for the period through the end of fiscal year 2017. While Zoltek is a public company with significant information about its business publicly available, informed by the advice of its advisors, management determined to include more detailed information regarding its business and operations in the confidential information memorandum to facilitate parties’ understanding of Zoltek and its prospects. The forecast included in the confidential information memorandum is summarized under “—Financial Forecast.”

From May 10, 2013 to June 2, 2013, on behalf of Zoltek, J.P. Morgan sent copies of the confidential information memorandum to the parties that had signed a confidentiality agreement, along with a letter outlining the process under which preliminary indications of interest were being solicited. J.P. Morgan, on behalf of Zoltek, supplemented the process letter with additional information provided by Zoltek on June 13, 2013. To help enhance the value of the preliminary indications of interest to be received, prior to initial indications of interest being received management, with the assistance of J.P. Morgan, also provided parties with responses to certain due diligence questions submitted in advance of submitting their preliminary indications of interest.

Between June 18, and June 20, 2013, Zoltek received written indications of interest from six parties, five of which were strategic parties and one of which was Quinpario Partners. The initial indications were as follows: Parent - $14.00 per share; Quinpario Partners - $16.00 to $18.00 per share; Party A - $13.00 per share; Party B - $14.74 per share; Party C - $15.70 per share; and Party D - $14.18 per share. At a special meeting on June 24, 2013, J.P. Morgan presented a report to the Board of Directors on developments in the strategic alternatives review process, including an assessment of the six preliminary indications and related communication with the parties and their advisors. As part of its presentation, J.P. Morgan recommended to the Board of Directors that all six parties that submitted preliminary indications be invited to receive a detailed presentation from management before being asked to submit a refreshed preliminary indication of interest. The refreshed preliminary indications of interest would then be used to determine which parties, if any, to invite to continue to explore a transaction with Zoltek and conduct detailed due diligence. At the conclusion of that meeting, the Board of Directors determined to proceed in accordance with J.P. Morgan’s recommendation that all six of the parties that had submitted preliminary indications be invited to receive the detailed presentation from management before being asked to submit a refreshed preliminary indication of interest.

During the period from July 2, 2013, to July 26, 2013, each of the six parties received separate, in-person presentations in St. Louis, at which management presented a detailed presentation regarding Zoltek’s business, operations and prospects, and parties were also provided the full opportunity to ask questions. One party, Party B which is a direct competitor of Zoltek, was provided with a redacted version of the presentation. Zoltek management had determined, after consulting with its financial and legal advisors, that it would be inadvisable to share with Party B certain information Zoltek management deemed particularly sensitive.

By letter, dated July 7, 2013, J.P. Morgan requested on behalf of Zoltek that each of the six parties submit revised indications of interest by July 19, 2013. Certain parties requested additional time for their responses and Zoltek accommodated those requests. By July 26, 2013, Zoltek received revised indications of interest from the participants as follows: Parent - $15.00 to $17.00 per share; Quinpario Partners - $16.00 to $17.00; Party A - $15.00; Party B - $15.00; and Party C - $11.47 to $14.01. On July 29, 2013, Party D submitted its revised indication of $14.57.

At its regular quarterly meeting on July 27, 2013, the Board of Directors received a report from J.P. Morgan regarding the five revised indications that had been submitted at that time, including an assessment of the strength of the parties’ interest and their respective financial resources to execute a transaction. J.P. Morgan also presented its suggested plan for next steps in the process, based upon developments to date and its assumption regarding the indication expected from Party D based on prior informal communications with it. In accordance with J.P. Morgan’s recommendation, and in light of the indications submitted by Parent, Quinpario Partners and Party A, the Board of Directors requested that J.P. Morgan and management actively facilitate comprehensive due diligence by Parent, Quinpario Partners and Party A, including site visits and access to a virtual data room. These three parties were selected based on the Board of Directors’ view, informed by the view of its financial advisors, legal advisors and management, that these three parties were the most likely to be able to reach a definitive agreement at a price acceptable to the Board of Directors within the time period contemplated. In particular, Parent and Quinpario Partners provided the two highest indications of interest and had also demonstrated significant ability to conduct due diligence on a timetable consistent with Zoltek’s expectations. Party A was chosen, even though its indication was at the same price as Party B, because it had extensive knowledge of the carbon fiber industry and Zoltek in particular, and was viewed as significantly more likely than Party B to consummate a transaction.

Following the selection of these three parties and until the receipt of final proposals, Zoltek and its advisors facilitated the due diligence investigation by each of the parties. Each party was provided access to an electronic data room that contained over 2,900 documents regarding Zoltek. Between August 6, 2013, and September 13, 2013, Zoltek and/or its outside accountants and counsel participated in 27 expert sessions requested by the three parties. Between August 12, 2013 and September 10, 2013, the parties and their representatives participated in 20 visits to Zoltek’s sites in the United States, Hungary and Mexico. Zoltek also responded to over 1,300 questions from the parties. The expert sessions, site visits and responses to questions were conducted separately for each of the parties. During this time, Thompson Coburn prepared draft transaction documentation, including a draft merger agreement, with input from both management and J.P. Morgan, for submission to the parties that continued in the process.

By letter, dated September 4, 2013, J.P. Morgan requested on behalf of Zoltek that each of the parties submit by September 18, 2013, final binding indications of interest, along with a mark-up of Zoltek’s proposed merger agreement reflecting a definitive agreement that the party would be prepared to execute. Drafts of the merger agreement were provided to the parties on September 5, 2013, and a draft of Zoltek’s disclosure letter was provided on September 6, 2013.

By September 18, 2013, Zoltek received binding indications of interest and marked-up drafts of the merger agreement from Parent and Quinpario Partners. Parent proposed to acquire Zoltek for $16.50 per share in cash. Its mark-up of the draft merger agreement included customary contingencies to completing a transaction and proposed modifications to the representations and warranties in Zoltek’s draft and the provisions that would authorize the Board of Directors to terminate the agreement or change its recommendation in the exercise of its fiduciary duties if a superior transaction were presented. Parent also requested that Mr. Rumy enter into an agreement to vote his shares in favor of the transaction. Quinpario Partners’ proposed to acquire Zoltek for $12.50 per share in cash. Its mark-up of the draft merger agreement was subject to significant contingencies, including financing. Party A submitted a letter withdrawing from the bidding process but confirming its continuing interest in an alternative transaction or business relationship with Zoltek such as the purchase of its operating facilities.

The Quinpario Partners’ proposal was submitted on behalf of its investor group. That group included the strategic party described above, which Zoltek had approved as a possible equity financing source for Quinpario Partners and which earlier in the process had declined to pursue a transaction on its own after signing a confidentiality agreement with Zoltek and receiving a confidential information memorandum.

After September 18, 2013, J.P. Morgan and Thompson Coburn proceeded to negotiate the terms of a merger agreement with Parent’s representatives. J.P. Morgan also continued to negotiate with Quinpario Partners regarding its proposal, including alternatives for financing by an unrelated strategic partner or its affiliated special purpose acquisition company which recently had completed an initial public offering. During these negotiations, Quinpario Partners verbally communicated to representatives of J.P. Morgan that it was prepared to make an alternative proposal, using funds financed by its affiliated special purpose acquisition company, in the range of its previously submitted indications of interest (i.e., a range of $16.00 to $17.00 per share). The representative of Quinpario Partners indicated that this alternative proposal, similar to the proposal of its investor group, would be subject to significant conditionality and due diligence, including up to an additional 60 days to reach a definitive agreement. Quinpario Partners also indicated it could possibly increase the bid it had submitted on behalf of its investor group, if provided the necessary amount of time and opportunity for further diligence.

During trading hours on September 20, 2013, The St. Louis Business Journal published an article suggesting that a new incorporation filing in Delaware may indicate that Zoltek was near an agreement to be sold to Mitsubishi Chemical of Japan. The report was not accurate and was not authorized by Zoltek. That day, the closing price of Zoltek common stock was $15.77 per share as reported by Nasdaq, an increase of approximately 8.3% over the previous day’s closing price.

At a special meeting on September 20, 2013, the Board of Directors received reports from J.P. Morgan and Thompson Coburn regarding developments in the strategic alternatives review process and resultant binding indications received and subsequent discussions with the parties and their representatives, including the likelihood of negotiating an increase in the consideration and timing of completion of a transaction. The Board also discussed the advisability of providing arrangements for management continuity to assure the successful completion of a transaction if a definitive agreement were executed. At the conclusion of the meeting, management and J.P. Morgan confirmed that they would proceed with negotiations with Parent and Quinpario Partners as discussed with the Board of Directors, with a view to presenting a proposed definitive merger agreement to the Board of Directors for consideration at a subsequent meeting.

On September 23, 2013, Thompson Coburn sent a revised draft of the merger agreement to Parent’s counsel, Skadden Arps LLP (“Skadden Arps”), with Zoltek’s proposed response to Parent’s mark-up submitted with its binding indication of interest. The proposed changes included modifications to the provisions relating to termination and/or change of recommendation in connection with the exercise of the Board’s fiduciary duties, as well as to those dealing with the parties’ respective obligations during the period between execution of the agreement and closing.

On September 24, 2013, Skadden Arps responded by sending a revised draft of the merger agreement to Thompson Coburn, which further narrowed the open issues. At this point, it did not appear that there were material unresolved non-financial issues between the parties. The parties’ respective investment bankers continued to discuss the merger consideration that Parent would pay in a possible transaction.

On September 25, 2013, Zoltek’s Board of Directors held a special meeting to consider a proposed definitive merger agreement between Zoltek and Parent. At the meeting, J.P. Morgan updated the Board of Directors on the developments since the special Board meeting held September 20, 2013, including negotiations with Parent regarding the proposed definitive agreement and the amount of merger consideration and parallel discussions with Quinpario Partners. J.P. Morgan next presented a financial analysis of Zoltek and of Parent’s current proposal to acquire Zoltek for $16.50 per share in cash. J.P. Morgan then orally presented its opinion to the effect that, as of the date of the meeting, and based upon and subject to the factors, assumptions, limitations and qualifications described to the Board of Directors, the $16.50 per share consideration proposed by Parent at the time of the meeting to be paid to the holders of Zoltek’s common stock in the proposed merger was fair, from a financial point of view, to such shareholders. Thompson Coburn then reviewed the terms of the proposed definitive merger agreement and other transaction documents, including provisions that would enable the Board of Directors in the exercise of its fiduciary duties, to terminate the agreement and/or change its recommendation that the shareholders vote to approve the merger agreement and the transactions contemplated thereby. The interests of directors Rumy and Husman, who also served as executive officers of Zoltek, which included their receipt of various elements of compensation in connection with a merger, were reviewed by the Board. Thompson Coburn also advised the directors regarding their fiduciary duties in considering approval of a transaction with Parent. Messrs. Rumy and Husman then left the meeting while the other directors discussed arrangements regarding compensation of executive officers in connection with a possible transaction. After Messrs. Rumy and Husman rejoined the meeting, the Board of Directors then discussed the proposed transaction and representatives of J.P. Morgan and Thompson Coburn responded to various questions. The Board specifically reviewed with the representatives of J.P. Morgan and Thompson Coburn the fact that, although the per share merger consideration proposed by Parent was less than the high end of the range indicated by Quinpario Partners’ proposal, Quinpario Partners’ proposal exposed Zoltek's shareholders to substantial financing, process and timing risks that were not present in Parent’s proposed transaction. The Board further considered that the interests of Zoltek’s shareholders would be materially and adversely affected if Quinpario Partners’ proposal did not materialize into an actual transaction at or above the high end of its stated range or failed altogether, including for reasons that had nothing to do with Zoltek. At the conclusion of the discussion, the Board of Directors unanimously concluded that the proposed transaction with Parent was the best strategic alternative to maximize shareholder value, approved the proposed merger with Parent based on the $16.50 per share merger consideration and related transaction documentation, and directed J.P. Morgan to continue its efforts to achieve an increase in the per share consideration.

Subsequently in conversations later on September 25, 2013, Parent’s investment banker confirmed to J.P. Morgan that Parent would agree to increase the per share consideration to $16.75.

On September 25, 2013, Zoltek’s closing stock price was $16.43 per share, as reported by Nasdaq. During the trading day on September 26, 2013, Nikkei newspapers in Japan published a report that Zoltek would be acquired by Parent for an estimated 60 billion yen ($610 million) to 70 billion yen ($707 million). The report was not authorized by Zoltek, but was subsequently quoted in several other media sources in the United States during the U.S. trading day. After the report, Zoltek’s common stock traded on Nasdaq as high as $19.09 per share, and closed at $18.51 per share, an increase of approximately 12.7% over the previous day’s closing price.

On September 25 and 26, 2013, the parties and their counsel continued to finalize the merger agreement which, along with the voting agreement with Mr. Rumy, was executed as of September 27, 2013. On the evening of September 26, 2013, the parties issued press releases announcing the execution of the agreement immediately following execution of the agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

The Board of Directors recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated thereby, and “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting.

The Board of Directors, after considering the various factors described below, has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are fair to and in the best interests of, Zoltek and our shareholders, has declared advisable the merger agreement and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger.

In reaching its decision to approve the merger and the merger agreement and the transactions contemplated thereby and recommend approval of the merger agreement and the transactions contemplated thereby by our shareholders, the Board of Directors consulted with our management, as well as with outside legal and financial advisors, and considered a number of factors, which included (but did not exclusively consist of) the following:

●

The Board of Directors’ belief that the proposed transaction with an all-cash price of $16.75 per share is fair to and in the best interests of shareholders, which belief was informed by the comprehensive strategic alternatives process conducted by the Board of Directors over a period of more than six months, which included contacts with over 45 other potential strategic and financial acquirors, all as more fully discussed under “— Background of the Merger.”

●	The Board of Directors’ belief that it had obtained the highest price per share to which Parent was willing to agree, taking into account the intensive negotiations between the parties.
●

The Board of Directors’ understanding of the business, operations, financial condition, earnings and prospects of Zoltek, as well as Zoltek’s prospects as an independent publicly-held company in the future, including without limitation: the possible negative effect on the value of Zoltek’s common stock and financial performance of Zoltek's current reliance on the wind energy business, which experiences volatility in revenues due to reliance on government subsidies; Zoltek’s relatively small size as an impediment to convincing large industrial commercial applicable users to make the requisite investment to incorporate carbon fibers into emerging applications; industry trends toward consolidation and alignment of businesses of large industry participants; the lack of success of Zoltek's efforts to enter into attractive joint venture or other opportunities with large companies to bring scale to Zoltek's business; Zoltek’s belief that automotive applications are at an inflection point and that shortly industry participants will select which producers will emerge as primary suppliers for automotive applications over the long term; and the belief of the Board of Directors that Zoltek would face continuing challenges in growing the market value of Zoltek's common stock to be more in line with its perceived potential and intrinsic value.

●

The fact that the all-cash per share merger consideration will provide our shareholders with the ability to monetize their investment in us in the near future, while avoiding long-term business risk and providing shareholders with certainty of value for their shares of our common stock in light of the historical and expected volatility of the price and the cyclical nature of our current business.

●

The Board of Directors’ belief that the merger is more favorable to our shareholders than the other alternatives to the merger, including remaining as a standalone company, which belief was formed based on the Board of Director’s review, with the assistance of our management and independent advisors, of potential strategic and other alternatives available to us.

●

The Board of Director’s belief that the market price of Zoltek's common stock did not reflect the intrinsic value of Zoltek's business, and the risk in the future that so long as the market value of Zoltek's common stock failed to reflect Zoltek’s long-term potential, Zoltek’s shareholders would be subject to the risk that opportunistic parties would seek to acquire control without adequately compensating shareholders, including by leveraging Zoltek's balance sheet.

●

The historic trading ranges of our common stock and potential trading range of the common stock absent takeover speculation, including as a result of the Schedule 13D filing by the Quinpario Group on March 4, 2013, and the unauthorized reports by The St. Louis Business Journal on September 20, 2013, and Nikkei on September 26, 2013.

●

The fact that the $16.75 per share merger consideration represents a premium of approximately 81% over the $9.25 per share closing price of the common stock on March 4, 2013, the last trading day before the Schedule 13D filing by the Quinpario Group; a premium of approximately 36.4% over the $12.28 per share closing price of the common stock on April 2, 2013, immediately before Zoltek’s public announcement that it was commencing a process to explore and evaluate strategic alternatives to maximize shareholder value and that it had engaged J.P. Morgan as financial advisor; a premium of approximately 15% over the $14.56 per share closing price of the common stock on September 19, 2013, the last trading day before the publication by The St. Louis Business Journal of a report suggesting that a new incorporation filing in Delaware may indicate that Zoltek was near an agreement to be sold to Mitsubishi Chemical of Japan; a premium of approximately 105% over the average closing price of the common stock for the 30 trading day-period ended March 4, 2013; a premium of approximately 45.7% over the highest closing price of the common stock during the 52-week period ended March 4, 2013; and a premium of approximately 4.2% over the closing price of $16.08 per share closing price on September 24, 2013, the last trading day before the Board of Directors approved the merger and the merger agreement.

●

The financial presentation made to the Board of Directors by J.P. Morgan on September 25, 2013, as well as the oral opinion of J.P. Morgan delivered to the Board of Directors on that date to the effect that, based upon and subject to the factors, assumptions, limitations and qualifications described to the Board of Directors, the $16.50 per share consideration proposed by Parent at the time of the meeting to be paid to Zoltek’s shareholders in the proposed merger was fair, from a financial point of view, to the shareholders of Zoltek.

●

The fact that the payment of the per share merger consideration will be funded by Parent out of cash on-hand and available lines of credit or other committed financing such that the merger is not subject to a financing contingency.

●

Zoltek’s rights under the merger agreement to engage in negotiations with, and provide information to, a third party that makes a written unsolicited acquisition proposal if the Board of Directors determines in good faith (after consultation with its outside financial advisor and its outside legal counsel) that failure to do so would reasonably likely be a breach of its fiduciary obligations under applicable law and that the acquisition proposal either constitutes a superior proposal or would reasonably be expected to lead to a superior proposal.

●	Zoltek’s right to terminate the merger agreement in order to accept a superior proposal, subject to certain conditions and payment of a termination fee of $23 million to Parent and Merger Sub.

●

The Board of Directors’ right to change or withdraw its recommendation of the merger under certain circumstances if it determines in good faith after consultation with its outside legal counsel that failure to do so would be reasonably likely to be a breach of its fiduciary duties under applicable law, subject to the payment of a termination fee to Parent and Merger Sub in certain circumstances.

●

The other terms and conditions of the merger agreement, as described under “The Merger Agreement” which the Board of Directors, after consulting with legal counsel, considered to be reasonable and consistent with precedents deemed relevant.

●	The likelihood that the merger would be completed, and completed in a reasonably prompt time frame.

●	The availability of appraisal rights under Missouri law to our shareholders who do not vote in favor of approval of the merger agreement.

●

The fact that the Board of Directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, desirable and in the best interests of, Zoltek and our shareholders and recommended to the Board of Directors that it approve, adopt and declare advisable the merger agreement and the transactions contemplated by the merger agreement.

The Board of Directors was also aware of, and also considered certain potential risks and other potentially negative factors concerning the merger agreement and the merger, including (but not necessarily limited to) the following:

●

The fact that Zoltek’s shareholders will receive cash in accordance with the merger agreement, and as such, will not be afforded the opportunity to participate in any growth in the business of the combined company.

●

The fact that the merger consideration of $16.75 per share represented a discount of approximately 9.5% to the closing price of the common stock on September 26, 2013, the last trading day before the public announcement of the merger but after the erroneous Nikkei report of the acquisition of Zoltek by Parent for an estimated 60 billion yen ($610 million) to 70 billion yen ($707 million).

●	The fact that the merger will be a taxable transaction for our shareholders.

●	That the merger agreement does not provide for a “go-shop” period that would permit Zoltek to solicit interest from other potential buyers after the execution and delivery of the merger agreement.

●

The possibility that the $23 million termination fee payable by us upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire us.

●

The possibility that we may be required to pay the $23 million termination fee or reimburse up to $2.5 million of Parent's expenses if the merger agreement is terminated in certain circumstances, even if a competing proposal is not consummated.

●

Significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger and related disruptions to the operation of our business.

●	The risk that the transactions contemplated by the merger agreement would not be completed in accordance with its terms or at all.

●

The fact that Zoltek's directors and executive officers have interests in the merger that may be different from, or in addition to, those of our shareholders. See “— Interests of the Directors and Executive Officers of Zoltek in the Merger.”

The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, but includes the material factors considered by the Board of Directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Board of Directors did not find it useful and did not attempt to, and did not, quantify or otherwise assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and the merger agreement and to recommend that Zoltek shareholders adopt the merger agreement. In addition, individual members of the Board of Directors may have given differing weights to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the information presented.

Opinion of Zoltek’s Financial Advisor

Pursuant to an engagement letter dated March 28, 2013, Zoltek retained J.P. Morgan as its financial advisor in connection with Zoltek’s strategic planning and with a possible transaction, including: (a) any merger, consolidation, joint venture or other business combination pursuant to which the business of Zoltek is combined with that of another person; (b) the acquisition by another person, directly or indirectly, of a majority of the capital stock of Zoltek, by way of tender or exchange offer, negotiated purchase or any other means; and/or (c) the acquisition by another person, directly or indirectly, of a majority of the assets, properties and/or businesses of Zoltek, by way of a direct or indirect purchase, lease, license, exchange, joint venture or other means.

At the meeting of the Board of Directors of Zoltek on September 25, 2013 (the “Board meeting”), J.P. Morgan rendered its oral opinion to the Board of Directors of Zoltek that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications described to the Board of Directors, the $16.50 per share consideration Parent proposed at the time of the Board meeting to be paid to Zoltek’s shareholders in the proposed merger was fair, from a financial point of view, to such shareholders. Following the Board meeting but prior to the execution of the merger agreement, Parent agreed to increase the per share merger consideration to be paid to Zoltek’s shareholders in the proposed merger to $16.75. At the request of Zoltek, J.P. Morgan subsequently delivered its written opinion, dated September 26, 2013, to the Board of Directors of Zoltek that, as of such date and based upon and subject to the factors, assumptions, limitations and qualifications set forth in its opinion, the $16.75 per share merger consideration to be paid to Zoltek’s shareholders in the proposed merger was fair, from a financial point of view, to such shareholders. No limitations were imposed by Zoltek’s Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of J.P. Morgan dated September 26, 2013, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. Zoltek’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Board of Directors of Zoltek, is directed only to the per share merger consideration to be paid to Zoltek’s shareholders in the merger and does not constitute a recommendation to any shareholder of Zoltek as to how such shareholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

●	reviewed a draft of the merger agreement dated September 25, 2013;
●	reviewed certain publicly available business and financial information concerning Zoltek and the industries in which it operates;
●

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

●

compared the financial and operating performance of Zoltek with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Zoltek common stock and certain publicly traded securities of such other companies;

●	reviewed certain internal financial analyses and forecasts prepared by the management of Zoltek relating to its business; and
●	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of Zoltek with respect to certain aspects of the merger, and the past and current business operations of Zoltek, the financial condition and future prospects and operations of Zoltek and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

J.P. Morgan, in giving its opinion, relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Zoltek or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did J.P. Morgan assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct nor was provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Zoltek or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Zoltek to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement, and that the definitive merger agreement would not differ in any material respect from the most recent draft thereof provided to J.P. Morgan before it rendered its oral opinion. J.P. Morgan also assumed that the representations and warranties made by Zoltek, Parent and Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by the advisors to Zoltek with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Zoltek or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan for Zoltek were prepared by the management of Zoltek. Zoltek does not publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the merger (including projections as to future revenues, earnings or other results), and such projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the per share merger consideration to be paid to Zoltek’s shareholders in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid or payable in connection with the merger to the holders of any other class of securities, creditors or other constituencies of Zoltek or as to the underlying decision by Zoltek to engage in the merger. Furthermore, J.P. Morgan has expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons, relative to the consideration to be paid to Zoltek’s shareholders in the merger or with respect to the fairness of any such compensation.

J.P. Morgan’s opinion does not constitute a recommendation to any shareholder of Zoltek as to how such shareholder should vote with respect to the merger or any other matter. The opinion was approved by a fairness opinion committee of J.P. Morgan.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of certain of the financial analyses utilized by J.P. Morgan in connection with providing its oral opinion to the Board of Directors on September 25, 2013 and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and, in order to fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

Historical Trading Range

For reference purposes only and not as a component of its fairness analysis, J.P. Morgan presented to the Board of Directors (1) the trading range of Zoltek’s common stock for the 52-week period ended September 23, 2013, which was $6.02 per share to $17.24 per share and (2) the trading range of Zoltek’s common stock for the 52-week period ended March 1, 2013, the last trading day immediately before the day on which Quinpario Group filed a Schedule 13D disclosing its purchases of Zoltek’s common stock, which was $6.02 per share to $12.10 per share, and compared that to (a) the closing price of Zoltek’s common stock of $8.82 on March 1, 2013, (b) the closing price of Zoltek’s common stock of $15.66 on September 23, 2013 and (c) the proposed merger consideration at the time of the Board meeting of $16.50 per share.

Analyst Price Target

For reference purposes only and not as a component of its fairness analysis, J.P. Morgan also reviewed with the Board of Directors the 12-month price target of a public analyst for Zoltek providing such a price target and noted that such price target was $14.00, as compared to (1) the closing price of Zoltek’s common stock of $8.82 on March 1, 2013, (2) the closing price of Zoltek’s common stock of $15.66 on September 23, 2013 and (3) the proposed merger consideration at the time of the Board meeting of $16.50 per share.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of Zoltek with similar data for publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to Zoltek’s business or aspects thereof. Those companies were as follows:

●	Cytec Industries Inc.;
●	Gurit Holding AG;
●	Hexcel Corporation;

●	Polypore International Inc.;
●	SGL Group;
●	Toray Industries, Inc.;
●	Vestas Wind Systems A/S; and
●	Victrex plc.

None of the selected companies reviewed is identical to Zoltek and certain of these companies may have characteristics that are materially different from those of Zoltek. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Zoltek. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect their comparability to Zoltek.

In all instances, multiples were based on closing stock prices on September 23, 2013. For each of the following analyses performed by J.P. Morgan, estimated financial data for the selected companies were based on publicly available information and filings and publicly available research analysts’ median estimates.

J.P. Morgan calculated and analyzed the ratios of each selected company’s implied firm value (“Firm Value”) to median equity research analysts’ estimates for the periods ending September 30, 2013 and 2014 for earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are referred to as “Firm Value/2013E EBITDA” and “Firm Value/2014E EBITDA,” respectively. For purposes of this analysis, the Firm Value of each company was obtained by adding its debt and non-controlling interest (if any) to, and subtracting its most recent publicly disclosed cash and marketable securities balance from, the fully-diluted market value of its common equity as of September 23, 2013. The following table presents the results of this analysis:

Metric	Firm Value/2013E EBITDA	Firm Value/2014E EBITDA
Low	7.1x	4.7x
High	17.9x	15.3x
Median	11.9x	9.9x
Mean	11.5x	9.7x

Based on the results of this analysis and taking into account differences in Zoltek’s business and such other factors as J.P. Morgan deemed appropriate, J.P. Morgan selected (1) a Firm Value/2013E EBITDA reference range of 7.5x to 11.5x and (2) a Firm Value/2014E EBITDA reference range of 6.0x to 10.0x and applied such multiple reference ranges to EBITDA estimates for Zoltek for fiscal year 2013 and fiscal year 2014 provided by Zoltek’s management. In the case of Zoltek, equity value subtracts $5 million representing anticipated payments to employees as part of a retention program. In each case, J.P. Morgan obtained the following ranges of implied per share equity values for Zoltek:

Valuation Basis	Low	High
Firm Value/2013E EBITDA	$6.19	$9.37
Firm Value/2014E EBITDA	$8.01	$13.19

The ranges of implied per share equity values for Zoltek may be compared to (1) the closing price of Zoltek’s common stock of $8.82 on March 1, 2013, (2) the closing price of Zoltek’s common stock of $15.66 on September 23, 2013, (3) the proposed merger consideration at the time of the Board meeting of $16.50 per share and (4) the per share merger consideration of $16.75.

Selected Transaction Analysis

Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to Zoltek’s business or aspects thereof. For each of the selected transactions, J.P. Morgan calculated, to the extent information was publicly available, the transaction value divided by the EBITDA of the target or the target business for the latest publicly available twelve-month period immediately preceding the announcement of the respective transaction (the “TV/LTM EBITDA”). The transactions considered, the month and year each transaction was announced, and the resulting TV/LTM EBITDA are as follows:

Transaction	Announcement Date	TV/LTM EBITDA
Cytec Industries Inc.’s acquisition of Umeco plc	May 2012	10.8x
Eastman Chemical Company’s acquisition of Solutia Inc.	January 2012	9.1x
Pentair Inc.’s acquisition of Norit Proces Technologie Holding B.V.	April 2011	14.4x
Clariant AG’s acquisition of Sud-Chemie	February 2011	9.6x
Saudi Basic Industries Corp.’s acquisition of General Electric’s GE Plastics business	May 2007	10.5x
Umeco’s acquisition of Advanced Composites Group	April 2004	n/a

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a TV/LTM EBITDA multiple range of 11.0x to 14.0x to EBITDA estimates for Zoltek for the twelve months ending September 30, 2013 provided by Zoltek’s management (“LTM EBITDA”). In the case of Zoltek, equity value subtracts $5 million representing anticipated payments to employees as part of a retention program. The analysis resulted in the following range of implied per share equity values for Zoltek.

Valuation Basis	Low	High
LTM EBITDA	$8.97	$11.36

This range of implied per share equity values for Zoltek may be compared to (1) the closing price of Zoltek’s common stock of $8.82 on March 1, 2013, (2) the closing price of Zoltek’s common stock of $15.66 on September 23, 2013, (3) the proposed merger consideration at the time of the Board meeting of $16.50 per share and (4) the per share merger consideration of $16.75.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully-diluted equity value per share. A discounted cash flow analysis is a method of valuing an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows of an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of one or more future cash payments from the asset, which is referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

J.P. Morgan calculated the unlevered free cash flows that Zoltek is expected to generate during fiscal years 2014 through 2017 implied by management’s financial forecasts provided to participants in the strategic alternatives review process, as well as information provided by management to J.P. Morgan relating to forecasted 2017 capital expenditures, and during fiscal years 2018 through 2023 implied by extrapolations of the financial forecasts provided by Zoltek’s management. The unlevered free cash flows and range of terminal values were then discounted to present value using a range of discount rates from 13.0% to 17.0%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Zoltek. J.P. Morgan also calculated a range of terminal values for Zoltek at the end of the ten-year period ending 2023 by applying a perpetual revenue growth rate ranging from 2.5% to 3.5%. Additionally, as part of the total implied equity value calculated for Zoltek, J.P. Morgan calculated the present value of the tax benefit from Zoltek’s estimated net operating loss carry-forward balances as of September 30, 2013 (“NOLs”) provided by Zoltek management. At that date, the NOLs were in the amounts of $67.5 million for the United States, $41.5 million for Hungary and $42.1 million for Mexico. In calculating the implied fully-diluted equity value per share, J.P. Morgan also adjusted the implied Firm Value for the estimated net debt of Zoltek as of September 30, 2013, and $5 million representing anticipated payments to employees as part of a retention program.

Based on the foregoing, the analysis resulted in an implied per share equity value range between $10.15 and $17.43. This range of implied per share equity values may be compared to (a) the closing price of Zoltek’s common stock of $8.82 on March 1, 2013, (b) the closing price of Zoltek’s common stock of $15.66 on September 23, 2013, (c) the proposed merger consideration at the time of the Board meeting of $16.50 per share and (d) the per share merger consideration of $16.75 per share.

The foregoing summary of the material financial analyses does not purport to be a complete description of the analyses or data presented to the Board of Directors by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Zoltek, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Zoltek. The transactions selected were similarly chosen because their participants, strategic nature and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the comparability of the companies compared to Zoltek and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise Zoltek with respect to the merger on the basis of such experience and its familiarity with Zoltek.

J.P. Morgan has acted as financial advisor to Zoltek and will receive a transaction fee of approximately $9 million, $500,000 of which was payable upon the delivery by J.P. Morgan of its opinion, and the remainder of which is payable contingent upon the consummation of the merger. In addition, Zoltek has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under U.S. federal securities laws.

During the two years preceding the date of the delivery of its opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with Zoltek or Parent, although J.P. Morgan Chase has provided a line of credit to Zoltek. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Zoltek for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Financial Forecast

Zoltek does not as a practice make public projections as to future revenues, earnings or other results. However, in connection with its strategic alternatives evaluation process described under “—Background of the Merger,” Zoltek’s management provided to Parent and other parties who entered into confidentiality agreements with Zoltek, non-public, five-year internal financial forecasts regarding Zoltek’s anticipated future operations for fiscal 2013 through fiscal 2017. In addition, Zoltek’s management provided non-public, eleven-year internal financial forecasts regarding Zoltek’s anticipated future operations for fiscal 2013 through fiscal 2023 to J.P. Morgan in connection with J.P. Morgan’s financial analysis and the delivery of its fairness opinion. Zoltek has included below summary information from the financial forecasts to give its shareholders access to certain previously non-public information because such information was furnished to Parent and other participants in the strategic alternatives assessment process who executed confidentiality agreements and was considered by the Board of Directors of Zoltek for purposes of evaluating the merger and by Zoltek’s financial advisor, J.P. Morgan, for purposes of rendering its fairness opinion. Inclusion of summary information regarding the financial forecasts in this proxy statement is not intended to influence your decision whether to vote for the merger.

The accompanying prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information. Furthermore, this information should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement are cautioned not to place undue reliance on the prospective financial information. The accompanying prospective financial information includes financial measures that were not calculated in accordance with GAAP, namely EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Non-GAAP measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results.

Neither Zoltek’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.

The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, risks and uncertainties set forth under “Risk Factors” in Zoltek’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as updated by subsequent Quarterly Reports on Form 10-Q and under “Safe Harbor for Forward-Looking Statements” elsewhere in this proxy statement. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of Zoltek or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this proxy statement should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Considering that the Zoltek special meeting will be held months after the date the financial forecast referenced above was prepared, as well as the uncertainties inherent in any forecasted information, shareholders are cautioned not to place undue reliance on the financial forecast. This information constitutes “forward-looking statements” and actual results likely will differ from it and the differences may be material. See “Safe Harbor for Forward-Looking Statements” on page [•].

Zoltek does not generally publish its business plans and strategies or make external disclosures of its anticipated financial condition or results of operations. The five-year internal forecasts set forth below were prepared in April and May 2013, and the eleven-year internal forecasts set forth below were prepared in September 2013. Zoltek has not updated, and does not intend to update or otherwise revise the prospective financial information to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error. Neither Zoltek nor any of our representatives makes any representation to any person with regard to the ultimate performance of Zoltek or the surviving corporation. Furthermore, Zoltek has not updated, and does not intend to update or revise, the prospective financial information to reflect any changes in general economic or industry conditions since its preparation.

A summary of the five-year internal consolidated financial forecast information regarding Zoltek’s anticipated future operations for fiscal 2013 through fiscal 2017 provided by Zoltek’s management to Parent and other parties who participated in the strategic alternatives assessment process and entered into confidentiality agreements with Zoltek is as follows:

Summary Information - Five-Year Internal Consolidated Financial Forecast

(dollar amounts are in millions; all amounts are approximate)

	Fiscal Year Ended September 30,
	2013E	2014E	2015E	2016E	2017E
Total volume (kmT)	9	14	20	29	42
Revenue	$144	$208	$295	$426	$595
EBITDA	28	45	78	130	172
EBIT	10	27	59	109	151
Depreciation	18	19	19	21	21
Net operating profit after taxes	7	21	44	80	116
Net working capital	96	95	121	135	124
Net income	8	19	49	95	134
Capital expenditures	9	25	28	52	15

A summary of the eleven-year internal consolidated financial forecast information regarding Zoltek’s anticipated future operations for fiscal 2013 through fiscal 2023 provided by Zoltek’s management to J.P. Morgan in connection with J.P. Morgan’s financial analysis and the delivery of its fairness opinion is as follows:

Summary Information - Eleven-Year Internal Consolidated Financial Forecast

(dollar amounts are in millions; all amounts are approximate)

	Fiscal Year Ended September 30,
	2013E	2014E	2015E	2016E	2017E		2018E	2019E	2020E	2021E	2022E	2023E
Total volume (kmT)	9	14	20	29	42		53	63	72	74	76	78
Revenue	$144	$208	$295	$426	$595		$727	$854	$956	$985	$1014	$1045
EBITDA	28	45	78	130	172		197	219	239	246	254	262
EBIT	10	27	59	109	151		163	174	189	194	199	204
Depreciation	18	19	19	21	21		34	45	51	53	55	57
Net operating profit after taxes	7	21	44	80	116		119	127	137	141	144	148
Net working capital	96	95	121	135	124		182	256	335	394	406	418
Net income(1)	8	19	49	95	134		N/A	N/A	N/A	N/A	N/A	N/A
Capital expenditures	9	25	28	52	157	(2)	194	130	32	38	34	29

__________

(1)     The eleven-year forecast provided by Zoltek to J.P. Morgan did not include net income information for fiscal 2018 through fiscal 2023.

(2)     Assumed capital expenditures for fiscal 2017 were $157 million in the eleven-year forecast, compared to $15 million in the five-year forecast set forth above. The difference in capital expenditures assumptions between the two forecasts reflects Zoltek management’s assumptions regarding the investment in carbon fiber lines and capacity and infrastructure improvements that would be required to achieve the forecasted results for fiscal 2017 through fiscal 2023. Given the uncertainties inherent in forecasting results for periods more than five years in the future, including the range of potential approaches to operating the business by a potential acquiror, Zoltek presented the five-year forecast which included the lower capital expenditures assumption to Parent and other participants in the strategic alternatives assessment process, and prepared the eleven-year forecast later for use solely by J.P. Morgan in its fairness analysis.

The eleven-year forecast information was used by J.P. Morgan solely to facilitate financial analysis performed by J.P. Morgan consistent with its valuation policy and was not provided to Parent or any other party.

As of the date of this proxy statement, Zoltek has not reported results of operations for fiscal year 2013. On a preliminary (unaudited) basis, Zoltek expects to report net sales of $139 to $141 and total volume of 9 to 10 kmT. Other financial results are subject to fiscal year-end closing procedures and, accordingly, Zoltek is not presenting that information.

Interests of the Directors and Executive Officers of Zoltek in the Merger

When considering the recommendation of the Board of Directors that you vote to approve the proposal to approve the merger agreement and the transactions contemplated thereby, you should be aware that certain of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our shareholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, in approving the merger agreement and the transactions contemplated thereby, including the merger, and recommending that the merger agreement and the transactions contemplated thereby be approved by the shareholders of Zoltek.

Arrangements with Parent

As of the date of this proxy statement, except as described below, none of our executive officers has entered into any agreement with Parent, Merger Sub or any of their affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Parent has advised Zoltek that Parent expects Zoltek to continue to operate as a separate business unit following the merger, under its existing management. Before the closing of the merger, however, some or all of our executive officers may discuss or enter into agreements with Parent or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates.

Concurrently with the execution of the merger agreement, and at the request of Parent, Zsolt Rumy solely in his capacity as a Zoltek shareholder beneficially owning approximately 18% of the outstanding shares of Zoltek common stock, entered into the voting agreement with Parent, under which Mr. Rumy agreed to vote “FOR” the merger and the approval of the merger agreement, subject to the conditions and limitations set forth in the voting agreement. Mr. Rumy is Chairman of the Board, Chief Executive Officer and President of Zoltek.

Insurance and Indemnification of Directors and Executive Officers

After the effective time, the surviving corporation and Parent will indemnify and hold harmless and advance expenses to, to the fullest extent permitted by law, the present and former directors and officers of Zoltek or its subsidiaries against any costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation arising out of or related to that person’s service as a director or officer of Zoltek or its subsidiaries at or before the effective time of the merger, or services performed at the request of Zoltek or its subsidiaries as a fiduciary under any company benefit plan or as a director or officer of another entity. In addition, for a period of six years following completion of the merger, the articles of incorporation and by-laws of the surviving corporation will include provisions relating to indemnification, expense advancement and exculpation that are no less favorable than those currently contained in Zoltek’s amended and restated articles of incorporation and by-laws.

The merger agreement also provides that before the closing of the merger, Zoltek will purchase a fully pre-paid six-year “tail” insurance policy to Zoltek’s directors’, officers’ and employees’ liability insurance policy in effect at the time of execution of the merger agreement. This obligation is subject to a cap of 300% of the annual premium amount we are currently paying for such insurance. The tail insurance policy will cover a period from the effective time of the merger through and including the date that is six years after the closing of the merger with respect to claims arising from facts or events that existed or occurred before or at the effective time of the merger. The tail insurance will contain terms and conditions that are at least as favorable to the indemnified parties as Zoltek’s directors’, officers’ and employees’ liability insurance maintained at the time of execution of the merger agreement. Please see “The Merger Agreement —Indemnification and Insurance.”

Treatment of Stock Options

As of [•], 2013, Zoltek’s directors and executive officers held options to acquire [602,631] shares of Zoltek common stock of which options to acquire [377,631] shares are unvested. In accordance with the merger agreement and the options governing the unvested options, the unvested options will vest and be converted into the right to receive an amount equal to the per share merger consideration of $16.75 in cash, without interest, less the per-share exercise price for each share of common stock issuable upon exercise of the option and any applicable withholding taxes.

The following table sets forth as of [•], 2013, for each of our executive officers and directors (1) the aggregate number of shares of common stock subject to unvested options, (2) the weighted average exercise price of the unvested options, and (3) the amount of consideration we expect each executive officer and director to receive in exchange for his unvested options on a pre-tax basis upon the occurrence of the merger, assuming the holder remains in his position with Zoltek at the effective time of the merger.

Name	Aggregate Number of Shares Subject to Unvested Options	Weighted Average Exercise Price ($)	Aggregate Consideration ($)(1)
Zsolt Rumy	62,500	5.72	689,375
Linn H. Bealke	—	—	—
Charles A. Dill	—	—	—
Michael D. Latta	—	—	—
George E. Husman	12,500	5.72	137,875
Pedro Reynoso	—	—	—
David Purcell	50,000	5.72	551,500
Philip Schell	50,000	5.72	551,500
Andrew W. Whipple	50,000	5.72	551,500
All directors and executive officers as a group (9 persons)	225,000	5.72	2,481,750

__________

(1) Calculated by multiplying (a) the excess of $16.75, the per share merger consideration, over the respective per share exercise price of such option, by (b) the number of shares of our common stock subject to those options.

As of [•], 2013, Zoltek’s directors and executive officers did not hold any other equity-based awards that would vest in connection with the merger.

The beneficial ownership table set forth on page [•] of this proxy statement sets forth, for each named executive officer, each non-employee director and for the executive officers and directors as a group, shares of our common stock to be deemed beneficially owned by such officers and directors as of the date set forth in the table. We estimate that the amount that would be payable to each of our named executive officers and non-employee directors with respect to such shares if the effective time of the merger were [•], 2013, would be the number of shares held by each such individual as set forth in the “Number of Shares Beneficially Owned,” column of the beneficial ownership table multiplied by the per share merger consideration of $16.75 (less the per-share exercise price for each share subject to an option).

Retention and Stay Bonus Agreements

In connection with the merger agreement, Zoltek entered into retention and stay bonus agreements (the “stay bonus agreements”) with certain of its executive officers and employees, including each of the named executive officers, under which Zoltek agreed to pay certain cash bonuses, subject to applicable tax withholding, with two-thirds of each such bonus payable upon the consummation of the merger and the remainder payable upon the applicable employee or executive officer remaining employed by Zoltek for a period of 90 days after consummation of the merger, or earlier upon termination of such employee or executive officer by Zoltek without cause. Zoltek entered into stay bonus agreements providing for payments to the named executive officers in the following amounts: (1) Zsolt Rumy – $768,000, (2) Andrew W. Whipple – $615,000, (3) Philip Schell – $615,000, (4) David Purcell – $615,000, and (5) George Husman – $500,000.

Golden Parachute Compensation

The following table sets forth the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise related to the merger. These amounts have been calculated assuming that the merger is consummated on [•], 2014. Certain of the amounts payable may vary depending on the actual date of completion of the merger and any subsequent termination of employment.

Name	Cash ($)(1)	Equity ($)(2)	Total ($)(3)
Zsolt Rumy	768,000	689,375	1,457,375
Andrew W. Whipple	615,000	551,500	1,166,500
George E. Husman	500,000	137,875	637,875
David Purcell	615,000	551,500	1,166,500
Philip Schell	615,000	551,500	1,166,500

__________
(1)

Cash awards represent the amounts payable under the above-described stay bonus agreements. The stay bonus agreements provide that, subject to applicable tax withholding, two-thirds of each such cash bonus is payable upon the consummation of the merger and the remainder payable upon the applicable named executive officer remaining employed by Zoltek for a period of 90 days after consummation of the merger, or earlier upon termination of such named executive officer by Zoltek without cause. As such, the cash bonus is in part a “single-trigger” payment because two-thirds of the cash bonus is payable upon the consummation of the merger, and in part a “double-trigger” payment because one-third of the cash bonus is conditioned on both the consummation of the merger and the named executive officer’s continued employment with Zoltek for a period of 90 days after the consummation of the merger or termination by Zoltek without cause. For purposes of calculating the amount in the table, we have assumed that the employment of the named executive officer is terminated other than for cause at the effective time of the merger, which would trigger payment of the entire bonus for each named executive officer.

(2)

Equity awards represent the aggregate payments to be made in respect of the “single-trigger” vesting of all unvested stock options to purchase Zoltek common stock held by the named executive officer as of [•], 2013, which become exercisable upon the merger. Set forth in the table below for each named executive officer are (1) the aggregate number of shares of common stock subject to unvested options, (2) the weighted average exercise price of the unvested options, and (3) the amount of consideration we expect each named executive officer to receive in exchange for his unvested options on a pre-tax basis upon the occurrence of the merger, assuming the holder remains in his position with Zoltek at the effective time of the merger.

Name	Aggregate Number of Shares Subject to Unvested Options	Weighted Average Exercise Price ($)	Aggregate Consideration ($)(a)
Zsolt Rumy	62,500	5.72	689,375
Andrew W. Whipple	50,000	5.72	551,500
George E. Husman	12,500	5.72	137,875
David Purcell	50,000	5.72	551,500
Philip Schell	50,000	5.72	551,500

__________

(a) Calculated by multiplying (1) the excess of $16.75, the per share merger consideration, over the respective per share exercise price of such option, by (2) the number of shares of our common stock subject to those options.

Voting Agreement

Concurrently with the execution of the merger agreement, and at the request of Parent, Zsolt Rumy, solely in his capacity as a Zoltek shareholder beneficially owning approximately 18% of the outstanding shares of Zoltek common stock, entered into the voting agreement with Parent. Under the voting agreement, Mr. Rumy has agreed that until the termination of the voting agreement, he will vote his shares of Zoltek common stock:

●	in favor of the proposal to approve the merger agreement and the approval of the other transactions contemplated thereby; and
●

against certain other proposals and alternative transactions and any other action that is intended or could reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger or result in breach of the merger agreement by Zoltek.

Mr. Rumy has also agreed, among other things, not to:

●	sell, transfer, pledge, encumber, assign or otherwise dispose of his shares of Zoltek common stock; or
●

directly or indirectly, (1) initiate, solicit or knowingly encourage any inquiries regarding, or the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal, (2) engage or participate in any discussions or negotiations regarding, or provide any non-public information or data to, any person relating to, or that would reasonably be expected to lead to, any acquisition proposal, (3) otherwise knowingly facilitate (including by providing information) any effort or attempt to make an acquisition proposal, (4) approve, endorse, or recommend any acquisition proposal or (5) enter into any letter of intent or similar document or any agreement or arrangement contemplating or otherwise relating to any acquisition transaction.

The voting agreement will terminate on the earliest of: (1) the date on which the merger agreement is terminated in accordance with its terms, (2) a change in the Board of Director’s recommendation with respect to the merger, and (3) the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

Scope of Discussion

The following discussion is a summary of the material U.S. federal income tax consequences of the merger that are relevant to holders of Zoltek common stock whose shares are converted into the right to receive cash pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders of Zoltek common stock who hold their shares as “capital assets” within the meaning of Section 1221 of the Code (generally, for investment purposes). For purposes of this discussion, “holder” means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special treatment under U.S. federal income tax laws, such as:

●	financial institutions;
●	tax-exempt organizations;
●	S corporations, entities or arrangements treated as partnerships or any other pass-through entities for U.S. federal income tax purposes;
●	insurance companies;
●	mutual funds;
●	dealers in stocks and securities;
●	traders in securities that elect the mark-to-market method of tax accounting for their securities;
●	holders that are subject to the alternative minimum tax provisions of the Code;
●	certain expatriates or former long-term residents of the United States;
●	U.S. Holders that have a functional currency other than the U.S. dollar;
●	regulated investment companies;
●	real estate investment trusts;
●	holders that hold shares as part of a hedge, conversion or constructive sale transaction, straddle, wash sale, or other risk reduction transaction;
●	holders that received their shares of Zoltek common stock in a compensatory transaction; or
●	holders who own an equity interest, actually or constructively, in Parent or the surviving corporation following the merger.

As used in this discussion, a “U.S. Holder” is a beneficial owner of Zoltek common stock that, for U.S. federal income tax purposes, is:

●	an individual U.S. citizen or resident alien;
●	a corporation or other entity created or organized under U.S. law (federal or state, including the District of Columbia) and treated as a corporation for U.S. federal income tax purposes;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●

a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial owner of Zoltek common stock (other than a partnership) that is not a U.S. Holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Zoltek common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partners of partnerships that are beneficial owners of shares of Zoltek common stock should consult their tax advisors.

This discussion does not address U.S. federal taxes other than income tax or the tax considerations arising under the laws of any foreign, state or local jurisdiction. We have not and will not obtain any ruling from the IRS regarding the U.S. federal income tax consequences of the merger. As a result, we cannot assure you that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below.

This summary is not a substitute for an individual analysis of the tax consequences relating to the merger. We urge you to consult a tax advisor regarding the particular federal, state, local and foreign tax consequences relating to the merger in light of your own situation.

U.S. Holders

The receipt of cash by a U.S. Holder in exchange for Zoltek common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered for cash pursuant to the merger. A U.S. Holder’s adjusted tax basis will generally equal the holder’s purchase price for the shares. Gain or loss will be determined separately for each block of shares of Zoltek common stock (i.e., shares acquired at the same price per share in a single transaction). Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares is more than one year as of the date of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

A U.S. Holder (other than certain exempt shareholders, including, among others, corporations) whose shares of Zoltek common stock are converted into cash in the merger may be subject to backup withholding at a rate of 28% on cash payments received unless the U.S. Holder provides the U.S. Holder’s taxpayer identification number, or “TIN,” and certifies under penalties of perjury that such TIN is correct (or properly certifies that it is awaiting a TIN) and certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. Each U.S. Holder should complete and sign the substitute Form W-9 included as part of the letter of transmittal that will be sent to U.S. Holders promptly following closing of the merger so as to provide the information and certification necessary to avoid backup withholding.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding if certain information is provided to the IRS in a timely manner.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized as a result of the merger unless:

●

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by such holder in the United States), in which case gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons and, if the Non-U.S. Holder is a foreign corporation, gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty);

●

the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year in which the merger is completed and certain other conditions are met, in which case the gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

●

(1) we are or have been a “United States real property holding corporation” at any time during the shorter of (a) the Non-U.S. Holder’s holding period in the Zoltek common stock and (b) the five-year period preceding the merger, and (2) the Non-U.S. Holder owned, actually or constructively, more than 5% of the Zoltek common stock at any time during the five-year period preceding the merger.

For purposes of the third bullet above, Zoltek believes that it is not, and has not been, a “United States real property holding corporation” at any time during the past five years.

A Non-U.S. Holder generally will not be subject to backup withholding with respect to cash payments received in the merger if the Non-U.S. Holder provides the requisite certification that it is not a U.S. Holder or otherwise establishes an exemption. If a Non-U.S. Holder does not provide the requisite certification or otherwise establishes an exemption from backup withholding, such Non-U.S. Holder will be subject to backup withholding at a rate of 28%. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding rules to their particular situations.

Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding if certain information is provided to the IRS in a timely manner.

Accounting Treatment

The merger will be accounted for under the purchase method of accounting.

Appraisal Rights

If the merger is consummated, shareholders of Zoltek who have not voted to approve the merger will have the right under the Missouri law to demand payment of the fair value of their shares instead of merger consideration. These appraisal rights apply to shareholders who own stock of Zoltek as of the record date, object to the merger in writing, do not vote for the merger and properly demand payment of the fair value of their shares after the merger in accordance with and subject to the procedures set forth in Section 351.455 of the Missouri law.

The preservation and exercise of dissenters’ rights requires strict adherence to the applicable provisions of the Missouri law. This summary of the rights of dissenting shareholders under the Missouri law is not a complete statement of the procedures to be followed by dissenting shareholders and is qualified in its entirety by reference to Section 351.455 of the Missouri law, a copy of which is attached hereto as Annex C.

Shareholders who intend to exercise their dissenters’ rights are urged to carefully review the provisions set forth in Section 351.455 of the Missouri law and to consult with legal counsel in order to comply with the required procedures.

You will be deemed a dissenting shareholder and entitled to appraisal rights if you:

●	have owned Zoltek common stock as of the record date for the special meeting;
●	file with Zoltek before or at the special meeting a written objection to the merger agreement;
●	do not vote in favor of approving the merger agreement; and
●

make a written demand on the surviving corporation within 20 days after the effective time of the merger for payment of the fair value of your shares as of the day before the date on which the vote was taken approving the merger agreement and the transactions contemplated thereby, which demand must specify the number and class of shares you own.

If you properly exercise appraisal rights, Zoltek will pay you the fair value of your shares of Zoltek common stock. If you (1) fail to file a written objection with Zoltek before or at the special meeting, (2) fail to make demand within the 20-day period, or (3) own Zoltek common stock as of the record date and vote in favor of the merger agreement, you will be conclusively presumed to have consented to the merger agreement and will be bound by the terms thereof and will not be deemed to be a dissenting shareholder.

If, within 30 days after the effective time of the merger, you reach an agreement with the surviving corporation as to the value of your shares, the surviving corporation will pay you the agreed upon amount within 90 days after the effective time of the merger upon surrender of the certificates, if any, representing shares of Zoltek common stock held by you. Upon payment of the agreed value, you will cease to have any interest in such shares or in Zoltek.

If you and the surviving corporation do not reach such an agreement within such 30-day period, then you may file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving corporation is situated within 60 days after the end of the above-referenced 30-day period asking for a finding and determination of the fair value of such shares as of the day before the date of the vote approving the merger agreement and the transactions contemplated thereby, plus interest to the date of the judgment. The judgment will be payable only upon and simultaneously with the surrender to the surviving corporation of your certificated shares, if any. Upon the payment of the judgment, you will cease to have any interest in the surrendered shares or in the surviving corporation.

If you fail to satisfy any of the above conditions within the time periods set out in Section 351.455 of the Missouri law, you will be conclusively presumed to have consented to the merger agreement and you will be bound by its terms.

A proxy or vote against the merger agreement will not by itself constitute a demand. If you do not make a written demand within 20 days of the effective time of the merger, you will be conclusively presumed to have consented to the merger agreement.

We do not intend to object, assuming the proper procedures are followed, to any shareholder’s demand for payment of the fair value of his, her or its shares. We intend, however, to argue in any discussions or negotiations with dissenting shareholders or in any court proceeding that, for such purposes, the fair value of each share is less than or equal to the per share merger consideration.

You should be aware that opinions of investment banking firms (including Zoltek’s financial advisor) as to the fairness from a financial point of view are not necessarily opinions as to “fair value” under the Missouri law.

If you elect to exercise appraisal rights, you should mail or deliver your written objection and subsequent demand to: Zoltek Companies, Inc. c/o Zsolt Rumy, Chairman of the Board, President and Chief Executive Officer, 3101 McKelvey Road, St. Louis, Missouri 63044.

If you fail to comply fully with the statutory procedure set forth in Section 351.455 of the Missouri law, you will forfeit your rights of appraisal and will be entitled to receive the $16.75 per share merger consideration for your shares. Consequently, any shareholder wishing to exercise appraisal rights should contact legal counsel before attempting to exercise these rights.

To be effective, a demand for appraisal by a shareholder of Zoltek common stock must be made by, or in the name of, the record shareholder. The demand cannot be made by the beneficial or “street name” holder if he, she or it does not also hold the shares of Zoltek common stock of record. The “street name” holder must, in such cases, have the registered owner, such as the brokerage firm, bank, trust company or other nominee, submit the required demand in respect of those shares of Zoltek common stock. If you hold your shares of Zoltek common stock in a brokerage account or by another nominee, such as a bank or trust, and you wish to exercise appraisal rights, you should consult with your brokerage firm, bank, trust company or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

Under the Missouri law, appraisal rights are your exclusive remedy as to the merger, except in the case of fraud or lack of authorization for the merger.

Litigation Related to the Merger

Zoltek is aware of 13 purported class actions against Zoltek and Zoltek’s directors, filed by purported shareholders of Zoltek in the Circuit Court of St. Louis County, Missouri. All but one of such lawsuits also name Parent and/or Merger Sub as defendants. The 13 actions are:

●	Lumia et al. v. Rumy et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03491, filed September 30, 2013 (the “Lumia Action”);
●	Jones et al. v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03419, filed September 30, 2013 (the “Jones Action”);
●	Vanderbeek v. Rumy et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03487, filed October 3, 2013 (the “Vanderbeek Action”);
●	DeLong v. Zoltek Companies, Inc., et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03441, filed October 1, 2013 (the “DeLong Action”);
●	Brand v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03442, filed September 30, 2013 (the “Brand Action”);
●	Guttman v. Rumy et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03486, filed October 3, 2013 (the “Guttman Action”);
●	Kadetsky et al. v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03581, filed October 10, 2013 (the “Kadetsky Action”);

●	Danley v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03522, filed October 7, 2013 (the “Danley Action”);
●	Stukenberg v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03567, filed October 10, 2013 (the “Stukenberg Action”);

●	Saeger v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03619, filed October 10, 2013 (the “Saeger Action”);
●	Ritchie et al. v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03663, filed October 17, 2013 (the “Ritchie Action”);
●	Reep v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03666, filed October 18, 2013 (the “Reep Action”); and
●	Glass v. Zoltek Companies, Inc. et al., Circuit Court of St. Louis County, Missouri, Case No. 13SL-CC03720, filed October 24, 2013 (the “Glass Action”).

In the Lumia Action, the plaintiffs allege, among other things, that each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders. In the Jones Action and the Reep Action, each plaintiff alleges, among other things, that (1) each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders, and (2) Zoltek and Merger Sub aided and abetted Zoltek’s directors in such breaches of their fiduciary duties. In the Guttman Action and the Vanderbeek Action, each plaintiff alleges, among other things, that (1) each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders, and (2) Parent and Merger Sub aided and abetted Zoltek’s directors in such breaches of their fiduciary duties. In the DeLong Action, the Brand Action, the Kadetsky Action, the Danley Action, the Stukenberg Action, the Saeger Action , the Ritchie Action and the Glass Action, each plaintiff alleges, among other things, that (1) each of Zoltek’s directors breached his fiduciary duties to the Zoltek shareholders, and (2) Zoltek, Parent and Merger Sub aided and abetted Zoltek’s directors in such breaches of their fiduciary duties. Each action seeks, among other things, injunctive relief preventing the parties from completing the merger and directing the Zoltek directors to account to Zoltek and the purported class for all damages suffered as a result of the breaches of fiduciary duties and awards of attorneys’ fees and expenses for the plaintiffs.

Zoltek has filed various motions to dismiss the actions against Zoltek and the individual directors of Zoltek, which motions are pending. The Circuit Court of St. Louis County, Missouri consolidated each of the pending cases set forth above under the style In Re: Zoltek Companies, Inc. Shareholder Litigation on November 26, 2013. On November 27, 2013, the Court entered an order denying a motion filed by the Jones Action plaintiffs for expedited discovery. Cross Motions filed by the plaintiffs in the Jones, Stukenberg, Lumia, and Saeger Actions to designate lead plaintiffs and lead counsel are pending before the Court. On December 4, 2013, the Court entered an order appointing the Lumia Action plaintiffs, the Guttman Action plaintiff, and the Vanderbeek Action plaintiff as co-lead plaintiffs. In the same order, the Court appointed Goldenberg Heller Antognoli & Rowland, P.C. and Holloran White Schwartz & Gaertner LLP as interim co-lead counsel and appointed Wolf Haldenstein Adler Freeman & Herz LLP and Robbins Geller Rudman & Dowd LLP to the Plaintiffs’ Executive Committee.

Regulatory Approvals

General

Zoltek and Parent have agreed to use their reasonable best efforts to comply with all regulatory notification requirements and obtain all regulatory approvals required to consummate the merger and the other transactions contemplated by the merger agreement.

The HSR Act

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the regulations promulgated thereunder, the merger cannot be completed until Zoltek and Parent each file a notification and report form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. Early termination of the waiting period under the HSR Act was granted on November 8, 2013.

At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, and notwithstanding the termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. That action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

CFIUS Review under FINSA

The merger is also conditioned on Parent’s receipt of written confirmation from Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has completed its review of the merger under the Foreign Investment and National Security Act of 2007 (“FINSA”) and determined that there are no unresolved national security concerns with respect to the merger or the other transactions contemplated by the merger agreement.

Foreign Competition Laws

The merger is also conditioned on the receipt of the approval or clearance by the applicable governmental agencies in Germany and Mexico or the expiration or termination of any applicable waiting period related to such approvals. Zoltek and Parent have filed the required notifications with the applicable government agencies in Germany and Mexico.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement and may be subject to important qualifications, limitations and supplemental information agreed to by Zoltek, Parent and Merger Sub in connection with negotiating the terms of the merger agreement. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating contractual risk between Zoltek, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and shareholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Zoltek, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Zoltek, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosures to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Zoltek or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Zoltek and our business. Please see “Where You Can Find Additional Information” beginning on page [•].

The Merger

The agreement and plan of merger, dated as of September 27, 2013, by and among Zoltek, Parent and Merger Sub, as it may be amended from time to time, contemplates a merger under which Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into Zoltek. Zoltek will survive the merger as a wholly-owned subsidiary of Parent.

At the effective time of the merger, the amended and restated articles of incorporation of Zoltek will be amended in the form agreed among Zoltek, Parent and Merger Sub, until subsequently amended in accordance with their terms or by applicable law. The by-laws of Merger Sub in effect immediately before the effective time of the merger will be the by-laws of the surviving corporation, until amended in accordance with their terms or by applicable law, except that they will be amended to change the name of the surviving corporation to “Zoltek Companies, Inc.”

The directors of Merger Sub immediately before the effective time of the merger will, from and after the effective time of the merger, be the initial directors of the surviving corporation. Our officers immediately before the effective time of the merger will, from and after the effective time of the merger, be the initial officers of the surviving corporation.

Closing and Effective Time of the Merger

The merger will become effective upon the filing of articles of merger with the Secretary of State of the State of Missouri in accordance with the Missouri law or at such later time as Zoltek, Parent and Merger Sub agree and specify in the articles of merger. The closing of the merger will take place no later than the second business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing of the merger (as described under “— Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of the conditions.

Conversion of Shares

Except for (1) any shares owned by Parent, Merger Sub or any other subsidiary of Parent, (2) shares owned by any shareholder who has properly exercised appraisal rights with respect to his, her or its shares in accordance with Section 351.455 of the Missouri law and (3) shares owned by Zoltek in treasury or by direct or indirect wholly-owned subsidiaries of Zoltek, all shares of Zoltek common stock outstanding immediately before the effective time of the merger will be converted into the right to receive $16.75 in cash, without interest and less any applicable withholding tax.

Each share of our common stock owned by us in treasury and any share of our common stock owned by Parent, Merger Sub or any other subsidiary of Parent will be canceled and no payment will be made with respect to such shares, subject to the right of record holders of dissenting shares to demand appraisal with respect to their dissenting shares. Each share of common stock of Merger Sub issued and outstanding immediately before the effective time of the merger will be converted into one validly issued, fully paid and nonassessable share of common stock of Zoltek as the surviving corporation in the merger.

Treatment of Stock Options

Except as otherwise agreed between Parent and an optionholder, at the effective time of the merger, each then-outstanding option to purchase shares of common stock granted under Zoltek’s equity plans, whether or not vested or exercisable, will become fully vested and exercisable and will be canceled and converted into the right to receive an amount in cash equal to the product of the total number of shares of common stock issuable upon exercise of the option immediately before the effective time of the merger multiplied by the amount, if any, by which $16.75 exceeds the exercise price per share under the option less any applicable withholding taxes and without interest.

Dissenting Shares

If the merger agreement and the transactions contemplated thereby are approved by Zoltek shareholders, shareholders who do not vote in favor of the approval of the merger agreement and the transactions contemplated thereby and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 351.455 of the Missouri law. If any holder of such dissenting shares fails to perfect or withdraws or effectively loses the right to appraisal under Section 351.455 of the Missouri law, then each dissenting share will be deemed to have been converted into the right to receive the per share merger consideration provided in the merger agreement.

Zoltek is required to give Parent prompt notice of any demands for appraisal of Zoltek common stock and afford Parent the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the Missouri law. For further information about appraisal rights, please see “The Merger — Appraisal Rights.”

Procedures for Exchange of Shares, Unclaimed Amounts and Lost, Stolen or Destroyed Certificates

Promptly after the effective time of the merger and in any event not later than the third business day following the effective time of the merger, the surviving corporation will cause to be mailed to each record holder, as of the effective time, of an outstanding stock certificate that immediately before the effective time of the merger represented outstanding shares of common stock a form of letter of transmittal in customary form and reasonable instructions for use in effecting the surrender of the stock certificates. Upon surrender to the paying agent of a stock certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of the stock certificate will be entitled to receive in exchange therefor the per share merger consideration for each share formerly represented by the stock certificate and the stock certificate will then be canceled.

Promptly after the effective time and in any event not later than the third business day following the effective time (or, solely if delivery of a letter of transmittal in customary form by each record holder of book-entry shares is required by the paying agent, promptly following the paying agent’s receipt of such letter of transmittal), the paying agent will issue and deliver to each record holder of uncertificated shares represented by book entry a check or wire transfer for the amount of cash that such holder is entitled to receive under the merger agreement in respect of any book-entry shares, and any book-entry shares will then be canceled.

No interest will be paid or accrued for the benefit of holders of the stock certificates or book-entry shares on the per share merger consideration payable in respect of the stock certificates or book-entry shares.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

Following the date that is 12 months after the effective time of the merger, at the option of the surviving corporation any portion of the funds held by the paying agent that remain unclaimed by former Zoltek shareholders, including the proceeds from investment thereof, will be delivered to the surviving corporation. Thereafter, former Zoltek shareholders may look only to the surviving corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof for payment with respect to the per share merger consideration.

At the effective time of the merger, Zoltek’s stock transfer books will be closed and there will be no further registration of transfers of common stock. If, after the effective time of the merger, certificates are presented to the surviving corporation for transfer, the certificates will be canceled and exchanged for payment of the per share merger consideration.

If any certificate has been lost, stolen or destroyed, then before you will be entitled to receive the per share merger consideration, you will have to comply with the replacement requirements established by the paying agent, including making an affidavit to that effect and, if required by Parent or the surviving corporation, posting a bond in a customary amount sufficient to protect Parent or the surviving corporation against any claim that may be made against it with respect to that certificate.

Representations and Warranties

In the merger agreement, Zoltek has made a number of representations and warranties to Parent and Merger Sub. These representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter delivered in connection with the merger agreement. Those representations and warranties relate to, among other things:

●	existence, good standing and corporate authority;
●	due authorization, execution, delivery and performance of the merger agreement and the transactions contemplated thereby;
●	capitalization and the outstanding stock options;
●	subsidiaries, including ownership of subsidiary securities and the absence of restrictions or encumbrances with respect to capital stock of subsidiaries;
●	compliance with laws applicable to us, and the possession of permits and licenses required to conduct business;
●	Zoltek’s owned and leased real property;
●

absence of any conflict with or violation of organizational documents, applicable law and certain contracts as a result of the execution and delivery of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

●	financial statements and SEC filings, disclosure controls and procedures and internal control over financial reporting;
●	absence of undisclosed liabilities;
●	absence of litigation, investigations and governmental orders;
●	conduct of business, including the absence of certain changes or events;
●	tax matters;

●	employee benefit plans;
●	labor and employment matters;
●	environmental matters;
●	intellectual property;
●	absence of governmental fines, injunctions or decrees;
●	insurance policies;
●	fees payable to brokers, finders or investment banks in connection with the merger;
●	the opinion of Zoltek’s financial advisor and approval of the merger agreement and the transactions contemplated thereby by its Board of Directors;
●	absence of any other vote or approval requirement to consummate the merger;
●	material contracts, including certain restrictions imposed by such material contracts;
●	inapplicability of restrictions on takeovers under applicable law and organizational documents;
●	title, ownership and related matters relating to inventory, equipment and other property;
●	this proxy statement;
●	affiliate transactions; and
●	compliance with the U.S. Foreign Corrupt Practices Act of 1977, as amended.

Parent and Merger Sub made a number of representations and warranties to Zoltek in the merger agreement. These representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure letter delivered in connection with the merger agreement. These representations and warranties relate to, among other things:

●	existence, good standing and corporate authority;
●	due authorization, execution, delivery and performance of the merger agreement and the transactions contemplated by the merger agreement;
●

absence of any conflict with or violation of their organizational documents, applicable law and certain contracts as a result of the execution and delivery of the merger agreement and the consummation of the transactions contemplated thereby;

●	absence of litigation, investigations and governmental orders;
●

sufficiency of Parent’s cash on-hand and available lines of credit or other committed financing to pay the aggregate per share merger consideration, required payments in respect of outstanding options and all fees and expenses payable by Parent and Merger Sub under the merger agreement;

●	capitalization of Merger Sub;
●	fees payable to brokers, finders or investment banks in connection with the merger;
●	the solvency of the surviving corporation immediately following the effective time of the merger;
●

except for the voting agreement described under “The Merger — Voting Agreement,” absence of agreements, arrangements or understandings between Parent or its affiliates, on one hand, and Zoltek’s shareholders, management or directors, on the other hand;

●	Parent’s and Merger Sub’s ownership of Zoltek common stock;
●	this proxy statement; and
●	non-reliance on other representations and warranties.

Zoltek’s, Parent’s and Merger Sub’s representations and warranties do not survive the effective time of the merger.

Material Adverse Effect

Many of Zoltek’s representations and warranties are qualified as to materiality or by exceptions related to the absence of a “company material adverse effect,” which means any change, event, violation, inaccuracy, circumstance, occurrence, effect or development that (x) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Zoltek and its subsidiaries, taken as a whole or (y) prevents or materially impedes, materially interferes with or materially delays the consummation of the transactions contemplated by the merger agreement, including the merger, except that that none of the following, and no change, event, occurrence, effect or development to the extent arising out of or resulting from the following, shall constitute or be taken into account in determining whether a “company material adverse effect” has occurred or would reasonably be expected to occur:

(1)	any change, event, occurrence or effect generally affecting:

(A)	the industries in which Zoltek and its subsidiaries operate (including changes in commodity prices and the price of acrylonitrile); or
(B)

general economic conditions, political conditions or credit, financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or policy announcements or regulatory changes related to exchange rates or interest rates; or

(2)	any change, event, occurrence or effect arising out of, resulting from or attributable to:

(A)

any change or proposed or prospective change after the date hereof in applicable laws, applicable regulations of any governmental authority, generally accepted accounting principles or accounting rules or standards (including the accounting rules and regulations of the SEC), or any change or proposed or prospective change after the date of the merger agreement in the interpretation or enforcement of any of the foregoing;

(B)

the announcement of the merger agreement or the pendency or consummation of the transactions contemplated thereby, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees (including the loss or departure of officers or other employees) or regulators or any shareholder or other litigation (or settlement thereof) relating to the merger agreement or the transactions contemplated thereby;

(C)	hostilities, acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage or terrorism;
(D)	pandemics, earthquakes, hurricanes, tornados or other natural disasters;
(E)

any action taken by Zoltek or its subsidiaries at Parent’s or Merger Sub’s written request or compliance by Zoltek or its subsidiaries with its covenants to sell or divest assets in connection with securing antitrust approval;

(F)	any change in Zoltek’s credit ratings;
(G)	any decline in the market price, or change in trading volume, of any capital stock of Zoltek;
(H)	any failure to meet any internal or public projections, forecasts or estimates of Zoltek’s revenue, earnings or other financial or operating performance or results of operations for any period; or
(I)

any loss, liability, charge, expense, reserve, recapture or settlement arising under that certain Subsidy Contract with the Government of the Republic of Hungary dated as of January 12, 2007, as amended and modified, so long as Zoltek has complied with its obligations under the merger agreement as applicable to that contract;

except that the changes, events, occurrences or effects set forth in clauses (1)(A), (1)(B), (2)(A), (2)(C) and (2)(D) above may be taken into account in determining whether there has been or would reasonably be expected to be a company material adverse effect if and to the extent such changes, events, occurrences or effects have a materially disproportionate adverse effect on Zoltek and its subsidiaries, taken as a whole, in relation to others in the industries in which Zoltek and its subsidiaries operate and the underlying cause of any failure referred to in clause (2)(F), (2)(G) or (2)(H) (if not otherwise falling within any of the other exceptions provided by clause (1) and clause (2) above) may be taken into account in determining whether there has been or would reasonably be expected to be a company material adverse effect.

Many of Parent’s and Merger Subs’ representations and warranties are qualified as to materiality or by exceptions related to the absence of a “parent material adverse effect.” Under the merger agreement, “parent material adverse effect” means any change, event, occurrence or effect that would reasonably be expected to prevent, materially impede, materially interfere with or materially delay the consummation by Parent and Merger Sub of the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

Except with Parent’s written consent (which may not be unreasonably withheld, delayed or conditioned), as contemplated by the merger agreement or as required by applicable law, and excluding transactions in the ordinary course of business consistent with past practice between or among Zoltek and its wholly-owned subsidiaries, Zoltek has agreed that, before the effective time of the merger, it and its subsidiaries will:

●	conduct their respective operations in all material respects in the ordinary course and in the same manner as previously conducted; and
●

use reasonable best efforts to preserve intact their respective current business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having material business relationships with them.

Except with Parent’s written consent (which may not be unreasonably withheld, delayed or conditioned) as contemplated by the merger agreement or as required by applicable law, and excluding transactions in the ordinary course of business consistent with past practice between or among Zoltek and its wholly-owned subsidiaries, the merger agreement also places specific restrictions on the ability of Zoltek and its subsidiaries to, among other things:

●	amend or otherwise change their articles of incorporation or by-laws or any similar governing documents;
●

grant or issue shares of capital stock or other equity securities, effect a stock split or otherwise change its capitalization (except pursuant to the exercise of options), grant any right to acquire any shares of its capital stock or other equity securities or amend any equity-based award or right to acquire shares of capital stock;

●	other than dividends by a subsidiary to its parent, declare, set aside or pay any dividend or make any other distribution or payment with respect to shares of capital stock;
●

sell, assign, lease, mortgage, license, abandon or let lapse, pledge, encumber or otherwise dispose of any of its assets, except for sales of inventory, obsolete equipment or other assets in the ordinary course of business consistent with past practices or arm’s-length sales or other transfers of assets the total current value of which does not exceed $7 million in the aggregate;

●	acquire any material business or entity or division thereof;
●	change their respective material accounting principles or practices except as required as a result of a change in GAAP or other applicable law;
●

make, change or rescind any material tax election or method of reporting items for tax purposes, settle or compromise any material tax claim or controversy, file any amended tax return, extend or waive the statute of limitations with respect to material taxes, enter into any closing agreement with respect to tax or surrender any right to claim a tax refund;

●

incur or materially modify the terms of any indebtedness or assume or guarantee any indebtedness other than borrowings under Zoltek’s and its subsidiaries’ existing credit facilities in the ordinary course of business consistent with past practice and borrowings in an amount that does not exceed $7 million on a consolidated basis;

●	make any loans or capital contributions to, or investments in, any person or entity, in each case other than in an amount that does not exceed $1 million in the aggregate;
●

redeem, purchase or otherwise acquire, directly or indirectly, any shares of their respective capital stock other than in connection with satisfaction of tax withholding obligations in connection with the vesting or exercise of equity-based awards;

●

make or authorize any capital expenditures other than capital expenditures that do not exceed $7 million in the aggregate and capital expenditures that are necessary for the maintenance of facilities, equipment and machinery in good operation and repair in the ordinary course of business;

●

increase the compensation or benefits payable to current or former employees, directors or independent contractors (except for increases in salary or wages in the ordinary course and consistent with past practice or required under existing employment agreements or collective bargaining agreements); enter into or amend any employment, consulting, change of control, retention, severance or similar agreement or establish, amend or terminate any benefit plan; grant any severance or termination pay to any current or former employee, director or independent contractor other than under Zoltek’s existing policies; loan or advance any money (or forgive any loan or advance) to any employee, director or independent contractor except for loans or advances in the ordinary course of business; except as required under any employment agreement existing on the date of the merger agreement or as may be required to implement the actions contemplated by the merger agreement, accelerate the vesting, funding or payment of any compensation or benefit under any benefit plan; waive, release or condition any noncompete, nonsolicit, nondisclosure, confidentiality or other restrictive covenant owed to Zoltek or any of its subsidiaries; or increase or accelerate the funding obligation or contribution rate of any benefit plan subject to Title IV of ERISA except as required under the terms of any collective bargaining agreement;

●

waive or settle any suit or claim against Zoltek or any of its subsidiaries or any of its officers and directors, except for waivers or settlements in amounts that do not exceed $200,000 in the aggregate, do not prohibit or restrict Zoltek or any of its subsidiaries from operating its business in substantially the same manner as operated on the date of the merger agreement and do not result in the cancelation by the insurer of existing insurance policies or insurance coverage of Zoltek or any of its subsidiaries (excluding cancelation upon expiration or nonrenewal), or waive or settle any material claim by Zoltek or any of its subsidiaries;

●

enter into any agreement or arrangement that materially limits Zoltek or any of its subsidiaries, any successor thereto or the surviving corporation, Parent or any of their respective affiliates, from engaging or competing in any line of business, in any location or with any person;

●

modify or amend any material contract on terms materially adverse in the aggregate to Zoltek or any of its subsidiaries, terminate any material contract or enter into any contract that, if entered into before the date of the merger agreement, would be a material contract;

●	approve a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Zoltek or any of its subsidiaries; or
●	authorize, commit or agree to take any of the foregoing actions.

Acquisition Proposals

Neither Zoltek nor any of its subsidiaries will, and Zoltek will use reasonable best efforts to cause its and its subsidiaries’ affiliates and representatives not to, directly or indirectly:

●

initiate, solicit or knowingly encourage any inquiries regarding, or the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, an acquisition proposal (as defined below);

●

engage or participate in any discussions or negotiations regarding, or provide any non-public information or data to, any person relating to, or that would reasonably be expected to lead to, any acquisition proposal (other than contacting and engaging in discussions with such person for the sole purpose of clarifying such acquisition proposal and informing such person of the existence of the restrictions described under “The Merger Agreement — Acquisition Proposals”);

●	otherwise knowingly facilitate (including by providing information) any effort or attempt to make an acquisition proposal; or
●	resolve, agree or publicly propose to do any of the foregoing.

Upon execution of the merger agreement, Zoltek and its subsidiaries:

●	immediately ceased and caused to be terminated all existing discussions with any person other than Parent with respect to any acquisition proposal;
●

requested the prompt return or destruction of all confidential information previously furnished with respect to any acquisition proposal (to the extent provided in applicable confidentiality agreements); and

●

did not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which Zoltek or any of its affiliates or representatives is a party with respect to any acquisition proposal.

The term “acquisition proposal” means any proposal or offer by a third party with respect to (1) a merger, tender offer, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions that would result in the acquisition by a third party of more than 20% of the total voting power of the capital stock or more than 20% of the consolidated assets (based on the fair market value thereof as determined by the Board of Directors in good faith) of Zoltek and its subsidiaries or (2) a transaction or a series of transactions that, if consummated, would result, directly or indirectly, in the acquisition by a third party of more than 20% of the total voting power of the capital stock or more than 20% of the consolidated assets (based on the fair market value thereof as determined by the Board of Directors in good faith) of Zoltek and its subsidiaries, in each case other than the transactions contemplated by the merger agreement.

However, before the approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders, if Zoltek receives a written bona fide acquisition proposal from any person and Zoltek has complied with its applicable obligations under the merger agreement, Zoltek or its representatives may:

●

provide information in response to a request therefor if such person executes and delivers a confidentiality agreement containing provisions that are no less favorable to Zoltek than those contained in Zoltek’s confidentiality agreement with Parent (except that the confidentiality agreement need not prohibit, condition or restrict the making or amendment of an acquisition proposal and will not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting Zoltek from satisfying its obligations under the merger agreement); provided that Zoltek promptly makes available to Parent any material non-public information provided to such person if not previously made available to Parent, and

●	engage or participate in discussions or negotiations with such person regarding the acquisition proposal,

in each case only if before taking such action the Board of Directors determines in good faith after consultation with its outside financial advisor and its outside legal counsel that (1) failure to take such action would reasonably likely be a breach of the directors’ fiduciary duties under applicable law and (2) such acquisition proposal constitutes a superior proposal (as defined below).

The term “superior proposal” means a bona fide acquisition proposal that would result in the acquisition by a third party of more than 50% of the total voting power of the capital stock or more than 50% of the consolidated assets (based on the fair market value thereof as determined by the Board of Directors in good faith) of Zoltek and its subsidiaries that the Board of Directors or any appropriate committee thereof has determined in good faith, after consultation with Zoltek’s outside financial advisor and outside legal counsel and considering such factors as the Board of Directors or any appropriate committee thereof consider appropriate, (1) is reasonably capable of being consummated in accordance with its terms, taking into account all legal, regulatory, financial, financing and timing and other aspects of the proposal and the person making the proposal and (2) if consummated, would result in a transaction more favorable to Zoltek’s shareholders from a financial point of view than the transactions contemplated by the merger agreement (after having complied with, and giving effect to all of the adjustments which may be offered by Parent and Merger Sub in response to such proposal or otherwise under, the restrictions described in the next four paragraphs below).

The merger agreement provides that neither the Board of Directors nor a committee thereof will effect a change of recommendation (as defined below), cause or permit Zoltek or any of its subsidiaries to enter into any alternative acquisition agreement relating to an acquisition proposal or take any action to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal as provided below. However, at any time before the approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders, the Board of Directors may effect a change of recommendation (as defined below) (and, solely in connection with accepting a superior proposal, take action to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal as provided below), if Zoltek has complied with its applicable obligations under the merger agreement and the Board of Directors has received a written bona fide acquisition proposal from any person that is not withdrawn and that the Board of Directors believes in good faith after consultation with its outside financial advisor and outside legal counsel constitutes a superior proposal, but only if, before effecting the change of recommendation or terminating the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, the Board of Directors determines in good faith after consultation with its outside legal counsel that failure to do so would reasonably likely be a breach of its fiduciary duties under applicable law.

The term “change of recommendation” means to withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the recommendation that Zoltek’s shareholders approve the merger agreement and the transactions contemplated thereby, or fail to include such recommendation in the proxy statement related to the special meeting of shareholders called for the purpose of approving the merger agreement, or authorize, approve, approve, recommend or otherwise declare advisable (or publicly propose to authorize, approve, approve, recommend or otherwise declare advisable), any acquisition proposal.

Under the merger agreement, the Board of Directors may not make a change of recommendation or terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal unless:

●

Zoltek has provided prior written notice to Parent and Merger Sub of its intention to effect a change of recommendation and/or to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal, which notice must specify if the proposed change of recommendation is in respect of a superior proposal, the basis for such change of recommendation, including the identity of the party making the superior proposal and the material terms and conditions thereof; and in the event of any material amendment to the financial terms or any other material revisions to the superior proposal, Zoltek must deliver a new notice and must comply with the requirements described in the next bullet with respect to the new notice, except that the three business day-period below will instead be a two business-day period;

●

if any changes to the merger agreement have been offered in writing by Parent during the three business day-period following Parent’s and Merger Sub’s receipt of the notice described in the preceding bullet in a manner that would form a binding contract if accepted by Zoltek, the Board of Directors must have considered such changes in good faith and determined, if the intended change of recommendation is the result of a superior proposal, that the superior proposal would continue to constitute a superior proposal even if such changes were to be given effect; and

●	the superior proposal did not result from a material breach by Zoltek of its obligations described under “The Merger Agreement — Acquisition Proposals.”

During the three business day-period described above, Zoltek will, and will cause its financial and legal advisors to, negotiate with Parent in good faith (to the extent Parent seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by the merger agreement as proposed by Parent.

In addition, as further described below, Zoltek must pay the company termination fee if the Board of Directors terminates the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal.

Zoltek has agreed that it will promptly (and, in any event, within one business day) notify Parent if it receives any acquisition proposal or any request for information or other inquiry that Zoltek believes is reasonably likely to lead to any acquisition proposal and, in connection with such notice, provide to Parent the identity of the person making the acquisition proposal or request or inquiry and a summary of the material terms and conditions of the acquisition proposal or request or other inquiry (unless the acquisition proposal or inquiry is in written form, in which case Zoltek will provide Parent copies of any written requests, proposals or offers and the proposed transaction agreements and financing commitments comprising or relating thereto). Zoltek has agreed to keep Parent reasonably informed, on a prompt basis (and, in any event, within one business day), of any material change to the terms of the acquisition proposal or request or inquiry (including any amendments thereto).

Meeting of Zoltek’s Shareholders; Recommendation of Board of Directors

The merger agreement provides that Zoltek will take all action necessary to convene a meeting of its shareholders, as soon as reasonably practicable after this proxy statement is cleared by the SEC for mailing to shareholders, for the purpose of considering and voting upon the approval of the merger agreement and the transactions contemplated thereby. The merger agreement also provides, subject to the provisions described above regarding a change of recommendation, Zoltek will include in the proxy statement the recommendation of the Board of Directors in favor of the proposal to approve the merger agreement and the transactions contemplated thereby and use its reasonable best efforts to obtain shareholder approval. Unless the merger agreement has been terminated, Zoltek will, subject to the right of the Board of Directors to modify its recommendation under the circumstances specified above, use reasonable best efforts to solicit from Zoltek’s shareholders proxies in favor of the proposal to approve the merger agreement and approve the merger and the other transactions contemplated by the merger agreement and to secure the approval of the merger agreement and the transactions contemplated thereby by the shareholders.

Employee Benefit Matters

The surviving corporation will, for a period of 12 months following the closing of the merger, provide to (1) each non-union represented employee employed immediately before the effective time of the merger, a base salary and target bonus opportunity under annual cash incentive plans that are no less favorable than the base salary and target bonus opportunity provided to such employee immediately before the effective time of the merger and (2) non-union represented employees, in the aggregate, employee benefits (excluding equity and equity-based awards, executive welfare benefits, perquisites and certain other payments) that are no less favorable in the aggregate than those provided to such employees immediately before the effective time of the merger. With respect to union-represented employees, the surviving corporation will comply with the terms and conditions of all applicable collective bargaining agreements as in effect as of the effective time of the merger.

In addition to the foregoing, but subject to any employment agreements existing on the date of the merger agreement, the surviving corporation will provide to non-union represented employees whose employment terminates during the 12-month period following the effective time of the merger agreement, severance benefits, if any, at the levels and under the terms of Zoltek severance program and guidelines as in effect immediately before the effective time of the merger agreement.

As of the effective time of the merger, Parent will cause the surviving corporation to honor, fulfill and discharge Zoltek’s and its subsidiaries’ obligations under all benefit plans accrued as of the effective time of the merger.

Indemnification and Insurance

The merger agreement provides for director and officer indemnification and insurance following completion of the merger. Under the merger agreement,

●

the surviving corporation and Parent will indemnify and hold harmless and advance expenses, to the fullest extent permitted by law, to the present and former directors and officers of Zoltek or any of its subsidiaries against any costs or expenses, judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation arising out of or related to the indemnified party’s service as a director or officer of Zoltek or its subsidiaries at or before the effective time of the merger, or services performed at the request of Zoltek or its subsidiaries as a fiduciary under any company benefit plan or as a director or officer of another entity; and

●

for a period of six years following completion of the merger, the charter and by-laws of the surviving corporation in the merger will include provisions relating to indemnification, expense advancement and exculpation that are no less favorable than those currently contained in Zoltek’s amended and restated articles of incorporation and by-laws.

The merger agreement also provides that before the closing of the merger, Zoltek will purchase a fully pre-paid six-year “tail” insurance policy to Zoltek’s directors’, officers’ and employees’ liability insurance policy and fiduciary liability insurance policy maintained at the time of execution of the merger agreement. This obligation is subject to a cap of 300% of the annual premium amount we are currently paying for such insurance. The tail insurance policy will cover a period from the effective time of the merger through and including the date that is six years after the closing of the merger with respect to claims arising from facts or events that existed or occurred before or at the effective time of the merger. The tail insurance will contain terms and conditions that are at least as favorable to the indemnified parties as Zoltek’s directors’, officers’ and employees’ liability insurance maintained at the time of execution of the merger agreement.

If we or the surviving corporation, as applicable, fail to obtain such “tail” insurance policies as of the effective time of the merger, then the surviving corporation will, and Parent will cause the surviving corporation to, continue to maintain in effect for a period of at least six years from and after the effective time of the merger the policies in place as of the date of the merger agreement, or to purchase comparable policies for such six-year period, in each case, that are at least as favorable to the indemnified parties as provided in our existing policies as of the date of the merger agreement. Parent’s or the surviving corporation’s obligation to provide this insurance will, however, be capped at 300% of the annual premium amount we are currently paying for such insurance. If the annual premium amount for such coverage exceeds the cap, the surviving corporation must obtain a policy with the greatest coverage available for a cost not exceeding the amount of the cap.

The indemnification and insurance rights described above will be in addition to any other rights available by contract or otherwise.

Further Action; Efforts

Zoltek and Parent and its affiliates have agreed to:

●	make their respective filings under the HSR Act and the applicable competition or antitrust notification laws of Germany and Mexico (with Parent paying all filing fees relating thereto);
●	substantially comply with any request for additional information issued under the HSR Act as soon as reasonably practicable following the issuance of the request for additional information;
●

use reasonable best efforts to cause the expiration or termination of the applicable waiting period under the HSR Act and to obtain the required clearances and approvals under the applicable competition or antitrust notification laws of Germany and Mexico; and

●

as soon as practicable, prepare and file with CFIUS a draft joint voluntary notice under FINSA with respect to the transactions contemplated by the merger agreement and promptly provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during such pre-filing consultation period, at the end of which Zoltek and Parent will prepare and file with CFIUS a joint voluntary notice under FINSA with respect to the transactions contemplated by the merger agreement.

However, neither Parent nor Merger Sub will be obligated to, and Zoltek and its subsidiaries will not agree with a governmental authority without the prior written consent of Parent, to divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of the business of Zoltek or any of its subsidiaries, if such divestiture or hold separate involves assets that are material to Zoltek and its subsidiaries on a consolidated basis or if such licensing or similar arrangement would materially adversely affect assets that are material to Zoltek and its subsidiaries on a consolidated basis.

Zoltek and Parent and its affiliates have also agreed to use reasonable best efforts to take all action and to do all things necessary, proper or advisable to ensure that the conditions to closing the merger are satisfied and to consummate the merger and the other transactions contemplated by the merger agreement as soon as reasonably practicable, including using reasonable best efforts to obtain any necessary authorizations, consents and approvals and effecting all necessary registrations and filings required for the consummation of the transactions contemplated by the merger agreement.

Financing

The merger agreement does not contain a financing contingency. However, Parent and Merger Sub are required to give Zoltek prompt notice of any material breach, material default, termination, expiration or other event with respect to Parent’s existing financing sources, which would be reasonably likely to cause Parent or Merger Sub to be unable to obtain the funds necessary to satisfy their respective obligations under the merger agreement. Parent is required to give Zoltek prompt notice of its inability to satisfy its financial obligations and use its reasonable best efforts to arrange and obtain as promptly as practicable alternative financing from alternative sources in such amounts as required to provide sufficient funds.

Conditions to the Closing of the Merger

Each party’s obligation to effect the merger is subject to the fulfillment or waiver by each of the parties to the merger agreement at or before the effective time of the merger of the following conditions:

●	the approval of the merger agreement and the transactions contemplated thereby by the requisite affirmative vote of Zoltek’s shareholders;
●

the expiration or termination of the applicable waiting period under the HSR Act, and the expiration or termination of any applicable waiting period under the applicable laws of Germany and Mexico and any required approvals or clearances thereunder;

●

Parent’s receipt of written confirmation by CFIUS that it has completed its review (or, if applicable, investigation) under FINSA and determined that there are no unresolved national security concerns with respect to the transactions contemplated by the merger agreement;

●	the absence of any decree, order, ruling or injunction of any governmental authority that prohibits the consummation of the merger; and
●

the absence of any proceedings challenging or seeking to restrain or prohibit the consummation of the merger and the other transactions contemplated by the merger agreement, and no threat by any person to institute any proceeding challenging or seeking to restrain or prohibit the consummation of the merger or the other transactions contemplated by the merger agreement remains outstanding.

Unless waived by Parent, the obligations of Parent and Merger Sub to effect the merger are subject to the fulfillment at or before the effective time of the merger of the following additional conditions:

●

certain representations and warranties of Zoltek contained in the merger agreement being true and correct in all material respects at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date;

●

certain representations and warranties of Zoltek contained in the merger agreement being true and correct at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except for de minimis inaccuracies;

●

the other representations and warranties of Zoltek contained in the merger agreement being true and correct (without giving effect to materiality or company material adverse effect qualifiers) at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct does not constitute a company material adverse effect;

●	performance in all material respects by Zoltek of all obligations required to be performed by it under the merger agreement at or before the closing date; and
●	receipt by Parent of a certificate signed on behalf of Zoltek by a senior executive officer of Zoltek to the effect that the conditions specified in the preceding four bullets have been satisfied.

Unless waived by Zoltek, the obligation of Zoltek to effect the merger are subject to the fulfillment at or before the effective time of the merger of the following additional conditions:

●

certain representations and warranties of Parent and Merger Sub contained in the merger agreement being true and correct in all material respects at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date;

●

the other representations and warranties of Parent and Merger Sub contained in the merger agreement being true and correct (without giving effect to materiality or parent material adverse effect qualifiers) at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of any such representations and warranties to be so true and correct does not constitute a parent material adverse effect;

●	performance in all material respects by each of Parent and Merger Sub of all obligations required to be performed by it under the merger agreement at or before the closing date; and
●

receipt by Zoltek of a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to the effect that the conditions specified in the preceding three bullets have been satisfied.

Termination of the Merger Agreement

Termination by Mutual Consent

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time before the effective time of the merger, whether before or after the approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders, by mutual written agreement of Zoltek and Parent through action of their respective boards of directors.

Termination by Zoltek or Parent

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time before the effective time of the merger, whether before or after the approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders, by action of either the Board of Directors or the Parent board of directors if:

●

the merger has not been consummated on or before January 31, 2014, provided that if on January 31, 2014, certain conditions to the closing set forth in the merger agreement have not been satisfied or duly waived by the party entitled to the benefit of such condition but all other conditions to closing have been satisfied or are capable of being satisfied on January 31, 2014, then either Zoltek or Parent may extend at its option the termination date until April 30, 2014 by written notice on or before January 31, 2014, and provided, further, that the right to terminate or extend will not be available to any party if the failure of that party to perform, in any material respect, any of its obligations under the merger agreement results in or causes the failure of the merger to be consummated on or before January 31, 2014;

●

the Zoltek shareholders have failed to approve the merger agreement and the transactions contemplated thereby at the special meeting of shareholders called for the purpose of approving the merger agreement, provided that a party will not have a right to terminate if the failure to obtain the approval of the merger agreement and the transactions contemplated thereby by the requisite affirmative vote of Zoltek’s shareholders primarily resulted from the failure of that party to perform, in any material respect, its obligations under the merger agreement; or

●

a governmental authority has issued a final and non-appealable order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger.

Termination by Zoltek

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned by action of the Board of Directors:

●

at any time before the approval of the merger agreement and the transactions contemplated thereby by the requisite affirmative vote of Zoltek’s shareholders, if (1) the Board of Directors authorizes Zoltek, subject to complying with the terms of the merger agreement, to enter into one or more alternative acquisition agreements with respect to a superior proposal, (2) immediately before or substantially concurrently with the termination of the merger agreement Zoltek enters into one or more alternative acquisition agreements with respect to a superior proposal and (3) Zoltek immediately before or substantially concurrently with such termination pays or causes to be paid to Parent in immediately available funds the company termination fee;

●

at any time before the effective time of the merger, if Parent or Merger Sub has breached any representation, warranty, covenant or other agreement in the merger agreement or if any such representation and warranty has become inaccurate after the date of the merger agreement and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition to Zoltek’s obligations to effect the merger, if continuing on the closing date, being satisfied, and such breach or inaccuracy (1) cannot be cured by Parent or Merger Sub by January 31, 2014 or (2) if capable of being cured, has not been cured on or before the earlier of 30 calendar days following receipt of written notice from Zoltek thereof or the expiration of any shorter period of time that remains between the date Zoltek provides written notice of such breach or inaccuracy and the date that is three business days before January 31, 2014, provided that Zoltek will not have the right to terminate the merger agreement if it is then in breach of any representation, warranty, covenant or other agreement under the merger agreement that would result in the failure of any condition to Parent and Merger Sub’s obligations to effect the merger to be satisfied; or

●

if (1) Parent and Merger Sub fail to consummate the closing on the date on which the closing is to occur as described under “— Closing and Effective Time of the Merger,” (2) all of the conditions to closing have been and continue to be satisfied or have been waived on the date on which the closing was to have occurred (other than those conditions that by their nature cannot be satisfied other than at the closing) and (3) Zoltek stood ready and willing to consummate the closing on the date on which the closing was to occur.

Termination by Parent

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned by action of Parent (with any termination by Parent also being an effective termination by Merger Sub):

●

before the effective time of the merger, if (1) the Board of Directors has made a change of recommendation, (2) the Board of Directors fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock of Zoltek that constitutes an acquisition proposal (other than by Parent or any of its subsidiaries), including by taking no position with respect to such tender offer or exchange offer by its shareholders within 10 business days after commencement or (3) Zoltek has entered into, or publicly announced its intention to enter into, an alternative acquisition agreement; or

●

at any time before the effective time of the merger, if Zoltek has breached any representation, warranty, covenant or other agreement made by Zoltek or if any such representation and warranty has become inaccurate after the date of the merger agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition to Parent and Merger Sub’s obligations to effect the merger, if continuing on the Closing Date, being satisfied, and such breach or inaccuracy (x) cannot be cured by Zoltek by January 31, 2014 or (y) if capable of being cured, has not been cured on or before the earlier of 30 calendar days following receipt of written notice from Parent thereof or the expiration of any shorter period of time that remains between the date Parent provides written notice of such breach or inaccuracy and the date that is three business days before January 31, 2014, provided that Parent will not have the right to terminate the merger agreement if it is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition to Zoltek’s obligations to effect the merger to be satisfied.

Company Termination Fee

Zoltek will be required to pay Parent the company termination fee:

●	if the merger agreement is terminated by Parent under the first bullet under “— Termination of the Merger Agreement — Termination by Parent;”
●	if the merger agreement is terminated by Zoltek under the first bullet under “— Termination of the Merger Agreement — Termination by Zoltek;” or
●	if:

o

the merger agreement is terminated under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Zoltek or Parent” or under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Parent” (or under the provision described in the first bullet under “—Termination of the Merger Agreement — Termination by Zoltek or Parent” at a time when the merger agreement was terminable by Parent under the provision described in the second bullet thereunder or the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Parent”);

o

an acquisition proposal is made (and, in the case of a termination under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Zoltek or Parent” or under the provision described in the first bullet thereunder at a time when the merger agreement was terminable by Parent under the provision described in the second bullet thereunder, publicly available) after the date of the merger agreement but before the date of the event giving rise to the right of termination and the acquisition proposal has not been publicly withdrawn before (1) the date of the event giving rise to such right of termination (in connection with a termination under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Parent” or under the provision described in the first bullet under “— Termination of the Merger Agreement — Termination by Zoltek or Parent” at a time when the merger agreement was terminable by Parent under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Parent”) or (2) the special meeting of shareholders called for the purpose of approving the merger agreement and the transactions contemplated thereby (in connection with a termination under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Zoltek or Parent” or under the provision described in the first bullet thereunder at a time when the merger agreement was terminable by Parent under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Zoltek or Parent”); and

o

before or within 24 months after such termination, Zoltek enters into any definitive agreement with respect to, or consummates, any acquisition proposal (provided that the references to “20%” in the definition of “acquisition proposal” will be deemed to be references to “50%”).

The amount of the company termination fee is $23 million, less the amount of any Parent expenses previously paid by Zoltek under the merger agreement.

Parent Termination Fee

Parent will be required to pay Zoltek a termination fee of $23 million if the merger agreement is terminated by Zoltek under the second or third bullets under “— Termination of the Merger Agreement — Termination by Zoltek.”

Expense Reimbursement

If the merger agreement is terminated by either party under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Zoltek or Parent” (or a termination by Zoltek under the provision described in the first or third bullet thereunder at a time when the merger agreement was terminable under the provision described in the second bullet thereunder) or by Parent under the provision described in the second bullet under “— Termination of the Merger Agreement — Termination by Parent,” then Zoltek will pay up to $2.5 million of Parent’s actually and reasonably incurred out-of pocket expenses. Such amount will be deducted from any company termination fee subsequently payable to Parent.

Except for the termination fees and expense reimbursements described above, and subject to certain other exceptions, whether or not the merger is completed, each of Zoltek and Parent is responsible for all of its respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. In no event will either party be required to pay a termination fee on more than one occasion.

Amendment, Extension or Waiver of the Merger Agreement

The merger agreement may be amended in writing by the parties at any time before the effective time of the merger, whether before or after approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders; however, after approval of the merger agreement and the transactions contemplated thereby by Zoltek’s shareholders, no amendment, which by law requires shareholder approval, may be made without further shareholder approval if required.

At any time before the effective time of the merger, the parties to the merger agreement may, by written instrument and to the extent legally allowed:

●	extend the time for the performance of any of the obligations or other acts of the other parties;
●	waive any inaccuracies in the representations and warranties made by any other party in the merger agreement or in any document delivered under the merger agreement; or
●	waive compliance with any of the agreements or conditions for the benefit of any other party contained in the merger agreement.

Specific Performance

Zoltek, Parent and Merger Sub are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms thereof.

Limitations of Liability

Subject to the right to seek specific performance, Zoltek’s right to terminate the merger agreement and to receive the Parent termination fee will, upon full payment to Zoltek of the Parent termination fee, be the sole and exclusive remedies of Zoltek and its affiliates against Parent, Merger Sub, related parties thereto, and upon payment of such amount if and when due, such parties will not have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement, except that Parent will remain obligated with respect to certain indemnification and reimbursement obligations under the merger agreement.

Parent’s right to terminate the merger agreement and to receive the company termination fee will, upon full payment to Parent of the company termination fee, be the sole and exclusive remedies of Parent, Merger Sub, and their respective affiliates against Zoltek and certain related parties thereto, and upon payment of such amount if and when due, such parties will not have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated by the merger agreement, except that Zoltek will remain obligated with respect to certain reimbursement obligations under the merger agreement.

Subject to the provision described above, the termination of the merger agreement shall not relieve any party to the merger agreement of any liability for damages to any other party to the merger agreement resulting from any willful breach by such party.

Whether or not the merger agreement is terminated, under the merger agreement Zoltek will under no circumstances be entitled to monetary damages the aggregate amount of which, together with any portion of the Parent termination fee paid to Zoltek by Parent under the merger agreement, exceeds the amount of the Parent termination fee (plus certain expense reimbursement amounts).

Access

Subject to certain restrictions, we will, upon reasonable notice, afford Parent and its officers, representatives and financing sources reasonable access during normal business hours to Zoltek’s and its subsidiaries’ properties and other facilities and books, contracts, personnel files and records, and promptly furnish information concerning their business, properties and personnel as may reasonably be requested.

Governing Law

The merger agreement is governed by Missouri law.

ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting. If our shareholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the merger agreement such that the proposal to approve the merger agreement would be defeated, we could adjourn the special meeting without a vote on the approval of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of approval of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the special meeting requires the affirmative vote of the holders of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote thereat.

The Board of Directors believes that it is in the best interests of Zoltek and its shareholders to be able to adjourn the special meeting, if necessary or appropriate for the purpose of soliciting additional proxies in respect of the proposal to approve the merger agreement if there are insufficient votes to approve the merger agreement at the time of the special meeting.

The Board of Directors recommends that you vote “FOR” the adjournment of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting.

ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation arrangements for our named executive officers payable as a result of the merger, as disclosed in the section of this proxy statement entitled “The Merger — Interests of the Directors and Executive Officers of Zoltek in the Merger” beginning on page [•].

We are asking our shareholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the merger. These payments are set forth in the section entitled “The Merger — Interests of the Directors and Executive Officers of Zoltek in the Merger” beginning on page [•] of this proxy statement. We believe that these arrangements are reasonable and provide for continuity of Zoltek’s management and operations through the closing of the merger and thereby benefit the shareholders by facilitating successful completion of the merger.

Accordingly, we are seeking approval of the following resolution at the special meeting:

“RESOLVED, that the shareholders of Zoltek approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise relates to the merger as disclosed under Item 402(t) of Regulation S-K in the section entitled “The Merger — Interests of the Directors and Executive Officers of Zoltek in the Merger” in Zoltek’s proxy statement for the special meeting.”

Shareholders should note that this proposal regarding certain merger-related executive compensation arrangements is merely an advisory vote which will not be binding on Zoltek, our Board of Directors or Parent. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be eligible to receive the various payments in accordance with the terms and conditions applicable to those payments. If the shareholders do not approve the resolution, the Board of Directors will consider whether further action, if any, is advisable in the interests of the shareholders.

Vote Required and Board Recommendation

Approval of the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger requires the affirmative vote of the holders of a majority of those shares of common stock present or represented by proxy at the special meeting and entitled to vote thereat.

The Board of Directors recommends that you vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.

MARKET PRICES AND DIVIDEND DATA

Zoltek’s common stock (symbol: “ZOLT”) is traded on Nasdaq. Set forth below are the high and low sales prices as reported by Nasdaq for the fiscal quarters indicated. Such prices reflect interdealer sales prices, without retail mark-up, markdown or commission:

	Fiscal Year Ended September 30,
	2013		2012
Quarter	High	Low	High	Low
First	$8.40	$6.24	$9.07	$5.72
Second	12.19	7.03	14.58	7.68
Third	13.86	12.25	11.37	7.55
Fourth	18.51	12.69	9.44	7.69

Zoltek’s closing stock price on September 25, 2013, the last trading day immediately before inaccurate, unauthorized media reports of a possible acquisition of Zoltek by Parent, as reported by Nasdaq, was $16.43. The closing stock price was $9.25 on March 4, 2013, the last trading day immediately before a group filed a Schedule 13D indicating that it had acquired 10% of Zoltek’s outstanding common stock and was requesting a special meeting of shareholders to remove the Board of Directors without cause, each such price as reported by Nasdaq. The closing stock price of Zoltek’s common stock as reported by Nasdaq was $12.28 per share on April 2, 2013, the last trading day immediately before Zoltek’s public announcement that it was a commencing a process to explore and evaluate strategic alternatives to maximize shareholder value and that it had engaged J.P. Morgan as its financial advisor. On [•], 2013, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock as reported by Nasdaq was $[•] per share.

Following the merger, there will be no further market of our common stock, which will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the merger, we will no longer file periodic reports with the SEC on account of Zoltek’s common stock.

Zoltek has not paid cash dividends on any of its common stock and does not intend to pay cash dividends on common stock for the foreseeable future. Under the merger agreement, Zoltek has agreed not to pay any cash dividends on our common stock before completion of the merger or the earlier termination of the merger agreement.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More than 5% of Our Common Stock

The following table includes information as to persons known to our management to beneficially own 5% or more of our outstanding common stock as of [•], 2013:

Name	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock (1)
Zsolt Rumy	6,211,852	(2)	[18.0]	%
Toray Industries, Inc.	6,211,852	(3)	[18.0]	%
Guggenheim Capital, LLC	2,606,866	(4)	[7.6]	%
Dimensional Fund Advisors LP	2,536,001	(5)	[7.4]	%

_________

(1)     The percentage calculation is based upon [34,394,422] shares of Zoltek common stock that were issued and outstanding as of [•], 2013, and for Mr. Rumy, the shares subject to options that may be acquired upon exercise by Mr. Rumy within 60 days of [•], 2013.

(2)     Based on Schedule 13D filed with the SEC on October 2, 2013 in which Mr. Rumy reported that he has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of 5,171,852 shares of which 23,948 shares are issuable upon exercise of certain presently exercisable stock options held by Mr. Rumy and 25,000 shares are held by a charitable trust of which Mr. Rumy is trustee. Mr. Rumy has shared voting power and dispositive power with his wife, Mary Rumy, with respect to 1,040,000 shares of which 540,000 shares are held jointly by Mr. and Mrs. Rumy and 500,000 shares held by a trust of which Mr. and Mrs. Rumy are trustees. The business address of Mr. Rumy is c/o Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044.

(3)     Based on a Schedule 13D filed with the SEC on October 7, 2013 in which Toray Industries, Inc. reported that under the stockholder voting agreement entered into with Zsolt Rumy, it has shared power to vote with respect to the 6,211,852 shares held by Mr. Rumy. The business address of Toray Industries, Inc. is Nihonbashi Mitsui Tower, 1-1, Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo 103-8666, Japan.

(4)     Based solely on a Schedule 13G filed with the SEC on February 14, 2013 with the SEC in which Guggenheim Capital, LLC, Guggenheim Partners, LLC, GP Holdco, LLC, GPFT Holdco, LLC, Security Benefit Asset Management Holdings, LLC, Rydex Holdings, LLC, and Security Investors, LLC (“SI”) reported that as of December 31, 2012, they had shared voting and dispositive power with respect to 2,606,866 shares directly owned by SI and indirectly owned by the other reporting persons. The business address of SI is One SW Security Benefit place, Topeka, Kansas 66636. The business address of the other reporting persons is 227 West Monroe Street, Chicago, Illinois 60606.

(5)     Based solely on a Schedule 13G/A filed with the SEC on February 11, 2013 in which Dimensional Fund Advisors LP reported that as of December 31, 2012, it had sole voting power with respect to 2,486,415 shares and sole dispositive power with respect to 2,536,001 shares in its capacity as an investment adviser registered under the Investment Advisers Act of 1940 to investment companies and as investment manager to certain other comingled group trusts and separate accounts. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares. The business address of Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

Management Ownership of Our Common Stock

The following table includes information as of [•], 2013 with respect to the beneficial ownership of our common stock by each of our directors, each of our executive officers and all of our current directors and executive officers as a group:

Name	Number of Shares Beneficially Owned		Percent of Outstanding Common Stock(1)
Zsolt Rumy	6,211,852	(2)	[18.0]	%
Linn H. Bealke	282,214	(3)	*
Charles A. Dill	266,561	(4)	*
Michael D. Latta	220,386	(5)	*
George E. Husman	128,403	(6)	*
Pedro Reynoso	45,000	(7)	*
David Purcell	33,308	(8)	*
Phillip Schell	31,219	(9)	*
Andrew W. Whipple	28,750	(10)	*
All directors and executive officers as a group (9 persons)	7,247,693	(11)	[20.8]	%

___________

*	Less than one percent

(1)

The percentage calculation is based upon [34,394,422] shares of Zoltek common stock that were issued and outstanding as of [•], 2013, and for each director or executive officer or the group, the number of shares subject to options that may be acquired upon exercise thereof by such director or executive officer or the group within 60 days of [•], 2013.

(2)	Includes 23,948 shares subject to presently exercisable stock options.

(3)	Includes 45,000 shares subject to presently exercisable stock options.

(4)	Includes 60,000 shares subject to presently exercisable stock options.

(5)	Includes 52,500 shares subject to presently exercisable stock options.

(6)	Includes 95,770 shares subject to presently exercisable stock options.

(7)	Includes 45,000 shares subject to presently exercisable stock options.

(8)	Includes 18,198 shares subject to presently exercisable stock options.

(9)	Includes 16,965 shares subject to presently exercisable stock options.

(10)	Includes 20,250 shares subject to presently exercisable stock options.

(11)	Includes 377,631 shares subject to presently exercisable stock options.

OTHER MATTERS

As of the date hereof, the Board of Directors is not aware of any other matters which may properly be presented for action at the special meeting. If, however, any other matters should properly come before the special meeting, it is the intention of the persons named on the proxy card to vote the shares represented thereby in accordance with their judgment as to the best interest of our Company on such matters.

PROPOSALS OF SHAREHOLDERS TO BE PRESENTED AT NEXT ANNUAL MEETING

If the merger is completed, there will be no public participation in any future meetings of shareholders of Zoltek. However, if the merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholders’ meetings.

Under applicable regulations of the SEC, all proposals of shareholders to be considered for inclusion in the proxy statement for the 2014 Annual Meeting of Shareholders must have been received at our executive offices, c/o Zsolt Rumy, Chairman of the Board, President and Chief Executive Officer, 3101 McKelvey Road, St. Louis, Missouri 63044 by no later than September 4, 2013. We have not received any proposals to be considered for inclusion in the proxy statement for the 2014 Annual Meeting of Shareholders. Our by-laws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors, to be considered at such annual meeting. Our by-laws provide that shareholder proposals which do not appear in the proxy statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of Zoltek not less than 30 and not more than 60 days before the annual meeting; provided, however, that, in the event that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder; and (c) as to the shareholder giving the notice, (1) the name and address of such shareholder, as it appears on our books, and (2) the class and number of shares of our common stock which are owned beneficially by such shareholder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. Information that we file later with the SEC, prior to the closing of the merger, will automatically update and supersede the previously filed information and be incorporated by reference into this proxy statement.

We incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E. Washington, D.C. 20549. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Free copies of the documents filed with the SEC by Zoltek will be available on Zoltek’s website at http://www.zoltek.com/com under the “Investor Relations” tab, or by directing a written or oral request to Jill A. Schmidt, Zoltek Companies, Inc., 3101 McKelvey Road, St. Louis, Missouri 63044, telephone number: (314) 291-5110. We will provide such requested documents by first class mail or other equally prompt means within one business day of receipt of a request. Investors may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

If you have any questions about this proxy statement, the special meeting, or the merger or if you need assistance with voting procedures, you should contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

MISCELLANEOUS

Zoltek has supplied all information relating to Zoltek, and Parent has supplied, and Zoltek has not independently verified, all of the information relating to Parent and Merger Sub contained in “Summary — Parties to the Merger,” “Summary — Financing,” “The Merger — Parties to the Merger” and “The Merger — Financing of the Merger.”

You should rely only on the information contained in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [•], 2013. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to shareholders nor the payment of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

 Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ZOLTEK COMPANIES, INC.,

TORAY INDUSTRIES, INC.

and

 TZ ACQUISITION CORP.

Dated September 27, 2013

 A-1

A - i

A - ii

Exhibit A     Charter of Surviving Corporation

A - iii

GLOSSARY OF DEFINED TERMS

Defined Term	Where Defined

Acceptable Confidentiality Agreement	Section 6.4(b)
Acquisition Proposal	Section 6.4(c)
Affected Employees	Section 6.12(a)
Affected Non-Union Employee	Section 6.12(a)
Affected Union Employee	Section 6.12(a)
Affiliate	Section 9.9(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 6.4(d)(ii)
Applicable Laws	Section 4.5(a)
Articles of Merger	Section 1.1(b)
Available Credit Sources	Section 5.5
Book-Entry Shares	Section 3.2(b)(i)
business day	Section 9.9(d)
By-Laws	Section 2.2
Certificate	Section 3.1(a)
CFIUS	Section 4.7(b)
Change of Recommendation	Section 6.4(d)(i)
Charter	Section 2.1
Closing	Section 1.2
Closing Date	Section 1.2
Code	Section 3.2(g)
Company	Preamble
Company Benefit Plans	Section 4.12(a)
Company Board	Recitals
Company By-Laws	Section 4.1
Company Charter	Section 4.1
Company Common Stock	Section 4.3
Company Disclosure Letter	Article 4 Preface
Company Employees	Section 4.12(a)
Company IP Agreements	Section 4.15(b)
Company Material Adverse Effect	Section 9.9(f)
Company Option	Section 3.3(a)
Company Permits	Section 4.5(b)
Company Preferred Stock	Section 4.3
Company Real Property	Section 4.6
Company Recommendation	Section 4.19
Company Reports	Section 4.8(a)
Company Securities	Section 4.3
Company Shareholder Approval	Section 4.20
Company Shareholders Meeting	Section 6.3
Confidentiality Agreement	Section 9.9(e)
Dissenting Shares	Section 3.2(f)
Dissenting Shareholders	Section 3.2(f)
DTC	Section 3.2(b)(ii)
DTC Payment	Section 3.2(b)(ii)
D&O Insurance	Section 6.10(c)
Effective Time	Section 1.1(b)

A - iv

Environmental Laws	Section 4.14(g)
ERISA	Section 4.12(a)
Evaluation Date	Section 4.8(c)
Exchange Act	Section 3.5
Exchange Fund	Section 3.2(a)
Excluded Share	Section 3.1(a)
Fairness Opinion	Section 4.19
FCPA	Section 4.26
FINSA	Section 4.7(b)
Governmental Authority	Section 4.7(b)
Grant Date	Section 4.3
Hazardous Materials	Section 4.14(g)
HSR Act	Section 4.7(b)
Indemnified Parties	Section 6.10(a)
IRS	Section 4.12(a)
Intellectual Property	Section 4.15(a)
J.P. Morgan	Section 3.3(b)
Labor Contract	Section 4.13(a)
Liens	Section 4.4
Material Contract	Section 4.21(a)
Maximum Premium	Section 6.10(c)
Measurement Date	Section 4.3
Merger	Recitals
Merger Sub	Preamble
Missouri Law	Section 1.1(a)
Notice of Proposed Change of Recommendation	Section 6.4(d)
Non-U.S. Antitrust Laws	Section 6.5(a)(i)
Parent	Preamble
Parent Disclosure Letter	Article 5 Preface
Parent Expenses	Section 8.6
Parent Fee	Section 8.5(c)
Parent Material Adverse Effect	Section 9.9(g)
Paying Agent	Section 3.2(a)
Permitted Liens	Section 4.23
Per Share Merger Consideration	Section 3.1(a)
Person	Section 3.2(d)
Proceedings	Section 4.9
Proxy Statement	Section 4.24(a)
Real Property Agreements	Section 4.6
Record Holder	Section 3.1(b)
Regulatory Filings	Section 4.7(b)
Related Party	Section 8.5(e)
Release	Section 4.14(g)
Representatives	Section 6.4(a)
Returns	Section 4.11(m)
SEC	Article 4 Preface
Securities Act	Section 4.7(b)
Share	Recitals
Solvent	Section 5.8
Stock Plans	Section 3.3(a)
Subsidiary	Section 9.9(h)

A - v

Superior Proposal	Section 6.4(c)
Surviving Corporation	Section 1.1(a)
tax	Section 4.11(m)
Termination Date	Section 8.2(a)
Termination Fee	Section 8.5(b)
Third Party	Section 6.4(c)
to the knowledge of	Section 9.9(b)
Transactions	Section 3.5
U.S. GAAP	Section 4.3
Voting Agreement	Recitals

A - vi

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 27, 2013, is by and among Zoltek Companies, Inc., a Missouri corporation (the “Company”), Toray Industries, Inc., a Japanese kabushiki kaisha (“Parent”), and TZ Acquisition Corp., a Missouri corporation and a wholly-owned subsidiary of Parent (“Merger Sub”)

RECITALS

WHEREAS, the board of directors of the Company (the “Company Board”) and the respective boards of directors of Parent and Merger Sub have each determined that it is in the best interests of their respective shareholders to consummate the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation in the merger (the “Merger”), upon the terms and subject to the conditions set forth herein, and have each approved and declared advisable this Agreement and the Merger.

WHEREAS, the Company Board and the respective boards of directors of Parent and Merger Sub have each unanimously approved and declared advisable this Agreement and the Merger, whereby, except as expressly provided in Article 3, each share of common stock, par value $0.01 per share, of the Company (each, a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive the Per Share Merger Consideration.

WHEREAS, concurrently with the execution of this Agreement, Parent has entered into a stockholder voting agreement, dated as of the date hereof, with Zsolt Rumy (the “Voting Agreement”), pursuant to which, subject to the terms thereof, the parties thereto have agreed, among other things, to vote the Shares held by him in favor of the adoption of this Agreement.

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE 1
THE MERGER

Section 1.1     The Merger.

(a)     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of The General and Business Corporation Law of Missouri (the “Missouri Law”). As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”). The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Missouri Law. Without limiting the generality of the foregoing sentence and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

(b)     At the Closing, the parties hereto shall cause the Merger to be consummated by causing articles of merger (the “Articles of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Missouri in accordance with the relevant provisions of the Missouri Law, and shall make all other filings, recordings or publications required under the Missouri Law in connection with the Merger. The Merger shall become effective at such time the Articles of Merger have been duly filed with the office of the Secretary of State of the State of Missouri in accordance with the Missouri Law, or at such later time or date as the parties shall agree and specify in the Articles of Merger in accordance with Applicable Laws (the “Effective Time”).

Section 1.2     The Closing. Subject to Article 7, unless otherwise mutually agreed in writing between the Company and Parent, the closing of the Merger (the “Closing”) shall take place at the offices of Thompson Coburn LLP, One US Bank Plaza, St. Louis, Missouri 63101, at 9:00 a.m., local time, no later than the second business day following the day on which the last to be satisfied or waived of the conditions set forth in Article 7 shall be satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

ARTICLE 2
ARTICLES OF INCORPORATION AND BY-LAWS;
DIRECTORS AND OFFICERS

Section 2.1     Articles of Incorporation of the Surviving Corporation. As of the Effective Time, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as set forth in Exhibit A and as so amended shall be the articles of incorporation of the Surviving Corporation (the “Charter”), until thereafter amended as provided therein or by Applicable Laws (subject to Section 6.10(f)).

Section 2.2     By-Laws of the Surviving Corporation. As of the Effective Time, the by-laws of Merger Sub as in effect immediately prior to the Effective Time shall be amended to change the name of the Surviving Corporation to Zoltek Companies, Inc., and as so amended shall be the by-laws of the Surviving Corporation (the “By-Laws”), until thereafter amended as provided therein, by the Charter or by Applicable Laws (subject to Section 6.10(f)).

Section 2.3     Board of Directors. The directors of Merger Sub, as of the Effective Time, shall, and the parties hereto shall take, and cause to be taken, all actions necessary so that the directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, each to hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

Section 2.4     Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, each to hold office until their respective successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

ARTICLE 3
EFFECT OF THE TRANSACTIONS ON CAPITAL STOCK

Section 3.1     Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holder of any capital stock of the Company:

(a)     Merger Consideration. Each Share issued and outstanding immediately prior to the Effective Time other than (i) Shares owned by Parent, Merger Sub or any other Subsidiary of Parent, (ii) Dissenting Shares, and (iii) Shares owned by the Company in treasury or by any direct or indirect wholly-owned Subsidiary of the Company (each Share referred to in clauses (i) through (iii) above being an “Excluded Share” and collectively, “Excluded Shares”) shall be converted into the right to receive $16.75 in cash (the “Per Share Merger Consideration”), without interest. At the Effective Time, all of the Shares that have been converted into the right to receive the Per Share Merger Consideration as provided in this Section 3.1 shall cease to be outstanding, shall be automatically canceled and shall cease to exist, and each certificate (a “Certificate”) formerly representing any Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Per Share Merger Consideration multiplied by the number of such Shares formerly represented thereby, without interest.

(b)     Treatment of Excluded Shares. Except as provided in the second sentence of this Section 3.1(b), each Excluded Share, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be automatically canceled without payment of any consideration therefor and shall cease to exist, subject to the right of the Record Holders of any Dissenting Shares to demand appraisal with respect to such Dissenting Shares or to receive the Per Share Merger Consideration as contemplated by Section 3.2(f). Each Excluded Share that is owned by any direct or indirect wholly-owned Subsidiary of the Company shall remain outstanding, and no cash or other consideration shall be delivered in exchange therefor. As used in this Article 3, the term “Record Holder” means, with respect to any Shares, a Person who was, immediately prior to the Effective Time, the holder of record of such Shares.

(c)     Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 3.2     Payment.

(a)     Paying Agent. Prior to the Effective Time, Parent shall enter into an agreement (in a form reasonably acceptable to the Company) with a paying agent reasonably acceptable to the Company to act as agent for the shareholders of the Company in connection with the Merger (the “Paying Agent”) to receive the Per Share Merger Consideration to which the shareholders of the Company shall become entitled pursuant to Section 3.1(a). At or prior to the Effective Time, Parent shall deposit (or cause to be deposited) with the Paying Agent sufficient funds to make all payments pursuant to Section 3.1(a) (such cash being hereinafter referred to as the “Exchange Fund”). If a Dissenting Shareholder effectively withdraws its demand for, or loses its, appraisal rights pursuant to Section 351.455 of the Missouri Law with respect to any Dissenting Shares, Parent shall make available or cause to be made available to the Paying Agent additional funds in an amount equal to the product of (i) the number of Dissenting Shares for which the Dissenting Shareholder has withdrawn its demand for, or lost its, appraisal rights pursuant to Section 351.455 of the Missouri Law and (ii) the Per Share Merger Consideration. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Financial Services LLC, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $25.0 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of investment. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the aggregate amounts payable under Section 3.1(a) shall be promptly returned to Parent (or its designee). To the extent that there are any losses with respect to any such investments, or the Exchange Fund diminishes for any reason below the level required for the Paying Agent to make prompt cash payment under Section 3.1(a), Parent shall, or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Paying Agent to make such aggregate payments under Section 3.1(a).

(b)     Payment Procedures.

(i)     Promptly after the Effective Time and in any event not later than the third business day following the Effective Time, the Surviving Corporation shall cause to be mailed to each Record Holder, as of the Effective Time, of an outstanding Certificate or outstanding Certificates that immediately prior to the Effective Time represented outstanding Shares, which have converted into the right to receive the Per Share Merger Consideration with respect thereto, a form of letter of transmittal in customary form and reasonable instructions for use in effecting the surrender of the Certificates. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Merger Consideration for each Share formerly represented by such Certificate and such Certificate shall then be canceled. Promptly after the Effective Time and in any event not later than the third business day following the Effective Time (or, solely if delivery of a letter of transmittal (which letter of transmittal shall be in customary form and shall have such provisions as the Company and Parent may reasonably agree) by each Record Holder of uncertificated Shares represented by book-entry (“Book-Entry Shares”) is required by the Paying Agent, promptly following the Paying Agent’s receipt of such letter of transmittal), the Paying Agent shall issue and deliver to each Record Holder of Book-Entry Shares a check or wire transfer for the amount of cash that such holder is entitled to receive pursuant to Section 3.1(a) of this Agreement in respect of such Book-Entry Shares, and such Book-Entry Shares shall then be canceled. No interest shall be paid or accrued for the benefit of holders of the Certificates or Book-Entry Shares on the Per Share Merger Consideration payable in respect of the Certificates or Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer or such Book-Entry Share shall be properly transferred and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Share surrendered or shall have established to the reasonable satisfaction of Parent or the Paying Agent that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2(b), each Certificate (other than with respect to Excluded Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable Per Share Merger Consideration as contemplated by this Article 3.

(ii)     Prior to the Effective Time, Parent and the Company shall cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 10:30 a.m. (St. Louis time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of Shares other than Excluded Shares held of record by DTC or such nominee as of the Effective Time multiplied by the Per Share Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after 10:30 a.m. (St. Louis time) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the first business day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(c)     Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Person presents to the Surviving Corporation, Parent or Paying Agent any Certificates for transfer or any transfer instructions relating to Shares canceled in the Merger, such Person shall be given a copy of the letter of transmittal referred to in Section 3.2(b)(i) and directed to comply with the instructions in that letter of transmittal in order to receive any cash to which such Person is entitled pursuant to this Article 3.

(d)     Termination of Exchange Fund. At the option of the Surviving Corporation, any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the Record Holders of Shares for twelve months after the Effective Time shall be delivered to the Surviving Corporation (or its designee). Any Record Holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article 3 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as a general creditor thereof for payment of the Per Share Merger Consideration for such Shares upon compliance with the instructions in the form of letter of transmittal referred to in Section 3.2(b)(i), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any Record Holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. All cash paid upon the surrender of Certificates in accordance with the terms of this Article 3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates. For the purposes of this Agreement, the term “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

(e)     Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with customary replacement requirements reasonably established by the Paying Agent, including the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in customary amount and upon such terms as may reasonably be required by Parent or the Surviving Corporation as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver the Per Share Merger Consideration payable in respect of the Shares represented by such lost, stolen or destroyed Certificate pursuant to this Article 3.

(f)     Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such shares (the “Dissenting Shares”) pursuant to, and who complies in all respects with, the provisions of Section 351.455 of the Missouri Law (the “Dissenting Shareholders”), shall not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration, but instead such holder shall be entitled only to such rights as are accorded under Section 351.455 of the Missouri Law (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 351.455 of the Missouri Law), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost its right to appraisal under the Missouri Law. If any Dissenting Shareholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Shares shall thereupon be treated as if they had been converted into the right to receive, as of the Effective Time, the Per Share Merger Consideration for each such Share, in accordance with Section 3.1, without interest. The Company shall give Parent prompt notice of any demand for appraisal, attempted withdrawal of such demand, and any other instrument served pursuant to Applicable Laws that are received by the Company relating to Company shareholders’ rights of appraisal. Parent shall have the right to participate in all negotiations and proceedings with respect to demands for appraisal by Company shareholders under the Missouri Law. The Company shall not, except with the prior written consent of Parent (not to be unreasonably withheld, delayed or conditioned), voluntarily make any payment with respect to any demand for appraisal, offer to settle or settle any such demand or approve any withdrawal of any such demand.

(g)     Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled, without duplication, to deduct and withhold from the consideration otherwise payable in respect of Shares pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or non-U.S. tax law. To the extent that amounts are so withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be (i) timely remitted by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Authority, and (ii) treated for all purposes of this Agreement as having been paid to the Record Holder of Shares in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, as the case may be.

Section 3.3     Treatment of Stock Plans.

(a)     Options. As of the Effective Time, each option to purchase Shares (each a “Company Option”) granted under the Zoltek Companies, Inc. Directors Stock Option Plan (as Amended and Restated), the Zoltek Companies, Inc. 2003 Long-Term Equity Incentive Plan, the Zoltek Companies, Inc. 2008 Long-Term Equity Incentive Plan, and the Zoltek Companies, Inc. 2008 Director Equity Incentive Plan (collectively, the “Stock Plans”), which, in each case, is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, shall become fully vested and exercisable and, at the Effective Time, shall be canceled by the Company and converted into the right to receive from the Surviving Corporation (and Parent shall cause the Surviving Corporation to pay), promptly following the Effective Time (but in no event later than the third business day following the Effective Time), in consideration for such cancellation, an amount in cash equal to (i) the product of (x) the total number of Shares subject to the Company Option immediately prior to the Effective Time times (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Company Option less (ii) any amounts required to be withheld or deducted with respect to such payment and without interest. In the event that the exercise price of any Company Option is equal to or greater than the Per Share Merger Consideration, such Company Option shall be cancelled as of the Effective Time without payment therefor and have no further force or effect.

(b)     Corporate Actions. At or prior to the Effective Time, the Company, the Company Board and the compensation committee thereof, as applicable, shall take all actions necessary in order to implement the provisions of this Section 3.3 and pay all amounts due as of the Closing to J.P. Morgan Securities LLC (“J.P. Morgan”) under the agreements described in Section 4.18.

Section 3.4     Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, the Per Share Merger Consideration shall be equitably adjusted, without duplication, to reflect such change and as so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration.

Section 3.5     Rule 16b-3 Approval. Prior to the Closing, the Company and the Company Board or a committee thereof, shall use its reasonable best efforts to take all actions to cause any disposition of Company equity securities (including derivative securities) resulting from the transactions contemplated by this Agreement (the “Transactions”) by each individual who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”), to be exempt from Section 16(b) of the Exchange Act under Rule 16b-3 promulgated under the Exchange Act in accordance with the procedures set forth in such Rule 16b-3.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) set forth in the disclosure letter delivered to Parent and Merger Sub by the Company at or prior to the execution of this Agreement (the “Company Disclosure Letter”) and making reference to the particular section or subsection of this Agreement (provided that any information set forth in one section or subsection of the Company Disclosure Letter shall be deemed to apply to each other section or subsection thereof where its relevance to such other section is reasonably apparent on its face from such disclosure) or (ii) disclosed or included in the Company Reports filed with, or furnished to, the United States Securities and Exchange Commission (the “SEC”) by the Company since October 1, 2012 and publicly available prior to the date hereof (other than any disclosures set forth in any “risk factor” section, in any section relating to forward-looking statements and any other disclosures included therein, in each case to the extent that they are cautionary, predictive or forward-looking in nature and provided that nothing in this clause (ii) shall be deemed to modify or qualify the representations and warranties set forth in Section 4.2 and Section 4.3), the Company represents and warrants to Parent and Merger Sub that:

Section 4.1     Existence; Good Standing; Corporate Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri. The Company is duly qualified to do business and, to the extent such concept or a similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, does not constitute a Company Material Adverse Effect. The Company possesses all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The Company has heretofore furnished or otherwise made available to Parent true, complete and correct copies of the Company’s amended and restated articles of incorporation (the “Company Charter”) and by-laws (the “Company By-Laws”) as in effect on the date hereof. The Company Charter and the Company By-Laws are in full force and effect.

Section 4.2     Authorization, Validity and Effect of Agreements. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, upon receipt of the Company Shareholder Approval, to consummate the Transactions. The execution of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions other than, with respect to the Merger, the receipt of the Company Shareholder Approval. The Company has duly executed and delivered this Agreement. Assuming this Agreement has been duly authorized, executed and delivered by Parent and Merger Sub, this Agreement constitutes the valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors’ rights, general principles of equity and any implied covenant of good faith and fair dealing.

Section 4.3     Capitalization. The authorized capital stock of the Company consists of: (i) 1,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”); and (ii) 50,000,000 shares of common stock, par value $ 0.01 per share (“Company Common Stock”). No shares of Company Preferred Stock are issued and outstanding. As of September 24, 2013 (the “Measurement Date”): (i) 34,390,922 shares of Company Common Stock were issued and outstanding; (ii) zero shares of Company Common Stock were held in treasury; and (iii) an aggregate of 1,178,416 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Options. All issued and outstanding Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Since the Measurement Date, except for this Agreement, shares of Company Common Stock issued upon exercise of Company Options and as set forth above, (i) there are no outstanding (A) shares of capital stock or other voting securities of the Company, (B) securities convertible into or exchangeable for shares of capital stock or other voting securities of the Company, or (C) options, warrants, calls or other rights to acquire from the Company or any of its Subsidiaries, or commitments which obligate the Company or any of its Subsidiaries to issue, transfer, sell or register, any shares of capital stock or other voting securities of the Company (the items in clauses (A), (B) and (C) are referred to collectively as “Company Securities”), and (ii) there are no outstanding obligations of the Company or any of its Subsidiaries to issue, repurchase, redeem or otherwise acquire any Company Securities. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter. There are no outstanding contractual commitments of the Company or any of its Subsidiaries which obligate the Company or its Subsidiaries to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which the Company is a party or is otherwise bound. With respect to the Company Options issued pursuant to the Stock Plans (i) each grant of an option was duly authorized no later than the date on which the grant of such option was by its terms to be effective on the date the option was granted (the “Grant Date”) by all necessary corporate action and was duly executed and delivered by each party thereto within a reasonable time following the Grant Date and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant, (ii) all options have an exercise price equal to no less than the fair market value of one share of Company Common Stock on the Grant Date and no option has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option, in each case, as determined in accordance with Section 409A of the Code, (iii) each such grant of Company Options was made in accordance with the terms of the applicable Stock Plan and all applicable laws, (iv) the Stock Plans are the only plans or programs the Company maintains under which outstanding options to acquire Company Common Stock or any other equity or equity-based awards have been or may be granted and there are no options to acquire Company Common Stock or any other equity-based awards with respect to Company Common Stock outstanding other than those granted and outstanding under the Stock Plans, (v) the Company has made available to Parent true, correct and complete copies of each form of award agreement, (vi) no Company Options differ in any material respect from such form agreements, (vii) except as set forth in Section 4.3(a)(vii) of the Company Disclosure Letter, there is no agreement, arrangement or understanding (written or oral) to amend, modify or supplement such Company Options in any case from the form provided to Parent, and (viii) each such grant was properly accounted for in all material respects in accordance with United States generally accepted accounting principles (“U.S. GAAP”) in the financial statements (including the related notes) of the Company. No Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code. Except as set forth in Section 4.3(b) of the Company Disclosure Letter and the Voting Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party or of which the Company has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries. Section 4.3(c) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of all outstanding Company Options and other rights to purchase or receive shares of Company Common Stock granted under the Stock Plans, any sub-plan thereto or otherwise, and, for each such Company Option and other right, (i) the number of shares of Company Common Stock subject thereto, (ii) the terms of vesting (including the extent to which it will become accelerated as a result of the Merger) and vested status, (iii) the grant and expiration dates, (iv) the Stock Plan and form of award agreement pursuant to which such grant was made, (v) the exercise price, if applicable, and (vi) the name of the holder thereof. All Company Options can be involuntarily cancelled without the award holder’s consent upon the consummation of the Merger (including any options that have an exercise price equal to or greater than the Merger Consideration, and therefore with respect to which no payment will be made in connection with such cancellation).

Section 4.4     Subsidiaries. Section 4.4 of the Company Disclosure Letter contains a true, complete and correct list of all of the Subsidiaries of the Company. Each of the Company’s Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and, to the extent such concept or a similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or other entity power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and, to the extent such concept or a similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the transaction of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, does not constitute a Company Material Adverse Effect. Except as set forth in Section 4.4 of the Company Disclosure Letter, all of the outstanding shares of capital stock of, or other ownership interests in each of the Company’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable (except as such nonassessability may be affected by Applicable Laws), and are owned by the Company or another wholly-owned Subsidiary of the Company free and clear of all mortgages, deeds of trust, liens, security interests, pledges, rights of way, hypothecation, charge, claim, option, right of first refusal, preemptive right, community property interest, easements, encumbrances or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) (“Liens”) other than Permitted Liens. Except for the capital stock of its Subsidiaries, the Company does not own any capital stock or other equity or voting interest in any Person.

Section 4.5     Compliance with Laws; Permits. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole:

(a)     Neither the Company nor any Subsidiary of the Company is, and since January 1, 2011 none of the Company or any of its Subsidiaries has been, in violation of any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, rule, regulation, order, ruling, decree, judgment, or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (collectively, “Applicable Laws”), and no claim, investigation or proceeding is pending or, to the knowledge of the Company, threatened with respect to any such matters.

(b)     The Company and each Subsidiary of the Company hold all permits, licenses, certifications, variations, exemptions, orders, franchises, consents and approvals of all governmental or regulatory entities necessary for the lawful conduct of their respective businesses as currently conducted (the “Company Permits”). All Company Permits are in full force and effect, and there exists no default thereunder or breach thereof, and none of the Company or any of its Subsidiaries has notice or actual knowledge that such Company Permits will not be renewed in the ordinary course after the Effective Time. No Governmental Authority has given notice to the Company or any of its Subsidiaries that it has taken or intends to take any action to terminate, suspend, cancel or reform any Company Permit.

Section 4.6     Real Property. Section 4.6 of the Company Disclosure Letter contains a true and complete list of all material real property owned, leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (the “Company Real Property”). The Company or the applicable Subsidiary has good, valid and marketable fee title to all Company Real Property owned in fee, subject to Permitted Liens, and, with respect to all other Company Real Property, has good and valid leasehold, sublease, license or other interest or otherwise has a valid right of possession, use or access which is sufficient to permit the Company to operate or conduct its business as is currently conducted or carried. The Company and its Subsidiaries possess all permits, deeds, leases, licenses, easements, rights of way, surface rights, operating authorities, orders, exemptions, franchises, variances, consents, approvals and such other similar agreements granting rights in real property or other authorizations (“Real Property Agreements”) required for the present ownership and operation of all Company Real Property. Each Real Property Agreement is a valid and binding agreement of the Company or the applicable Subsidiary and, to the knowledge of the Company, as of the date of this Agreement, the other party thereto, and, except for expirations in accordance with the terms thereof, is in full force and effect and enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors’ rights, general principles of equity and any implied covenant of good faith and fair dealing. The Company has made available to Parent true, complete and correct copies of all material Real Property Agreements. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any unresolved notice of any default on the part of the Company or any of its Subsidiaries under any Real Property Agreement, and to the knowledge of the Company, there is no default on the part of the other party or parties under the provisions of any Real Property Agreement. None of the Company or any Subsidiary of the Company has received notice of any condemnation proceeding or proposed action or agreement for taking in lieu of condemnation, nor is any such proceeding, action or agreement pending or, to the knowledge of the Company, threatened in writing, with respect to any portion of any Company Real Property.

Section 4.7     No Conflict.

(a)     Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the Transactions in accordance with the terms hereof will: (i) subject to receipt of the Company Shareholder Approval, conflict with or result in a breach of any provision of the Company Charter or Company By-Laws or other equivalent organizational documents of the Subsidiaries; (ii) except as set forth in Section 4.7(a)(ii) of the Company Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, require any consent or approval under, or result in the termination or cancellation or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the material properties or material assets of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, or otherwise result in a detriment to the Company or any of its Subsidiaries under, any Material Contract, Company Benefit Plan, material Real Property Agreement, or material Company IP Agreement to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties, assets or rights may be bound or affected; or (iii) subject to the filings and other matters referred to in Section 4.7(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to the Company or any of its Subsidiaries or by which its or any their respective properties, assets or rights are bound, except for such matters, in the case of matters described in clause (ii) or (iii), that would not prevent or materially delay the performance by the Company of, or materially impair the ability of the Company to perform, its covenants and obligations hereunder.

(b)     Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions in accordance with the terms hereof or thereof will require any consent, approval, qualification, authorization or permit of, action by, filing or registration with, or notification to, any United States (federal, state or local) or foreign government or any governmental, regulatory, judicial or administrative authority, agency or commission (a “Governmental Authority”); other than (i) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Exchange Act, the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the “Securities Act”) or applicable state securities and “Blue Sky” laws, (ii) filings and notifications required under applicable Non-U.S. Antitrust Laws, (iii) such filings as are necessary to comply with the Defense Production Act of 1950, 50 U.S.C. App. §2170, as amended by the Foreign Investment and National Security Act of 2007 (“FINSA”), the rules and regulations of the Committee on Foreign Investment in the United States (“CFIUS”) and any other Legal Requirement relating to restrictions on foreign investment in any jurisdiction (such filings and notifications referred to in clauses (i) and (iii), collectively, “Regulatory Filings”), (iv) the filing of the Articles of Merger with the Secretary of State of the State of Missouri, and (v) any filing, consent, approval, qualification, authorization, permit, decision or action, the failure of which to obtain, and for any such filing, registration or notification, the failure of which to make, does not, individually or in the aggregate, constitute a Company Material Adverse Effect.

Section 4.8     SEC Documents.

(a)     Since June 30, 2011, the Company and its Subsidiaries have timely filed with, or furnished to, the SEC all forms, schedules, reports, registration statements, certifications and other documents (together with all exhibits, amendments and supplements thereto, the “Company Reports”) required to be so filed with or furnished by them to the SEC. As of its respective date of filing with the SEC (or (x) in the case of any Company Report that is a registration statement, as of its effective date, or (y) if amended, supplemented or superseded by a subsequent filing (which subsequent filing, if made in relation to a report filed prior to the date hereof, shall have been filed prior to the date hereof), as of the date of such subsequent filing), (i) each Company Report complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder applicable to such Company Report, and (ii) none of the Company Reports contained, and any Company Reports filed with the SEC subsequent to the date hereof will not contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to Parent true, correct and complete copies of all written correspondence between the SEC and the Company and any of its Subsidiaries occurring since October 1, 2011 and prior to the date of this Agreement. As of the date of this Agreement, except as set forth in Section 4.8(a) of the Company Disclosure Letter, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.

(b)     The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 filed with the SEC have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial condition of the Company and its Subsidiaries at the respective dates thereof and the results of their operations and cash flows for the periods indicated, all in accordance with U.S. GAAP. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since October 1, 2012, have been prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments and lack of full footnotes), all in accordance with U.S. GAAP. Since October 1, 2012, the Company has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by U.S. GAAP, SEC rule or policy or Applicable Law or as disclosed in the consolidated financial statements (including the notes thereto) of the Company included in the Company Reports. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other appropriate legal and accounting requirements. Except for those liabilities that are reflected or reserved for in accordance with U.S. GAAP in the consolidated balance sheet of the Company and its Subsidiaries included in the most recent Company Report filed prior to the date of this Agreement that includes such a balance sheet, including all notes thereto, neither the Company nor any of its Subsidiaries has any liabilities or obligations of the type required to be disclosed in the liabilities column of a balance sheet prepared in accordance with U.S. GAAP other than liabilities or obligations (i) arising under this Agreement and the Transactions, (ii) incurred since the date of such balance sheet in the ordinary course of business consistent with past practice or (iii) that, individually or in the aggregate, do not constitute a Company Material Adverse Effect.

(c)     As and to the extent described in the Company Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and designed such disclosure controls and procedures to ensure that information required to be disclosed in the Company Reports under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and related forms, and that such information is accumulated and communicated to the Company’s principal executive officer and principal financial officer, who have evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of June 30, 2013 (the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Section 4.9     Litigation. Except to the extent disclosed in the Company Reports or set forth in Section 4.9 of the Company Disclosure Letter, there is no suit, action, claim, arbitration, investigation, inquiry, grievance or other proceeding by or before any Governmental Authority or arbitral body pending, or to the knowledge of the Company, threatened, to which the Company is a party or against the Company or any of its Subsidiaries or any of their properties or assets (collectively, the “Proceedings”), other than any Proceeding that (a) (i) does not involve an amount in controversy in excess of $7 million and (ii) does not seek injunctive or other non-monetary relief or (b) individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. There is no suit, action or proceeding by or before any Governmental Authority pending, or to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the Transactions.

Section 4.10     Absence of Certain Changes. From October 1, 2012 through the date of this Agreement, the Company and its Subsidiaries have conducted their business in all material respects in the ordinary course of business consistent with past practice. Except as set forth in Section 4.10 of the Company Disclosure Letter, since the October 1, 2012 through the date hereof, neither the Company nor any of its Subsidiaries has taken any action that would be prohibited by Section 6.1 if proposed to be taken after the date hereof. Since September 30, 2012, there has not been any change, event, occurrence, development or state of facts that, individually or in the aggregate, constitutes a Company Material Adverse Effect.

Section 4.11     Taxes.

(a)     All income and other material Returns filed or required to be filed by or with respect to the Company or any of its Subsidiaries (including any Return required to be filed by an affiliated, consolidated, combined, unitary or similar group that included the Company or any of its Subsidiaries) have been properly filed on a timely basis with the appropriate Governmental Authorities and all such Returns are complete and correct in all material respects. All income and other material taxes that have become due (regardless of whether reflected on any Return) have been duly and timely paid or deposited in full on a timely basis or, where payment is not yet due, adequately reserved for in accordance with U.S. GAAP.

(b)     Except as set forth in Section 4.11 of the Company Disclosure Letter, no audit or other administrative proceeding or court proceeding is presently pending or currently in progress with regard to any tax or Return of the Company or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim.

(c)     Neither the Company nor any of its Subsidiaries (i) has any liability for any tax of any other Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or non-U.S. tax law, or as a transferee or successor, by contract, or otherwise, or (ii) is or has ever been a member of an affiliated group (except for the affiliated group of which the Company is the common parent), within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. tax law.

(d)     As of the date of this Agreement, neither the Company nor any of its Subsidiaries has granted any currently effective request, agreement, consent or waiver to extend any period of limitations applicable to the assessment of any material tax upon the Company or any of its Subsidiaries.

(e)     There are no Liens for taxes (other than statutory Liens for taxes not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with U.S. GAAP) upon any of the assets of the Company or any of its Subsidiaries.

(f)     The Company is not and has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the past five years. Prior to the Closing, the Company shall provide to Parent a certification that complies with the requirements of Treasury Regulation Sections 1.897-2(h) and 1.1445-2(c)(3) to the effect that the Shares are not U.S. real property interests within the meaning of Section 897 of the Code.

(g)     Neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(h)     Neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382(g) of the Code.

(i)      Neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing agreement, tax indemnification, or tax allocation agreement or similar agreement, contract or arrangement.

(j)      Neither the Company nor any of its Subsidiaries has received a ruling relating to taxes or from, or entered into a closing agreement with, any Governmental Authority.

(k)     Neither the Company nor any of its Subsidiaries will be required to include any material item of income in taxable income for any period (or any portion thereof) ending after the Closing as a result of any installment sale or other transaction on or prior to the Closing or prepaid amount received on or prior to the Closing or otherwise as a result of a transaction or accounting method that accelerated an item of deduction into periods ending on or before the Closing or a transaction or accounting method that deferred an item of income into periods beginning after the Closing.

(l)      Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(m)    For purposes of this Agreement, (i) “tax” or “taxes” means all federal, state, local, or non-U.S. net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding company, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, alternative or add on minimum, estimated, or windfall profits taxes, customs or duties, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (U.S. or non-U.S.), and (ii) “Return” or “Returns” means all returns, statements, reports, declarations, estimates, information returns, attached schedules, claims for refund, amended returns, and forms filed or required to be filed with respect to any tax.

(n)     This Section 4.11, together with Sections 4.3 and 4.12, contain the sole and exclusive representations and warranties of the Company with respect to tax matters.

Section 4.12     Employee Benefit Plans.

(a)     Section 4.12(a) of the Company Disclosure Letter contains a true and complete list of all material Company Benefit Plans. The term “Company Benefit Plans” means all “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all medical, dental, life insurance, equity, bonus or other cash or equity-based incentive compensation, disability, salary continuation, severance, retention, change in control, retirement, pension, deferred compensation, vacation, sick pay or paid time off plans or policies, and any other plans, agreements (including employment, consulting and collective bargaining agreements) under which any current or former employee or director of the Company or any of its Subsidiaries (the “Company Employees”) has any present or future rights to benefits and which are sponsored, maintained or contributed to (or required to be maintained or contributed to) by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party. The Company has made available to Parent true, complete and correct copies (or, to the extent no such copy exists, an accurate description) of each material Company Benefit Plan and, if applicable, amendments thereto, any related trust or custodial agreements or other funding arrangements, the most recent Forms 5500 and accompanying schedules, summary plan descriptions, funding statements, annual reports, actuarial reports, Internal Revenue Service (the “IRS”) determination or opinion letters for each such plan, if applicable, and any communications that the Company or any of its Subsidiaries has received from or sent to the Pension Benefit Guaranty Corporation, the U.S. Department of Labor, the IRS or any comparable state or local agency concerning any termination of, withdrawal from or appointment of a trustee to administer any plan or the failure or alleged failure to comply with any provision of ERISA, the Code or any state or local Law with respect to any Company Benefit Plan.

(b)     Each Company Benefit Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other Applicable Laws in all material respects. Each of the Company Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS or is entitled to rely upon a favorable opinion issued by the IRS and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification or the imposition of any material liability, tax or penalty under ERISA or the Code. There are no pending or, to the knowledge of the Company, threatened actions, suits, claims or other litigation against or otherwise involving any Company Benefit Plan (excluding routine claims for benefits incurred in the ordinary course of Company Benefit Plan activities). No audit or other administrative proceeding by the U.S. Department of Labor, the IRS or any other Governmental Authorities are pending or in progress or, to the knowledge of the Company, threatened, in either case with respect to the Company, any of its Subsidiaries or any Company Benefit Plan.

(c)     No Company Benefit Plan is (i) a “multiemployer plan”, (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) a defined benefit pension (as defined in Section 3(35) of ERISA) or (iv) subject to Title IV or Section 302 of ERISA or Section 412 of the Code and neither the Company, its Subsidiaries nor any trade or business (whether or not incorporated) which is under common control, or which is treated as a single employer, with the Company or any of its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code has at any time sponsored or contributed to (or been required to contribute to), or has, has had, or could have any liability or obligation in respect of any such plan.

(d)     Neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for any Company Employees, except as required to avoid an excise tax under Section 4980B of the Code or otherwise as may be required pursuant to any other Applicable Law.

(e)     Neither the execution of this Agreement nor the consummation of the Transactions could cause any payments to any Company Employee to be either subject to an excise tax or non-deductible under Sections 4999 and 280G of the Code, whether or not some other subsequent action or event would be required to cause such payment, right or benefit to be triggered.

(f)     Each Company Benefit Plan providing for deferred compensation that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code and applicable regulations) has been established, administered and maintained in compliance in all material respects with the requirements of Section 409A of the Code and the regulations promulgated thereunder. All contributions and premium payments required to have been made under any of the Company Benefit Plans or by Applicable Law (without regard to any waivers granted under Section 412 of the Code), have been timely made.

(g)     Except as set forth in Section 4.12(g) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in combination with any other event contemplated by the applicable Company Benefit Plan) will (i) result in any payment becoming due to any current or former employee, consultant, independent contractor or director of the Company, (ii) increase the compensation or benefits payable, including equity benefits, under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, funding or vesting of any such compensation or benefits, including equity benefits, under any such Company Benefit Plan, (iv) require any contributions or payments to fund any obligations under any Company Benefit Plan, (v) create any limitation or restriction on the right of the Company to merge, amend or terminate any Company Benefit Plan, or (vi) give rise to the payment of any amount that could be subject to an excise tax or that would not be deductible by Parent or the Surviving Corporation or their respective Affiliates by reason of Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

(h)     This Section 4.12 contains the sole and exclusive representations and warranties of the Company with respect to employee benefits matters.

Section 4.13     Labor Matters.

(a)     Except as set forth in Section 4.13(a) of the Company Disclosure Letter, (i) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or similar contract, agreement or understanding with a labor union, works council or similar labor organization (a “Labor Contract”), (ii) to the knowledge of the Company, there are no organizational efforts with respect to the formation of a union presently being made or threatened, nor have any such activities been conducted since October 1, 2011, (iii) neither the Company nor any of its Subsidiaries has experienced any labor strike, slowdown, work stoppage, dispute, lockout or other material labor controversy since October 1, 2011, and none is now in effect or, to the knowledge of the Company, threatened, and (iv) the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any breach or other violation of any Labor Contract.

(b)     No charge or complaint of unfair labor practices is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except as set forth in Section 4.13(b) of the Company Disclosure Letter, no material charge, complaint, claim, or proceeding involving or relating to any employee or employment matters is pending or threatened against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices. Neither the Company nor any of its Subsidiaries has received notice of the intent of any Governmental Authority responsible for the enforcement of labor, employment, wages and hours of work, child labor, immigration, or occupational safety and health laws to conduct an investigation with respect to or relating to them or notice that such investigation is in progress. Except for such matters that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole, the Company and each of its Subsidiaries is in compliance in all material respects with all Applicable Laws relating to employment and employment practices, including but not limited to wage and hour requirements, classification of employees as independent contractors/employees and exempt/non-exempt, immigration, discrimination, equal opportunity, affirmative action, employee health and safety, disability rights, employee leave or other absence, labor relations, collective bargaining, workers' compensation, unemployment insurance, plant closures and layoffs, and termination of employment.

Section 4.14     Environmental Matters. Except for such matters that, individually or in the aggregate, do not constitute, or would not reasonably be expected to have, a Company Material Adverse Effect and those matters set forth in Section 4.14 of the Company Disclosure Letter:

(a)     the Company and each of its Subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes possession by the Company and each of its Subsidiaries of all Company Permits required under Environmental Law for the conduct of their respective operations, and compliance with the terms and conditions thereof);

(b)     there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to the knowledge of the Company, against any Person whose liability for such Proceedings the Company or any of its Subsidiaries has retained or assumed either contractually by operation of law, in each case arising out of, based on, resulting from or relating to (i) the violation, or alleged violation, of any Environmental Law; or (ii) any potential or actual liability (including liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys' fees, fines or penalties) under any Environmental Law;

(c)     neither the Company nor any of its Subsidiaries has received any written notice or citation from any Person alleging a violation of, or actual or potential liability under, any Environmental Law;

(d)     there are no actions, activities, circumstances, facts, conditions, events or incidents, including the presence, Release or threatened Release of any Hazardous Materials, which would be reasonably likely to form the basis of any Proceeding or liability under Environmental Law against the Company, any of its Subsidiaries, or to the knowledge of the Company, against any Person whose liability for such Proceedings or liability the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law;

(e)     neither the Company nor any of its Subsidiaries has entered into any consent decree or other agreement with any Governmental Authority, and neither the Company nor any of its Subsidiaries is subject to any judgment, decree or order relating to any Environmental Laws or to Hazardous Materials;

(f)      the Company has delivered or otherwise made available for inspection to Parent true, complete and correct copies of any reports, assessments (including Phase I environmental site assessments and Phase II environmental site assessments), studies, environmental sampling, or environmental tests to the extent in the possession of or reasonably available to the Company or any of its Subsidiaries pertaining to: (i) any unresolved Proceedings under Environmental Law; (ii) any Hazardous Materials in, on, beneath or adjacent to any Company Real Property or property formerly owned, operated or leased by the Company or any of its Subsidiaries; or (iii) the Company’s or any of its Subsidiaries’ compliance with applicable Environmental Laws; and

(g)     For purposes of this Agreement:

“Environmental Law” means all applicable orders of any Governmental Authority and any Applicable Laws relating to pollution, the protection, restoration or remediation of or prevention of harm to the environment or natural resources, or the protection of human health and safety from the presence of Hazardous Materials.

“Hazardous Materials” means any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Environmental Law; or (ii) can form the basis of any liability under any Environmental Law.

“Release” means any release, spill, emission, discharge, leaking, pouring, dumping or emptying, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including, without limitation, soil, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

(h)     This Section 4.14 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters, including any matters arising under Environmental Law.

Section 4.15     Intellectual Property.

(a)     The Company and its Subsidiaries own, free and clear of all Liens (other than Permitted Liens), their proprietary Intellectual Property and own or possess adequate licenses or other valid rights to use in the manner currently used all other Intellectual Property used in their businesses, except where the failure to own or possess such licenses and other rights, individually or in the aggregate, does not constitute a Company Material Adverse Effect. All material Intellectual Property applications and registrations owned by the Company and its Subsidiaries are subsisting and unexpired and, to the knowledge of the Company, valid and enforceable, and there are no assertions or claims challenging the validity or enforceability of any material Intellectual Property owned by the Company or its Subsidiaries or their right to use any Intellectual Property except, in each case, as would not, individually or in the aggregate, constitute a Company Material Adverse Effect. The conduct of the Company’s and its Subsidiaries’ respective businesses as currently conducted does not conflict with or infringe any Intellectual Property of any other Person, except as would not, individually or in the aggregate constitute a Company Material Adverse Effect. The Company and its Subsidiaries take reasonable actions consistent with customary industry practices to maintain and protect their Intellectual Property (including any that is confidential in nature) and the integrity and operation of their systems and software, and there have been no violations, interruptions or outages of same except, in each case, where the failure to take such actions and the occurrence of such violations, interruptions or outages would not, individually or in the aggregate, constitute a Company Material Adverse Effect. To the knowledge of the Company, there is no infringement of any Intellectual Property owned by the Company or any of its Subsidiaries, except for such infringements that, individually or in the aggregate, do not constitute a Company Material Adverse Effect. For the purposes of this Agreement, “Intellectual Property” means patents, know how, trade secrets, trademarks, service marks, copyrights, Internet domain names and other intellectual property rights.

(b)          Section 4.15(b) of the Company Disclosure Letter lists as of the date hereof all material contracts currently in effect to which the Company or any of its Subsidiaries is a party under which any third Person has granted to the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries has granted to any third Person, any license to Intellectual Property Rights (“Company IP Agreements”). Except for such matters that, individually or in the aggregate, do not constitute a Company Material Adverse Effect: (i) each Company IP Agreement is a valid and binding agreement of the Company or the applicable Subsidiary and, to the knowledge of the Company, as of the date of this Agreement, the other party thereto, and, except for expirations in accordance with the terms thereof, is in full force and effect and enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors’ rights, general principles of equity and any implied covenant of good faith and fair dealing and (ii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any unresolved notice of any default on the part of the Company or any of its Subsidiaries under any Company IP Agreement, and to the knowledge of the Company, there is no default on the part of the other party or parties under the provisions of any Company IP Agreement.

(c)     This Section 4.15 contains the sole and exclusive representations and warranties of the Company with respect to Intellectual Property.

Section 4.16     Decrees, Etc.  Except for such matters that, individually or in the aggregate, do not constitute a Company Material Adverse Effect, (a) no order, writ, fine, injunction, decree, judgment, award or determination of any Governmental Authority or any arbitral or other dispute resolution body has been issued or entered against the Company or any Subsidiary that continues to be in effect that affects the ownership or operation of any of their respective assets and (b) no criminal order, writ, fine, injunction, decree, judgment or determination of any Governmental Authority has been issued against the Company or any Subsidiary of the Company that continues to be in effect.

Section 4.17      Insurance. The Company and its Subsidiaries maintain insurance coverage with reputable insurance companies against such risks and in such amounts as are customary in the industries in which the Company and its Subsidiaries operate and except for such matters that, individually or in the aggregate, do not constitute a Company Material Adverse Effect, each insurance policy of the Company and its Subsidiaries outstanding is in full force and effect, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. As of the date of this Agreement, except for reservations of rights in the ordinary course, to the knowledge of the Company there is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

Section 4.18     No Brokers. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, Parent or Merger Sub to pay any finder’s fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions, except that the Company has retained J.P. Morgan as its financial advisor. True, correct and complete copies of all agreements with J.P. Morgan relating to any such fees or other payments have been furnished to Parent prior to the date of this Agreement.

Section 4.19     Opinion of Financial Advisor. The Company Board has received the opinion of J.P. Morgan (the “Fairness Opinion”) to the effect that, as of the date of such opinion and subject to the assumptions, qualifications and limitations relating to such opinion, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Shares (other than the Affiliates of Parent), it being agreed that neither Parent nor Merger Sub has any rights with respect to such opinion. A true, complete and correct copy of the Fairness Opinion will be provided to Parent, for informational purposes only, as promptly as reasonably practicable following the execution of this Agreement. The Company Board, at a meeting duly called and held, unanimously (i) determined that this Agreement and the Merger are advisable and in the best interests of the shareholders of the Company; (ii) approved this Agreement and the Merger; and (iii) recommended that the shareholders of the Company adopt this Agreement (the “Company Recommendation”).

Section 4.20     Vote Required. The only vote of the holders of any class or series of capital stock of the Company that may be necessary to adopt this Agreement is the affirmative vote in favor of the adoption of this Agreement by holders of at least two-thirds of the outstanding Shares entitled to vote thereon (the “Company Shareholder Approval”).

Section 4.21     Certain Contracts.

(a)     Section 4.21(a) of the Company Disclosure Letter, as of the date of this Agreement, sets forth a true and complete list of each contract, arrangement, commitment or understanding to which the Company or a Subsidiary is a party: (i) that is a “material contract” (as such term is defined in Item 601(b)(10)(i-ii) of Regulation S-K of the SEC or required to be disclosed by the Company on a Current Report on Form 8-K); (ii) that generates or is expected to generate revenues to the Company or any of its Subsidiaries in excess of $10 million over the life of the contract, or requires or is expected to require payment by the Company or any of its Subsidiaries in excess of $10 million over the life of the contract; (iii) that obligates the Company or any of its Subsidiaries to make any capital commitment or capital expenditure, other than acquisitions of inventory, in excess of $2 million annually; (iv) that provides for annual borrowings in excess of $1 million or that relates to a swap or hedging transaction or other derivative agreement for an annual net amount in excess of $1 million; (v) that contains restrictions on the right of the Company or any of its Subsidiaries (or which, following the Closing, would contain restrictions that would purport to restrict the ability of Parent or its Affiliates) to engage in activities competitive with any Person or to solicit customers or suppliers anywhere in the world that would be material to the business of the Company and its Subsidiaries, taken as a whole; (vi) that relates to a joint development partnership or other partnership, joint venture or similar arrangement, unless immaterial to the Company and its Subsidiaries, taken as a whole; (vii) that relates to any acquisition of a business by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has any material continuing “earn out” or other contingent or fixed payment obligations; (viii) that is a settlement or similar contract with any Governmental Authority or that is any other settlement or similar contract pursuant to which the Company or any of its Subsidiaries is obligated to pay consideration after the date of this Agreement in excess of $100,000; or (ix) that is a Labor Contract. Each contract, arrangement, commitment or understanding of the type described in this Section 4.21(a), whether nor not set forth in Section 4.21(a) of the Company Disclosure Letter, and any contract, arrangement, commitment or understanding of such type entered into after the date hereof and prior to the Closing, is referred to herein as a “Material Contract”). The Company has made available to Parent true, complete and correct copies of all Material Contracts in effect on the date of this Agreement.

(b)     Except for such matters that, individually or in the aggregate, do not constitute a Company Material Adverse Effect: (i) each Material Contract is valid and binding on the Company or its Subsidiary party thereto and to the knowledge of the Company, each other party thereto; (ii) neither the Company nor any of its Subsidiaries (A) is in violation or default under any Material Contract or (B) has received notice of any asserted violation or default by the Company or its Subsidiary party thereto under any Material Contract; (iii) to the knowledge of the Company, no event or condition exists which with the passage of time or the giving of notice or both would result in such a violation or default under any Material Contract, and no other party to such Material Contract is in default in any respect thereunder; and (iv) each Material Contract is enforceable by the Company or its Subsidiary party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors’ rights, general principles of equity and any implied covenant of good faith and fair dealing.

Section 4.22     Takeover Statutes; Rights Plans. Assuming the accuracy of Parent and Merger Sub’s representations in Section 5.10, the Company has taken all action necessary to render Sections 351.407 and 351.459 of the Missouri Law inapplicable to the Merger and the Transactions, and accordingly, none of the restrictions in such Sections or any other antitakeover or similar statute or regulation applies to the Transactions. As of the date of this Agreement, the Company does not have any preferred share purchase rights plan or similar rights plan in effect.

Section 4.23     Title, Ownership and Related Matters. The Company and its Subsidiaries have, free and clear of all Liens except for Permitted Liens, defensible title to their respective inventory, equipment and other tangible and intangible property, rights and assets, in each case as necessary to permit the Company and its Subsidiaries to conduct their respective businesses as currently conducted. As used in this Agreement, the term “Permitted Liens” shall mean routine statutory Liens securing liabilities and Liens for taxes not yet due and payable or being contested in good faith and for which adequate reserves or accruals have been established; Liens existing or expressly permitted pursuant to credit facilities of the Company and its Subsidiaries set forth in Section 4.23(a) of the Company Disclosure Letter or refinancings thereof; Liens that would be permitted under Section 6.1 hereof; Liens imposed or promulgated by Applicable Laws with respect to real property and improvements, including zoning regulations, none of which are violated by the current use and operations of any Company Real Property; Liens disclosed on existing title reports or existing surveys; and Liens which, in the aggregate, are not reasonably likely to impair, in any material respect, the continued use of such asset or property (or interest therein) as it is presently used; and those Liens set forth in Section 4.23(b) of the Company Disclosure Letter.

Section 4.24     Proxy Statement.

(a)     The proxy statement to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will comply as to form in all material respects with the requirements of the Exchange Act. The Proxy Statement will not, at the time the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b)     Notwithstanding anything in Section 4.24(a) to the contrary, no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 4.25     Transactions with Affiliates. Except as set forth in the Company Reports, no event has occurred that would be required to be reported by the Company pursuant to Item 404(a) of Regulation S-K promulgated by the SEC under the Securities Act.

Section 4.26     FCPA. Except as would not, individually or in the aggregate, constitute a Company Material Adverse Effect, since October 1, 2011, to the knowledge of the Company, none of the Company, any of its Subsidiaries or their respective agents or representatives has, in the course of its actions for, or on behalf of, any of them (a) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, (c) violated any provision of the United States Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (the “FCPA”) or other similar laws of other jurisdictions or (d) violated any provision of the UK Bribery Act or other similar laws of other jurisdictions.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Except as set forth in the disclosure letter delivered to the Company by Parent at or prior to the execution of this Agreement (the “Parent Disclosure Letter”) and making reference to the particular section or subsection of this Agreement (provided that any information set forth in one section or subsection of the Parent Disclosure Letter shall be deemed to apply to each other section or subsection thereof where its relevance to such other section is reasonably apparent on its face from such disclosure), Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

Section 5.1     Existence; Good Standing; Corporate Authority. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and, to the extent such concept or a similar concept exists in the relevant jurisdiction, in good standing under the laws of its jurisdiction of organization. Each of Parent and Merger Sub is duly qualified to do business and, to the extent such concept or a similar concept exists in the relevant jurisdiction, is in good standing under the laws of any jurisdiction in which the transaction of its business requires such qualification, except where the failure to be so qualified, or in good standing, individually or in the aggregate, does not constitute a Parent Material Adverse Effect. Each of Parent and Merger Sub has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. Each of Parent and Merger Sub has heretofore furnished or otherwise made available to the Company true, complete and correct copies of its articles of incorporation and by-laws or equivalent organizational documents, as in effect as of the date hereof. The organizational and governing documents of Parent and Merger Sub are in full force and effect.

Section 5.2     Authorization, Validity and Effect of Agreements. No vote of the holders of capital stock of Parent is necessary to approve this Agreement and the Transactions. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, and to consummate the Transactions. The execution of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all requisite corporate action on behalf of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. Each of Parent and Merger Sub has duly executed and delivered this Agreement. Assuming this Agreement has been duly authorized, executed and delivered by the Company, this Agreement constitutes the valid and legally binding obligations of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditors’ rights, general principles of equity and any implied covenant of good faith and fair dealing.

Section 5.3     No Conflict.

(a)     Neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation by Parent and Merger Sub of the transactions in accordance with the terms hereof or thereof will: (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of Parent and Merger Sub or equivalent organizational documents; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties, assets or rights of Parent or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, or otherwise result in a detriment to Parent or any of its Subsidiaries under any note, bond, mortgage, indenture, deed of trust, license, concession, franchise, permit, lease, sublease, contract or agreement to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries or any of their respective properties, assets or rights may be bound or affected; or (iii) subject to the filings and other matters referred to in Section 5.3(b), contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Parent or any of its Subsidiaries or by which its or any their respective properties, assets or rights are bound, except for such matters, in the case of matters described in clause (ii) or (iii), that do not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

(b)     Neither the execution and delivery by Parent and Merger Sub of this Agreement nor the consummation by Parent and Merger Sub of the Transactions in accordance with the terms hereof will require any consent, approval, qualification, authorization or permit of, action by, filing or registration with, or notification to, any Governmental Authority other than (i) Regulatory Filings and the filings and notifications required under applicable Non-U.S. Antitrust Laws in the jurisdictions listed in Section 5.3(b) of the Parent Disclosure Letter, (ii) the filing of the Articles of Merger with the Secretary of State of the State of Missouri, and (iii) any filing, consent, approval, qualification, authorization, permit, decision or action, the failure of which to obtain, and for any such filing, registration or notification the failure of which to make, does not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

Section 5.4     Litigation. As of the date of this Agreement, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, there is no suit, action or proceeding by or before any Governmental Authority pending, or to Parent’s knowledge, threatened, to which Parent or Merger Sub is a party or against Parent or Merger Sub or any of their properties or assets. There is no suit, action or proceeding by or before any Governmental Authority pending, or to Parent’s knowledge, threatened, against Parent or Merger Sub challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the Transactions.

Section 5.5     Financing. Parent currently has cash on hand and available lines of credit or other committed financing (evidence of which has previously been provided to the Company (the “Available Credit Sources”)), and Parent and Merger Sub will have on the Closing Date, sufficient funds (i) to acquire all of the Merger Shares in accordance with the terms of the Merger, (ii) to pay all cash amounts to be paid with respect to the Company’s outstanding equity compensation awards pursuant to Section 3.3 and (iii) to pay all fees and expenses payable by Parent and Merger Sub under this Agreement. Each Available Credit Source is in full force and effect and constitutes a legal, valid and binding obligation of Parent or Merger Sub and the other parties thereto, as the case may be. No event has occurred that, with or without notice, lapse of time or both, constitutes or would reasonably be expected to constitute a default or breach on the part of Parent, Merger Sub or, to the knowledge of officers of Parent any other party thereto. Neither Parent or Merger Sub has any reason to believe that any Available Credit Source will not be available to Parent or Merger Sub on the Closing Date.

Section 5.6     Capitalization of Merger Sub. All of the outstanding capital stock of Merger Sub is owned directly by Parent. Merger Sub has been formed solely for the purpose of engaging in the Transactions and, as of the Effective Time, will not have engaged in any activities other than in connection with the Transactions. The authorized capital stock of Merger Sub consists of 1,000 shares of its common stock, par value $0.01 per share, of which 100 shares are issued and outstanding.

Section 5.7     No Brokers. Neither Parent nor Merger Sub has entered into any contract, arrangement or understanding with any Person or firm which may result in the payment of any finder’s fees, brokerage or other like payments in connection with the negotiations leading to this Agreement or the consummation of the Transactions, except that Parent has retained GCA Savvian Advisors, LLC as its financial advisor.

Section 5.8     Solvency. Neither Parent nor Merger Sub is entering into the Transactions with the intent to hinder, delay or defraud either present or future creditors of Parent or the Surviving Corporation. Assuming (i) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, or waiver of such conditions, (ii) the accuracy of the representations and warranties of the Company contained herein (for such purposes, such representations and warranties shall be true and correct in all material respects without giving effect to any knowledge, materiality or “Company Material Adverse Effect” qualification or exception) and compliance in all material respects by the Company with the covenants contained herein and (iii) any estimate, projection or forecast of the Company and its Subsidiaries that have been provided by the Company to Parent or Merger Sub prior to the date hereof have been prepared in good faith based upon assumptions that were reasonable at the date hereof, and after giving effect to the Transactions, including the payment of the aggregate Per Share Merger Consideration, any amounts payable pursuant to Section 3.3, any other repayment or refinancing of debt contemplated by this Agreement, payment of all amounts required to be paid in connection with the consummation of the Transactions, and payment of all related fees and expenses, the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the Transactions. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with Applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person, as of such date, on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged as of such date or as proposed to be engaged and (c) such Person will be able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature or become due. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged” and “able to pay its liabilities, as of such date, including contingent and other liabilities, as they mature or become due” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 5.9     Absence of Certain Agreements. As of the date of this Agreement, neither Parent nor any of its Affiliates has entered into any agreement, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any agreement, arrangement or understanding (in each case, whether oral or written), (i) pursuant to which any shareholder of the Company would be entitled to receive in respect of any Share consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any shareholder of the Company has agreed to vote to adopt this Agreement or has agreed to vote against any Superior Proposal or (ii) pursuant to which any shareholder of the Company or any of its Subsidiaries has agreed to make an investment in, or contribution to, Parent or Merger Sub in connection with the Transactions.

Section 5.10     Stock Ownership. Neither Parent nor Merger Sub owns any shares of capital stock of the Company.

Section 5.11     Certain Agreements. There are no agreements, arrangements or understandings (in each case, whether oral or written) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to, or are in connection with, the Transactions.

Section 5.12     Proxy Statement. The information supplied by Parent or Merger Sub for inclusion in the Proxy Statement will not, at the time the Proxy Statement (or any amendments or supplements thereto) is first mailed to shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 5.13     No Other Company Representations or Warranties. Except for the representations and warranties of the Company set forth in this Agreement and any certificate or document delivered in connection with this Agreement, Parent and Merger Sub hereby acknowledge that neither the Company nor any of its Subsidiaries, nor any of their respective shareholders, directors, officers, employees, Affiliates, advisors, agents or representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective business or operations, including with respect to any information provided or made available to Parent or Merger Sub in connection with the Transactions.

ARTICLE 6
COVENANTS

Section 6.1     Conduct of Business. Prior to the Effective Time, except (i) as set forth in Section 6.1 of the Company Disclosure Letter or as any other provision of this Agreement contemplates, permits or provides, (ii) as required by Applicable Laws, (iii) to the extent Parent has consented in writing thereto, such consent not to be unreasonably withheld, delayed or conditioned, or (iv) for transactions in the ordinary course of business consistent with past practice between or among the Company and its wholly-owned Subsidiaries or between or among the wholly-owned Subsidiaries of the Company, the Company:

(a)     shall, and shall cause each of its Subsidiaries to, conduct its operations in all material respects in the ordinary course and in the same manner as heretofore conducted;

(b)     shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their current business organizations and goodwill, keep available the services of their respective officers and employees and preserve relationships with those Persons having material business relationships with them; provided, however, no action by the Company or a Subsidiary with respect to matters addressed by any other provision of this Section 6.1 shall be deemed a breach of this Section 6.1(b) unless it is also a breach of such other provision;

(c)     shall not, and shall cause each of its Subsidiaries not to, amend or otherwise change its articles of incorporation or by-laws or equivalent organizational documents whether by merger, consolidation or otherwise;

(d)     shall not, and shall cause each of its Subsidiaries not to, (i) grant or issue any shares of its capital stock or other securities, effect any stock split or otherwise change its capitalization as it existed on the date of this Agreement, except pursuant to the exercise of Company Options, (ii) grant, confer or award any option, equity-based award, warrant, conversion right or other right not existing on the date of this Agreement to acquire any shares of its capital stock or other equity securities, or (iii) amend or otherwise modify any option, equity-based award or other right to acquire any shares of its capital stock existing on the date of this Agreement;

(e)     other than dividends by a Subsidiary to its parent, shall not declare, set aside or pay any dividend or make any other distribution or payment (whether in cash, stock, property or otherwise) with respect to any shares of its capital stock;

(f)     shall not, and shall cause each of its Subsidiaries not to, sell, assign, lease, mortgage, license, abandon or let lapse, pledge, encumber or otherwise dispose of, or enter into a contract to sell, assign, lease, mortgage, license, abandon or let lapse, pledge, encumber or otherwise dispose of, any of its assets (including Intellectual Property and capital stock of Subsidiaries), except for (i) sales of inventory or obsolete equipment in the ordinary course of business consistent with past practice, (ii) sales of other assets or encumbrances effected in the ordinary course of business consistent with past practice or pursuant to contracts (true, complete and correct copies of which have been made available to Parent prior to the date hereof) existing as of the date of this Agreement that were entered into in the ordinary course of business consistent with past practice, (iii) sales or dispositions as may be required by or in conformance with Applicable Laws in order to permit or facilitate the consummation of the Transactions in accordance with Section 6.5, (iv) abandonment or amendment of pending applications for registration of Intellectual Property in the ordinary course of business consistent with past practice or (v) arm’s-length sales or other transfers of assets, rights or properties not described in clauses (i) through (iv) the total current value of which does not exceed $7.0 million;

(g)     shall not, and shall cause each of its Subsidiaries not to acquire by merging or consolidating with, or by purchasing a material equity interest in or a material portion of the assets of, or by any other manner, any Person (or division thereof) or acquire, directly or indirectly, any assets or securities that would require a filing or approval under the HSR Act or any Non-U.S. Antitrust Law;

(h)     shall not, and shall cause its Subsidiaries not to, change any of the material accounting principles or practices used by it or them except as may be required as a result of a change in U.S. GAAP or other Applicable Laws;

(i)      shall not, and shall cause each of its Subsidiaries not to, (i) make, change or rescind any material election relating to taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make, change or rescind such binding election, (ii) settle or compromise any material Proceeding, audit or controversy relating to taxes, (iii) change in any material respect any of its or their methods of reporting any item for tax purposes from those employed in the preparation of its or their Returns for the most recent taxable year for which a Return has been filed, except as may be required by Applicable Laws, (iv) file any amended Return, (v) agree to an extension or waiver of the statute of limitations with respect to material taxes, (vi) enter into any closing agreement with respect to tax, or (vii) surrender any right to claim a tax refund;

(j)      shall not, and shall cause each of its Subsidiaries not to, incur any net increase in (or modify in any material respect) any indebtedness for borrowed money, from that existing on the date of this Agreement, issue or sell any debt securities or warrants or rights to acquire any of its debt securities, assume, guarantee or endorse, or otherwise as an accommodation become responsible for, any such indebtedness, debt securities, warrants or rights of any other Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person other than (i) borrowings from the Company’s or its Subsidiaries’ credit facilities in the ordinary course of business consistent with past practice, or (ii) other borrowings or indebtedness in an amount not to exceed $7.0 million on a consolidated basis;

(k)     shall not, and shall cause each of its Subsidiaries not to, make any loans or capital contributions to, or investments in, any Person, in each case, other than in an amount not to exceed $1.0 million in the aggregate;

(l)      shall not, and shall cause each of its Subsidiaries not to, redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire directly or indirectly, any shares of capital stock of the Company, capital stock or interests in any of its Subsidiaries, other than shares of the Company’s capital stock purchased or acquired solely to satisfy withholding obligations in connection with the vesting or exercise (as applicable) of Company Options by the grantees thereof;

(m)    shall not, and shall cause each of its Subsidiaries not to, make or commit to make any capital expenditure other than capital expenditures that are not in excess of $7.0 million in the aggregate or as may be necessary for the maintenance of facilities, equipment and machinery in good operation and repair in the ordinary course of business;

(n)     shall not, and shall not permit any of its Subsidiaries to, (i) increase the salary, wages, benefits, bonuses or other compensation payable or to become payable to any Company Employee, except (x) for increases in salary or wage in the ordinary course and consistent with past practice or (y) as may be required under employment agreements or collective bargaining agreements existing on the date of this Agreement that are disclosed in Section 4.12(a) of the Company Disclosure Letter, (ii) enter into or amend any employment, consulting, change of control, retention, severance or similar agreement, or establish, amend or terminate any Company Benefit Plan (other than ordinary course changes to any ERISA plan other than severance plans), (iii) grant any severance or termination pay to any Company Employee other than pursuant to the Company’s policies in effect on the date hereof, (iv) loan or advance any money (or forgive any loan or advance) to any Company Employee except for loans or advances in the ordinary course of business, (v) except as required under any employment agreement existing on the date of this Agreement and disclosed in Section 4.12(a) of the Company Disclosure Letter or as may be required to implement the actions contemplated by Section 3.3 of this Agreement, accelerate the vesting, funding or payment of any compensation or benefit under any Company Benefit Plan, (vi) waive, release or condition any noncompete, nonsolicit, nondisclosure, confidentiality or other restrictive covenant owed to the Company or any of its Subsidiaries or (vii) increase or accelerate the funding obligation or contribution rate of any Company Benefit Plan subject to Title IV of ERISA except as required pursuant to the terms of any collective bargaining agreement in effect on the date hereof;

(o)     shall not, and shall cause each of its Subsidiaries not to, (i) waive, settle, satisfy or compromise any Proceeding against the Company or any of its Subsidiaries or any of their officers and directors in their capacities as such, except for a waiver, settlement, satisfaction or compromise of such suit, action, arbitration, investigation, claim or litigation that (A) is solely for monetary damages for an amount not to exceed $200,000 in aggregate, (B) does not prohibit or restrict the Company and its Subsidiaries from operating their business in substantially the same manner as operated on the date of this Agreement and (C) does not result in the cancelation or a right of cancelation by the insurer of existing insurance policies or insurance coverage of the Company or any of its Subsidiaries (excluding cancelation upon expiration or nonrenewal), or (ii) waive, settle, satisfy or compromise any material claim by, or material rights of, the Company or any of its Subsidiaries;

(p)     shall not, and shall cause each its Subsidiaries not to (A) enter into any agreement or arrangement that limits or otherwise restricts in any material respect the Company or any of its Subsidiaries or any successor thereto or that would reasonably be expected to, after the Effective Time, limit or restrict in any material respect the Company, any of its Subsidiaries, the Surviving Corporation, Parent or any of their respective Affiliates, from engaging or competing in any line of business, in any location or with any Person or (B) (x) modify or amend on terms materially adverse in the aggregate to the Company or any of its Subsidiaries any Material Contract, (y) terminate any Material Contract or (z) enter into any contract which, if entered into prior to the date of this Agreement, would be a Material Contract;

(q)     shall not, and shall cause each of its Subsidiaries not to, adopt or enter into any plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries; and

(r)      shall not, and shall cause each its Subsidiaries not to, authorize, commit or agree in writing or otherwise to take any of the prohibited actions described in this Section 6.1.

Section 6.2     Proxy Statement. As soon as reasonably practicable following the date of this Agreement (and in any event no later than 20 business days thereafter), the Company shall, in consultation with Parent, prepare and file the Proxy Statement with the SEC. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as reasonably practicable after receipt thereof and to have the Proxy Statement cleared by the SEC (or the staff of the SEC) as promptly as reasonably practicable after such filing. As promptly as reasonably practicable after comments are received from the SEC (or the staff of the SEC) thereon and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall, in consultation with Parent, prepare and file any required amendments to the Proxy Statement with the SEC. The Company shall promptly notify Parent and Merger Sub of the receipt of any comments from the SEC (or the staff of the SEC) with respect to the Proxy Statement and any request by the SEC (or the staff of the SEC) for any amendment to the Proxy Statement or for additional information and shall consult with Parent regarding, and provide Parent with copies of, all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and the Company shall in good faith consider including all such comments proposed by Parent. If at any time prior to the Company Shareholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information promptly shall be filed with the SEC and, to the extent required by Applicable Laws, disseminated to the shareholders of the Company. The Company shall as promptly as reasonably practicable after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement mail to the shareholders of the Company the Proxy Statement and all other proxy materials for the Company Shareholders Meeting. The Company and Parent shall make any necessary filings with respect to the Merger and the Transactions under the Exchange Act.

Section 6.3     Company Shareholders Meeting. The Company, acting through the Company Board (or a committee thereof), shall (i) as soon as reasonably practicable following confirmation by the SEC (or the staff of the SEC) that it has no further comments on the Proxy Statement take all action necessary to set a record date for, duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders Meeting”) and (ii) subject to Section 6.4, include in the Proxy Statement the Company Recommendation and use its reasonable best efforts to obtain the Company Shareholder Approval. The Company shall cause the Proxy Statement to be mailed to the shareholders of the Company as of the record date established for the Company Shareholders Meeting as promptly as reasonably practicable after the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement. Unless the Agreement has been duly terminated in accordance with the terms herein, the Company shall, subject to the right of the Company Board to modify its recommendation in a manner adverse to Parent under the circumstances specified in Section 6.4(d), use reasonable best efforts to solicit from the shareholders of the Company proxies in favor of the proposal to adopt this Agreement and approve the Merger and the Transactions and to secure the Company Shareholder Approval (it being understood that the foregoing shall not require the Company Board to recommend in favor of the adoption of this Agreement, if a Change of Recommendation has been effected in accordance with Section 6.4(d)). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders Meeting (i) after consultation with Parent, if the Company believes in good faith that it is necessary to ensure that any legally required supplement or amendment to the Proxy Statement is timely provided to the shareholders of the Company or (ii) with the consent of Parent, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of the Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting.

Section 6.4     Acquisition Proposals.

(a)     Except as expressly permitted by this Section 6.4, the Company shall not, and shall cause its Subsidiaries not to and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 8, directly or indirectly, (i) initiate, solicit or knowingly encourage any inquiries regarding, or the making of, any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) engage or participate in any discussions or negotiations regarding, or provide any non-public information or data to, any Person relating to, or that would reasonably be expected to lead to, any Acquisition Proposal (other than contacting and engaging in discussions with such Person for the sole purpose of clarifying such Acquisition Proposal and informing such Person of the existence of this Section 6.4), (iii) otherwise knowingly facilitate (including by providing information) any effort or attempt to make an Acquisition Proposal or (iv) resolve, agree or publicly propose to do any of the foregoing. For purposes of this Agreement, the term “Representatives” shall mean the directors, officers, employees, affiliates, investment bankers, attorneys, accountants and other advisors or representatives of any Person. Upon execution of this Agreement, the standstill provisions of the Confidentiality Agreement shall terminate, and the Company shall, and shall cause each of its Subsidiaries to, and shall use its reasonable best efforts to cause the Representatives of the Company and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions and negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, (B) request the prompt return or destruction of all confidential information previously furnished with respect to any Acquisition Proposal (to the extent provided by the applicable confidentiality agreement), and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement to which it or any of its Affiliates or Representatives is a party with respect to any Acquisition Proposal, and shall enforce the provisions of any such agreement.

(b)     At any time prior to obtaining the Company Shareholder Approval, if the Company receives a written bona fide Acquisition Proposal from any Person or group of Persons and the Company has complied with its obligations under this Section 6.4, then, notwithstanding anything to the contrary contained in Section 6.4(a), (A) the Company and its Representatives may provide information, including non-public information (which may be by posting to the “virtual data room” available to Parent and its Representatives) in response to a request therefor by such Person or group of Persons if such Person or group of Persons has executed and delivered to the Company a confidentiality agreement containing provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement (it being understood, however, that the confidentiality agreement (x) need not prohibit, condition or restrict the making or amendment of an Acquisition Proposal and (y) shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations hereunder) (an “Acceptable Confidentiality Agreement”), provided that any material non-public information that the Company made available to such Person or group of Persons has previously been made available to Parent or is promptly (and in any event within 24 hours after the time it is provided to such Person or group of Persons) made available to Parent, and (B) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person or group of Persons regarding such Acquisition Proposal, if and only if prior to taking any action described in clause (A) or (B) above, the Company Board determines in good faith, after consultation with its outside financial advisor and its outside legal counsel, that (x) failure to take such action would reasonably likely be a breach of the directors’ fiduciary duties under Applicable Laws and (y) such Acquisition Proposal constitutes a Superior Proposal.

(c)     For purposes of this Agreement:

“Acquisition Proposal” means any proposal or offer by a Third Party with respect to (i) a merger, tender offer, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions which would result in the acquisition by a Third Party of more than 20% of the total voting power of the capital stock or more than 20% of the consolidated assets (based on the fair market value thereof as determined by the Company Board in good faith) of the Company and its Subsidiaries or (ii) a transaction or a series of transactions that, if consummated, would result, directly or indirectly, in the acquisition by a Third Party of more than 20% of the total voting power of the capital stock or more than 20% of the consolidated assets (based on the fair market value thereof, as determined by the Company Board in good faith) of the Company and its Subsidiaries, in each case other than the Transactions.

“Superior Proposal” means a bona fide Acquisition Proposal which would result in the acquisition by a Third Party of more than 50% of the total voting power of the capital stock or more than 50% of the consolidated assets (based on the fair market value thereof as determined by the Company Board in good faith) of the Company and its Subsidiaries that the Company Board or any appropriate committee thereof has determined in good faith, after consultation with the Company’s outside financial advisor and outside legal counsel, and considering such factors as the Company Board or any appropriate committee thereof consider appropriate (i) is reasonably capable of being consummated in accordance with its terms, taking into account all legal, regulatory, financial, financing and timing and other aspects of the proposal and the Person making the proposal, and (ii) if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the Transactions (after having complied with, and giving effect to all of the adjustments which may be offered by Parent and Merger Sub in response to such proposal or otherwise pursuant to, Section 6.4(d)).

“Third Party” means any Person or group other than (i) the Company or any of its Subsidiaries or (ii) Parent or any of its Subsidiaries or Affiliates.

(d)     Except as set forth in this Section 6.4(d), neither the Company Board nor any committee thereof shall:

(i)      withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Parent, the Company Recommendation with respect to the Merger or fail to include the Company Recommendation in the Proxy Statement, or authorize, adopt, approve, recommend or otherwise declare advisable (or publicly propose to authorize, adopt, approve, recommend or otherwise declare advisable), any Acquisition Proposal (each action described in this clause (i), a “Change of Recommendation”);

(ii)     cause or permit the Company or any Subsidiary of the Company to enter into any acquisition agreement, merger agreement or similar definitive agreement or any letter of intent, memorandum of understanding or agreement in principle with respect thereto, in each case together with any ancillary agreements (other than an Acceptable Confidentiality Agreement) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal; or

(iii)    take any action pursuant to Section 8.3(a).

Notwithstanding anything to the contrary set forth in this Agreement, prior to obtaining the Company Shareholder Approval, the Company Board may effect a Change of Recommendation (and, solely in connection with accepting a Superior Proposal as contemplated thereby, take action pursuant to Section 8.3(a) of this Agreement), if the Company has complied with its obligations under this Section 6.4 and the Company Board has received a written bona fide Acquisition Proposal from any Person or group of Persons that is not withdrawn and that the Company Board believes in good faith after consultation with its outside financial advisor and outside legal counsel constitutes a Superior Proposal, but only if prior to effecting the Change of Recommendation or taking action pursuant to Section 8.3(a) the Company Board determines in good faith after consultation with its outside legal counsel that failure to do so would reasonably likely be a breach of its fiduciary duties under Applicable Laws; provided that the Company shall not be entitled to effect any Change of Recommendation or to take action pursuant to Section 8.3(a) of this Agreement unless:

(x)     the Company shall have provided prior written notice (a “Notice of Proposed Change of Recommendation”) to Parent and Merger Sub of its intention to effect a Change of Recommendation and/or to take action pursuant to Section 8.3(a) and such notice shall specify if the proposed Change of Recommendation is in respect of a Superior Proposal, the basis for such Change of Recommendation, including, the identity of the party making such Superior Proposal and the material terms and conditions thereof (unless such Superior Proposal is in written form, in which case the Company shall provide Parent copies of all written requests, proposals or offers and the proposed transaction agreements and any financing commitments comprising or relating thereto);

(y)     if any changes to this Agreement shall have been offered in writing by Parent during the three business day-period following Parent’s and Merger Sub’s receipt of the Notice of Proposed Change of Recommendation in a manner that would form a binding contract if accepted by the Company, the Company Board or such committee shall have considered such changes in good faith and shall have determined, if the intended Change of Recommendation is the result of a Superior Proposal, that the Superior Proposal would continue to constitute a Superior Proposal even if such changes were to be given effect; and

(z)     the Superior Proposal did not result from a material breach by the Company of its obligations under this Section 6.4;

provided that, if the intended Change of Recommendation is the result of a Superior Proposal, in the event of any material amendment to the financial terms or any other material revisions to such Superior Proposal, the Company shall be required to deliver a new Notice of Proposed Change of Recommendation to Parent and Merger Sub and to comply with the requirements of this Section 6.4(d) with respect to such new Notice of Proposed Change of Recommendation, except that the reference to the three business day-period above shall be deemed to be a reference to a two business day-period. During the three business day period prior to its effecting an Change of Recommendation or terminating this Agreement as provided above, the Company shall, and shall cause its financial and legal advisors to, negotiate with Parent in good faith (to the extent Parent seeks to negotiate) regarding any revisions to the terms of the transactions contemplated by this Agreement proposed by Parent.

(e)     Nothing contained in this Section 6.4 shall be deemed to prohibit the Company or the Company Board or any committee thereof from (i) complying with its disclosure obligations under U.S. federal or state law, including taking and disclosing to its shareholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act (or any similar communication to shareholders), or (ii) making any “stop, look and listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the shareholders of the Company); provided that any Change of Recommendation may be made only in accordance with Section 6.4(d).

(f)     In addition to the other obligations of the Company set forth in this Section 6.4, from and after the date of this Agreement, the Company agrees that it will promptly (and, in any event, within one business day) (i) notify Parent if the Company receives any Acquisition Proposal or any request for information or other inquiry that the Company believes is reasonably likely to lead to any Acquisition Proposal and (ii) in connection with such notice, provide to Parent the identity of the Person or group of Persons making such Acquisition Proposal or request or inquiry and a summary of the material terms and conditions of any such Acquisition Proposal or request or other inquiry (unless such Acquisition Proposal or inquiry is in written form, in which case the Company shall provide Parent copies of any written requests, proposals or offers and the proposed transaction agreements and financing commitments comprising or relating thereto). The Company shall keep Parent reasonably informed, on a prompt basis (and, in any event, within one business day), of any material change to the terms of such Acquisition Proposal or request or inquiry (including any amendments thereto).

Section 6.5     Filings; Reasonable Best Efforts, Etc.

(a)     Subject to the terms and conditions herein provided, the Company and Parent and its Affiliates shall, and shall cause their respective Subsidiaries to:

(i)      as promptly as practicable, make (or cause to be made) their respective required filings under the HSR Act and any applicable non-U.S. competition, antitrust or premerger notification laws of the jurisdictions identified in Section 5.3(b) of the Parent Disclosure Letter (“Non-U.S. Antitrust Laws”) (and Parent shall pay all filing fees incident to all such filings by Parent, the Company or any of their respective Subsidiaries or Affiliates). Without limiting the foregoing, the Company, Parent and their respective Affiliates and Subsidiaries shall use reasonable best efforts to (A) submit all filings required under the HSR Act not more than 20 business days from the date hereof, subject to Section 6.5(a)(i)(B); and (B) thereafter shall promptly make any other required submissions under the HSR Act or in the jurisdictions identified in Section 5.3(b) of the Parent Disclosure Letter;

(ii)     as soon as practicable, prepare and file with CFIUS a draft joint voluntary notice pursuant to FINSA with respect to the Transactions and promptly provide CFIUS with any additional or supplemental information requested by CFIUS or its member agencies during such pre-filing consultation period, at the end of which the Company and Parent will prepare and file with CFIUS a final joint voluntary notice pursuant to FINSA with respect to the Transactions;

(iii)    promptly notify each other of any substantive communication concerning this Agreement or the Transactions to that party or any of its Affiliates from any Governmental Authority and, to the extent not prohibited by Applicable Laws or such Governmental Authority, permit the other party to review in advance any proposed communication concerning this Agreement or the Transactions to any Governmental Authority and provide a reasonable opportunity for the other party to provide comments and for any such reasonable comments to be accounted for prior to their submission;

(iv)    not participate in any substantive meeting or discussion with any Governmental Authority in respect of any filing, investigation or other inquiry concerning this Agreement or the Transactions unless it consults with the other party in advance and, to the extent permitted by Applicable Laws or such Governmental Authority, gives the other party the opportunity to attend and participate in such meeting or discussion;

(v)     furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its Affiliates and representatives on the one hand, and any government or regulatory authority or members of any such authority’s staff, on the other hand, with respect to this Agreement and the Transactions, except any confidential information or business secrets, which information shall be provided to counsel on a counsel-to-counsel basis;

(vi)    furnish the other party with such necessary information and reasonable assistance as such other party and its Affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Authorities, including the Proxy Statement and any filings necessary or appropriate under the provisions of the HSR Act and applicable Non-U.S. Antitrust Laws;

(vii)   subject to Section 6.5(c), “substantially comply” and certify substantial compliance with any request for additional information (also known as a “second request”) issued pursuant to the HSR Act as soon as reasonably practicable following the issuance of the request for additional information; and

(viii)  use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article 7 are satisfied and to consummate and make effective the Transactions as promptly as reasonably practicable, including using reasonable best efforts to obtain all necessary authorizations, consents and approvals, and to effect all necessary registrations and filings.

(b)     Without limiting Section 6.5(a), the Company, Parent and Parent’s Affiliates shall each use, and cause their respective Subsidiaries to use reasonable best efforts promptly to:

(i)       cause the expiration or termination of the applicable waiting period under the HSR Act and to obtain required clearances and approvals under applicable Non-U.S. Antitrust Laws as promptly as reasonably practicable;

(ii)      avoid the entry of any decree, order or judgment that would restrain, prevent or delay the Closing;

(iii)     take, in the event that any permanent, preliminary or temporary decree, order or judgment is entered, issued or enacted, or becomes reasonably foreseeable to be entered, issued or enacted, in any proceeding, review or inquiry of any kind that would make consummation of the Merger in accordance with the terms of this Agreement unlawful or that would materially restrain, prevent or delay the Closing, any and all steps (including the appeal thereof, the posting of a bond or the taking of the steps contemplated by clause (ii) of this Section 6.5(b)) necessary to resist, vacate, modify, reverse, suspend, prevent, eliminate, avoid or remove such actual, anticipated or threatened decree, order or judgment so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement; and

(iv)     take any and all steps necessary to obtain any consents or eliminate any impediments to the Merger.

(c)     Notwithstanding anything in this Agreement to the contrary and subject to the last sentence of this Section 6.5(c), the obligations of Parent under this Section 6.5 shall include Parent committing to, as a condition to and in return for obtaining any and all expirations of waiting periods under the HSR Act or consents from any Governmental Authority necessary to consummate the Transactions under the Non-U.S. Antitrust Laws in the jurisdictions identified in Section 5.3(b) of the Parent Disclosure Letter, any of the following: (i) agreeing to sell, divest or otherwise convey any particular asset, category, portion or part of an asset or business of the Company and its Subsidiaries contemporaneously with or subsequent to the Effective Time; (ii) agreeing to permit the Company to sell, divest or otherwise convey any of the particular assets, categories, portions or parts of assets or business of the Company or any of its Subsidiaries prior to the Effective Time; and (iii) licensing, holding separate or entering into similar arrangements with respect to the assets of the Company or conduct of business arrangements or terminating any and all joint venture, strategic partnership and other similar agreements, in each case, to the extent such action is necessary to avoid, prevent, eliminate or remove the issuance or enactment of any order, decree, decision, determination, judgment or law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of Transactions by any Governmental Authority. No actions taken pursuant to clauses (i) through (iii) of this Section 6.5(c) shall be considered for purposes of determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in no event shall Parent or Merger Sub be obligated to, and the Company and its Subsidiaries shall not agree with a Governmental Authority without the prior written consent of Parent, to divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any portion of the business of the Company or any of its Subsidiaries, if such divestiture or hold separate involves assets that are material to the Company and its Subsidiaries on a consolidated basis or if such licensing or similar arrangement would materially adversely affect assets that are material to the Company and its Subsidiaries on a consolidated basis.

(d)     Nothing in this Agreement shall require the Company or any of its Subsidiaries to take or agree to take any of the actions referred to in clauses (i) through (iii) of Section 6.5(c) with respect to its business or operations unless the effectiveness of such agreement or action is conditioned upon the Closing.

(e)     Nothing in this Agreement shall require Parent or any of its Affiliates to sell, divest or otherwise convey any of their respective assets, categories, portions or parts of assets or businesses (other than assets or businesses of the Company or any of its Subsidiaries to the extent provided in Section 6.5(c)) at any time or to license, hold separate or enter into similar arrangements with respect to their respective assets or conduct of business arrangements or to terminate any of their respective existing relationships or contractual rights or obligations as a condition to obtaining any expiration of waiting periods under the HSR Act or consents from Governmental Authorities necessary to consummate the Transactions under any Non-U.S. Antitrust Laws.

Section 6.6     Access and Reports.

(a)     Subject to Applicable Laws then in effect and applicable contractual restrictions in effect on the date hereof, upon reasonable notice, the Company shall (and shall cause its Subsidiaries to) afford to the officers and other authorized Representatives of Parent, reasonable access, during normal business hours throughout the period prior to the Effective Time, to its and its Subsidiaries’ officers and its and its Subsidiaries’ properties, offices and other facilities and its and its Subsidiaries’ books, contracts, personnel files and records and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly all information concerning its and its Subsidiaries’ business, properties and personnel as may reasonably be requested by Parent and its Representatives from time to time; provided that any such access shall be coordinated through one of the persons listed on Section 6.6 of the Company Disclosure Letter and provided further that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company herein; and provided, further, that the foregoing shall not require the Company (i) (A) to permit any inspection that, in the reasonable judgment of the Company, would be materially disruptive to the business or operations of the Company or its Subsidiaries, or (B) to disclose any information that would, in the reasonable judgment of the Company, result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, (ii) to disclose any information of the Company or any of its Subsidiaries that would, in the reasonable judgment of the Company, be prohibited by Applicable Laws or waive the protection of attorney-client, work product or other legal privilege, (iii) to provide access to or otherwise make available any information relating to the process conducted by the Company that led to the execution of this Agreement or (iv) to provide access to or otherwise make available or furnish any information if and to the extent that the provision of such information could in the judgment of the Company based on advice of counsel violate Applicable Law. The parties will use reasonable best efforts to make appropriate substitute arrangements under circumstances in which the restrictions of the preceding sentence apply. Notwithstanding the foregoing, unless with the express, prior written consent of the Company and under such conditions as the Company may reasonably require, neither Parent nor any of its Representatives shall have the right to conduct any surface or subsurface soil or surface or ground water sampling, monitoring, borings or testing on any properties owned or leased by the Company or any of its Subsidiaries. Parent agrees that it will not, and will cause its Representatives, not to use any information provided pursuant to this Section 6.6(a) for any competitive or other purpose unrelated to the consummation of the Transactions. The Confidentiality Agreement shall apply with respect to information furnished by the Company hereunder.

(b)     The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company, the Surviving Corporation or Parent, (ii) of any action, suit, claim, investigation or proceeding commenced or, to such party’s knowledge, threatened against, relating to or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, and (iii) if such party becomes aware of any facts or circumstances that would reasonably be expected to cause any condition set forth in Article 7 not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 6.6(b) shall not cure any breach of, or non-compliance with, any other provision of this Agreement.

Section 6.7     Publicity. Unless and until a Change of Recommendation has occurred in connection with Section 6.4(d), the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements (other than routine employee communications) with respect to the Merger and the other Transactions and prior to making any filings with any third party and/or any Governmental Authority (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Applicable Laws or by obligations pursuant to any listing agreement with any national securities exchange or interdealer quotation service or by the request of any Governmental Authority.

Section 6.8     Stock Exchange Delisting; Deregistration. Each of the Company and Parent shall cause the Company’s securities to be delisted from the NASDAQ Stock Market and deregistered under the Exchange Act as soon as practicable following the Effective Time.

Section 6.9     Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the transactions contemplated in Article 3. Except as set forth in the immediately preceding sentence or as otherwise provided in Section 8.6, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expense, except that Parent shall pay or reimburse the Company for Parent’s payment obligations pursuant to Section 6.5(a)(i).

Section 6.10     Indemnification and Insurance.

(a)     From and after the Effective Time, each of Parent and the Surviving Corporation shall indemnify and hold harmless, to the fullest extent permitted under Applicable Laws (and shall also pay or advance expenses as incurred, to the fullest extent permitted under Applicable Laws, to), each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director or officer of the Company or any of its Subsidiaries (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, liabilities or amounts that are paid in settlement incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or related to such Indemnified Party’s service as a director or officer of the Company or its Subsidiaries at or prior to the Effective Time or services performed by such Indemnified Party, at the request of the Company or its Subsidiaries, as a fiduciary under any Company Benefit Plan or as a director or officer of another Person at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including, but not limited to, in connection with (i) the Transactions and (ii) actions to enforce this provision or any other indemnification or advancement right of any Indemnified Party in effect on the date hereof. In the event of any such claim, action, suit, proceeding or investigation, Parent and the Surviving Corporation shall reasonably cooperate in or use reasonable best efforts in the vigorous defense of any such matter; provided, however, that Parent and the Surviving Corporation shall not be liable for any settlement effected without their respective prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, expenses and disbursements, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided in this Section 6.10.

(b)     Without limiting the generality of Section 6.10(a), if any Indemnified Party becomes involved in any actual or threatened claim, action, suit, proceeding or investigation covered by this Section 6.10 after the Effective Time, Parent and the Surviving Corporation shall, to the fullest extent permitted by Applicable Laws, advance to such Indemnified Party his or her legal or other expenses (including attorneys’ fees, expenses and disbursements and the cost of any investigation and preparation incurred in connection therewith) within ten business days of receipt by Parent and the Surviving Corporation from the Indemnified Party of a request therefor, subject to such Indemnified Party providing Parent and the Surviving Corporation with an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Party is not entitled thereto, but without any requirement for the posting of a bond or any other terms or conditions other than those expressly set forth herein.

(c)     Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation, as of the Effective Time, to obtain and fully pay the premium for the non-cancelable extension of (i) the directors’, officers’ and employees’ liability coverage of the Company’s existing directors’, officers’ and employees’ insurance policies, and (ii) the Company’s existing fiduciary liability insurance policies, in each case for a claims reporting or discovery period of at least six years from and after the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with terms, conditions, retentions and limits of liability that are at least as favorable to the Indemnified Parties as the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director, officer or employee of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions); provided, however, that in no event shall the Company or the Surviving Corporation expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance (the “Maximum Premium”) (which annual amount the Company represents and warrants is set forth on Section 6.10(c) of the Company Disclosure Letter). If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six years from and after the Effective Time the D&O Insurance in place as of the date hereof with terms, conditions, retentions and limits of liability that are at least as favorable to the Indemnified Parties as provided in the Company’s existing policies as of the date hereof, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance from financially sound and reputable carriers for such six-year period with terms, conditions, retentions and limits of liability that are at least as favorable to the Indemnified Parties as provided in the Company’s existing policies as of the date hereof; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of the Maximum Premium; and provided, further, that if the annual premiums of such insurance coverage exceed the Maximum Premium, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium.

(d)     If Parent or the Surviving Corporation or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 6.10.

(e)     The provisions of this Section 6.10 are (i) expressly intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her legal representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The provisions of this Section 6.10 shall survive the consummation of the Merger.

(f)     Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including any matters arising in connection with the Transactions) now existing in favor of the current or former directors or officers of the Company or any of its Subsidiaries as provided in any agreement in effect on the date hereof (and made available to Parent prior to the date hereof) between the Company or any of its Subsidiaries, on the one hand, and any current or former director or officer of the Company or any of its Subsidiaries, on the other hand, will be assumed by the Surviving Corporation without further action, as of the Effective Time, and will survive the Merger and will continue in full force and effect in accordance with their terms. The Charter and the By-Laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers than are presently set forth in the Company Charter and the Company By-Laws, which provisions shall not be amended or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights of such director or officer, unless such modification is required by Applicable Laws during such period.

(g)     Notwithstanding anything herein to the contrary, in the case of Sections 6.10(c) and 6.10(f) in the event that any claim for indemnification is asserted or made on or prior to the sixth anniversary of the Effective Time, all rights to indemnification in respect of such claim shall continue until the final disposition of such claim.

Section 6.11     Financing. Parent and Merger Sub shall give the Company prompt notice of material breach, material default, termination, expiration or other event with respect to any Available Credit Source which would be reasonably likely to cause Parent or Merger Sub to be unable to obtain the funds necessary to satisfy their respective obligations under this Agreement. After the date hereof, if Parent and Merger Sub shall not have cash on hand and Available Credit Sources to provide sufficient funds on the Closing Date (i) to acquire all of the Merger Shares in accordance with the terms of the Merger, (ii) to pay all cash amounts to be paid with respect to the Company’s outstanding equity compensation awards pursuant to Section 3.3 and (iii) to pay all fees and expenses payable by Parent and Merger Sub under this Agreement, then Parent shall give the Company prompt notice thereof and Parent shall use its reasonable best efforts to arrange and obtain as promptly as practicable alternative financing from alternative sources in such amounts as shall be required to provide sufficient funds. Parent and Merger Sub acknowledge and agree that the obtaining of sufficient funds is not a condition to the Closing.

Section 6.12     Employee Matters.

(a)     The Surviving Corporation shall, during the period commencing at the Effective Time and ending on the 12-month anniversary of the Effective Time, provide to (x) each non-union represented employee who is employed by the Company or any of its Subsidiaries (including any such employee who is not actively at work on account of illness, disability or leave of absence) immediately prior to the Effective Time (each, an “Affected Non-Union Employee”) a base salary and target bonus opportunity under annual cash incentive plans that are no less favorable than the base salary and target bonus opportunity provided to such Affected Non-Union Employee by the Company and its Subsidiaries immediately prior to the Effective Time and (y) Affected Non-Union Employees, in the aggregate, employee benefits (excluding equity and equity-based awards, executive welfare benefits, perquisites and quarterly discretionary contribution payments) that are no less favorable, in the aggregate, than those provided to Affected Non-Union Employees by the Company and its Subsidiaries immediately prior to the Effective Time. With respect to union-represented employees of the Company and each of the Company's Subsidiaries (“Affected Union Employees”), the Surviving Corporation shall comply with the terms and conditions of all applicable collective bargaining agreements as in effect as of the Effective Time. From and after the Effective Time, the Surviving Corporation shall or shall cause one of its Subsidiaries to assume and honor, in accordance with its terms, each Company Benefit Plan disclosed in Section 4.12(a) of the Company Disclosure Letter. Notwithstanding any other provision of this Agreement to the contrary, but subject to any employment agreements existing on the date of this Agreement, (i) the Surviving Corporation shall provide, or cause to be provided, to Affected Non-Union Employees whose employment terminates during the 12-month period following the Effective Time, severance benefits, if any, at the levels and pursuant to the terms of the Company’s severance program and guidelines as in effect immediately prior to the Effective Time and disclosed in Section 4.12(a) of the Company Disclosure Letter and (ii) during such 12-month period following the Effective Time, severance benefits offered to Affected Non-Union Employees shall be determined without taking into account any reduction after the Effective Time in compensation paid to Affected Non-Union Employees. Nothing contained in this Section 6.12 shall (x) be deemed to grant any Affected Non-Union Employee or Affected Union Employee (together, “Affected Employees”) the right to continued employment after the Effective Time or affect the right of the Company or its Subsidiaries (or, following the Effective Time, the Surviving Corporation and its Subsidiaries) to terminate the employment of the Affected Employees for any reason, subject to Applicable Law and the terms and conditions of any applicable collective bargaining agreements or (y) prevent the amendment or termination of any Company Benefit Plans in accordance with their respective terms.

(b)     The Surviving Corporation will cause any benefit plans of the Surviving Corporation in which the Affected Employees are entitled to participate after the Effective Time to take into account for purposes of eligibility, vesting and level of benefits (but not for purposes of accrual of benefits), service by the Affected Employees for the Company and its Subsidiaries as if such service were with the Surviving Corporation, to the same extent such service was credited under a comparable Company Benefit Plan (except to the extent it would result in a duplication of benefits).

(c)     To the extent permitted under Applicable Laws and except to the extent it would result in a duplication of benefits, with respect to any employee benefit plans maintained by the Surviving Corporation or any of its Subsidiaries for the benefit of the Affected Employees, the Surviving Corporation will (i) cause there to be waived any eligibility requirements or pre-existing condition limitations or waiting period requirements to the same extent waived under comparable Company Benefit Plans and (ii) give effect, in determining any deductible, co-insurance and maximum out-of-pocket limitations, to amounts paid by such Affected Employees during the calendar year in which Effective Time occurs under similar Company Benefit Plans.

(d)     Parent shall cause the Surviving Corporation to honor, fulfill and discharge the Company’s and its Subsidiaries’ obligations under all Company Benefit Plans accrued as of the Effective Time.

(e)     Each of the parties to this Agreement hereby acknowledges that a “corporate change,” “change in control” or “change of control” (or similar phrase) within the meaning of each Company Benefit Plan disclosed in Section 6.12(e) of the Company Disclosure Letter will occur at the Effective Time.

(f)     The provisions of this Section 6.12 are for the sole benefit of the parties to this Agreement and nothing herein, express or implied, is intended or shall be construed to confer upon or give to any Person (including, for the avoidance of doubt, any Affected Employee), other than the parties hereto and their respective permitted successors and assigns, any legal or equitable or other rights or remedies (with respect to the matters provided for in this Section 6.12) under or by reason of this Agreement nor shall any provision of this Section 6.12 constitute an amendment or modification of any of the Company Benefit Plans.

Section 6.13     Shareholder Litigation. Subject to a customary joint defense agreement, the Company shall give Parent the opportunity to participate in, but not control, the defense or settlement of any shareholder litigation against the Company or its directors or officers arising after the date hereof as a result of the Transactions.

Section 6.14     Obligations of Merger Sub and the Surviving Corporation. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

Section 6.15     No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.16     Existing Credit Agreement Matters. The Company shall use reasonable best efforts to deliver to Parent, at least three business days prior to the Effective Time, fully executed copies of payoff letters, in form and substance reasonably acceptable to Parent (including the total payoff amount required to fully satisfy all outstanding obligations thereunder and any daily accrual thereafter), for the Company’s existing credit facilities which payoff letters shall provide that upon receipt of the applicable payoff amount there shall occur the release of all guarantees, Liens and other security over the Company’s and its Subsidiaries’ properties and assets securing its obligations under such existing credit facilities, together with the return of any collateral in the possession of the relevant lender, administrative agent or collateral agent, at or immediately prior to the Effective Time.

ARTICLE 7
CONDITIONS TO THE MERGER

Section 7.1     Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment or waiver by each of the parties to this Agreement at or prior to the Effective Time of the following conditions:

(a)     The Company Shareholder Approval shall have been obtained in accordance with Applicable Laws, the Company Charter and the Company By-Laws.

(b)     (i) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (ii) any waiting period applicable to the consummation of the Merger under Non-U.S. Antitrust Laws shall have expired or been terminated; and (iii) all required approvals or clearances in the jurisdictions identified in Section 5.3(b) of the Parent Disclosure Letter shall have been obtained or any applicable waiting period thereunder shall have expired or been terminated.

(c)     Parent shall have received written confirmation by CFIUS that it has completed its review (or, if applicable, investigation) under FINSA and determined that there are no unresolved national security concerns with respect to the Transactions.

(d)     There shall be no decree, order, ruling or injunction (whether temporary, preliminary or permanent) of any Governmental Authority that prohibits the consummation of the Merger.

(e)     There shall not be pending any Proceedings challenging or seeking to restrain or prohibit the consummation of the Merger or the Transactions, and no threat by any Person to institute any Proceeding challenging or seeking to restrain or prohibit the consummation of the Merger or the Transactions shall remain outstanding.

Section 7.2     Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The respective obligation of Parent and Merger Sub to effect the Merger shall be subject to the fulfillment or waiver by Parent at or prior to the Effective Time of the following conditions:

(a)     (i) The representations and warranties of the Company set forth in (A) Sections 4.2, 4.18, 4.22, the third sentence of Section 4.10 and the first sentence of Section 4.19 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), (B) Section 4.3 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for de minimis inaccuracies and (C) any other Section of this Agreement shall be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifiers) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties referred to in this clause (C) to be so true and correct does not constitute, individually or in the aggregate, a Company Material Adverse Effect, and (ii) Parent shall have received at the Closing a certificate signed on behalf of the Company by a senior executive officer of the Company to the effect that the conditions set forth in this Section 7.2(a)(i) have been satisfied.

(b)     The Company shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by a senior executive officer of the Company to such effect.

Section 7.3     Conditions to Company’s Obligation to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver by the Company at or prior to the Effective Time of the following conditions:

(a)     (i) The representations and warranties of Parent and Merger Sub set forth in (A) Sections 5.2 and 5.7 shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date and (B) any other Section of this Agreement shall be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifiers) at and as of the date of this Agreement and at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties referred to in this clause (B) to be so true and correct does not constitute, individually or in the aggregate, a Parent Material Adverse Effect, and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to the effect that the conditions set forth in this Section 7.3(a)(i) have been satisfied.

(b)     Each of Parent and Merger Sub shall have performed in all material respects each of its obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by a senior executive officer of Parent to such effect.

ARTICLE 8
TERMINATION

Section 8.1     Termination by Mutual Consent. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time, whether before or after Company Shareholder Approval has been obtained by the mutual written consent of the Company and Parent, through action of their respective boards of directors.

Section 8.2     Termination by Parent or the Company. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained by action of either the Parent board of directors or the Company Board if:

(a)     the Merger shall not have been consummated on or before January 31, 2014 (the “Termination Date”); provided, however, that if on January 31, 2014 one or more of the conditions to Closing set forth in Sections 7.1(b) through (e) shall have not been satisfied or duly waived by the party entitled to the benefit of such condition but all other conditions to Closing have been satisfied (or, in the case of conditions that by their nature cannot be satisfied other than at the Closing, shall be capable of being satisfied on January 31, 2014), then the Termination Date shall, at the option of Parent or Company, be extended to and including April 30, 2014, if Parent or Company notifies the other party in writing on or prior to January 31, 2014 of its election to so extend the Termination Date; and provided, further, that the right to extend the Termination Date or to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to any party if the failure of such party to perform, in any material respect, any of its obligations under this Agreement results in or causes the failure of the Merger to be consummated on or before such date (it being understood that Parent and Merger Sub shall be deemed a single party for purposes of the foregoing proviso);

(b)     the Company Shareholders Meeting shall have been held and completed and the Company Shareholder Approval shall not have been obtained at such Company Shareholders Meeting or at any adjournment or postponement thereof; provided that a party shall not have the right to terminate this Agreement pursuant to this Section 8.2(b) if the non-satisfaction of the condition in Section 7.1(a) primarily resulted from the failure of such party to perform, in any material respect, its obligations under this Agreement; or

(c)     a Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

Section 8.3     Termination by the Company. This Agreement may be terminated, and the Transactions may be abandoned, by action of the Company Board:

(a)     at any time prior to the time the Company Shareholder Approval is obtained, if (i) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, to enter into one or more Alternative Acquisition Agreements with respect to a Superior Proposal, (ii) immediately prior to or substantially concurrently with the termination of this Agreement the Company enters into one or more Alternative Acquisition Agreements with respect to a Superior Proposal, and (iii) the Company immediately prior to or substantially concurrently with such termination pays or causes to be paid to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5;

(b)     at any time prior to the Effective Time, if Parent or Merger Sub shall have breached any representation, warranty, covenant or other agreement made by Parent or Merger Sub in this Agreement or if any such representation and warranty shall have become inaccurate after the date of this Agreement and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b), if continuing on the Closing Date, being satisfied, and such breach or inaccuracy (i) cannot be cured by Parent or Merger Sub by the Termination Date or (ii) if capable of being cured, shall not have been cured on or before the earlier of (x) 30 calendar days following receipt of written notice from the Company thereof or (y) the expiration of any shorter period of time that remains between the date the Company provides written notice of such breach or inaccuracy and the date that is three business days prior to the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(b) if it is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.2 being satisfied; or

(c)     if (i) Parent and Merger Sub shall have failed to consummate the Closing on the date on which the Closing is to occur pursuant to Section 1.2, (ii) all of the conditions set forth in Article 7 have been and continue to be satisfied or have been waived on the date on which the Closing was to have occurred pursuant to Section 1.2 (other than those conditions that by their nature cannot be satisfied other than at the Closing), and (iii) the Company stood ready and willing to consummate the Closing on the date on which the Closing was to occur pursuant to Section 1.2.

Section 8.4      Termination by Parent. This Agreement may be terminated, and the Transactions may be abandoned, by action of Parent (with any termination by Parent also being an effective termination by Merger Sub):

(a)     prior to the Effective Time, if (i) the Company Board shall have made a Change of Recommendation, (ii) the Company Board fails to recommend against acceptance of a tender or exchange offer for any outstanding shares of capital stock of the Company that constitutes an Acquisition Proposal (other than by Parent or any of its Subsidiaries), including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders, which shall constitute a failure to recommend against such tender offer or exchange offer, within ten (10) business days after commencement, or (iii) the Company shall have entered into, or publicly announced its intention to enter into, an Alternative Acquisition Agreement; or

(b)     at any time prior to the Effective Time, if the Company shall have breached any representation, warranty, covenant or other agreement made by the Company in this Agreement or if any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition in Section 7.2(a) or Section 7.2(b), if continuing on the Closing Date, being satisfied, and such breach or inaccuracy (x) cannot be cured by the Company by the Termination Date or (y) if capable of being cured, shall not have been cured on or before the earlier of (A) 30 calendar days following receipt of written notice from Parent thereof or (B) the expiration of any shorter period of time that remains between the date Parent provides written notice of such breach or inaccuracy and the date that is three business days prior to the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(b) if it is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.3 being satisfied.

Section 8.5     Effect of Termination.

(a)     In the event of termination of this Agreement pursuant to this Article 8, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided, however, and notwithstanding anything to the contrary set forth in this Agreement, that (i) except as otherwise provided herein and subject to Section 8.5(e) (including the limitation on liability set forth therein), no such termination shall relieve any party from any liability to pay the fees, expenses and other amounts set forth in this Section 8.5 or Section 8.6 if and when due pursuant to the provisions thereof, (ii) subject to Section 8.5(e) (including the limitation on liability set forth therein), no such termination shall relieve any party from liability for any willful, knowing or intentional breach by such party, (iii) no such termination shall relieve Parent from any payment or reimbursement obligation under Section 6.5(a)(i) or 8.5(d) and (iv) the provisions set forth in Sections 6.9 and 8.5 and Article 9, and the Confidentiality Agreement (to the extent provided therein) shall survive the termination of this Agreement.

(b)     In the event that:

(i)     (x) this Agreement is terminated by Company or Parent pursuant to Section 8.2(b) or Section 8.4(b) (or pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.2(b) or 8.4(b)), (y) an Acquisition Proposal shall have been made (and, in the case of a termination pursuant to Section 8.2(b) or pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.2(b), such Acquisition Proposal shall have been publicly available) after the date of this Agreement but prior to the date of the event giving rise to such right of termination and such Acquisition Proposal shall not have been publicly withdrawn prior to (1) the date of the event giving rise to such right of termination (in connection with a termination pursuant to Section 8.4(b) or pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.4(b)) or (2) the Company Shareholders Meeting (in connection with a termination pursuant to Section 8.2(b) or pursuant to Section 8.2(a) at a time when this Agreement was terminable by Parent pursuant to Section 8.2(b)), and (z) prior to or within 24 months after such termination, the Company enters into any definitive agreement with respect to, or consummates, any Acquisition Proposal (provided that for purposes of this clause (b), the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”);

(ii)     this Agreement is terminated by Parent pursuant to Section 8.4(a); or

(iii)    this Agreement is terminated by the Company pursuant to Section 8.3(a);

then the Company shall promptly (but in no event later than (A) in the case of clause (i) above, three business days after the date on which the Company consummates the Acquisition Proposal or after the date on which the Company enters into a definitive agreement with respect thereto, (B) in the case of clause (ii) above, three business days after the date of such termination and (C) in the case of clause (iii) above, immediately prior to or substantially concurrently with such termination) pay or cause to be paid to Parent or its designees the Termination Fee by wire transfer of same day funds (it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion). “Termination Fee” shall mean an amount equal to $23 million (less any Parent Expenses previously paid by the Company pursuant to Section 8.6). Any Termination Fee paid to Parent or its designees pursuant to this Agreement shall be paid by wire transfer of immediately available funds to an account or accounts designated in writing by Parent to the Company for such purpose.

(c)     In the event that this Agreement is terminated by the Company pursuant to Section 8.3(b) or Section 8.3(c), then Parent shall promptly, but in no event later than three business days after the date of such termination, pay or cause to be paid to the Company by wire transfer of same day funds an amount equal to $23 million (the “Parent Fee”) (it being understood that in no event shall Parent be required to pay the Parent Fee on more than one occasion). It is agreed that the Parent Fee is liquidated damages and not a penalty, and the payment of the Parent Fee in the circumstances specified herein is supported by due and sufficient consideration.

(d)     The parties acknowledge that the agreements contained in this Section 8.5 are an integral part of the Transactions, and that without these agreements, the parties would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amounts due pursuant to Section 8.5(b) or Section 8.6, or if Parent fails to promptly pay the amounts due pursuant to Section 8.5(c) and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a judgment against the Company for any amounts due pursuant to Section 8.5(b) or Section 8.6, or a judgment against Parent or Merger Sub for any amounts due pursuant to Section 8.5(c), the Company shall pay to Parent or Merger Sub, on the one hand, or Parent shall pay to the Company, on the other hand, its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of such amount or portion thereof at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made through the date of payment.

(e)     Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.12: (i) the Company’s right to terminate this Agreement and to receive the Parent Fee pursuant to this Section 8.5 shall, upon full payment to the Company of the Parent Fee, be the sole and exclusive remedies of the Company and its Affiliates against Parent, Merger Sub, or any former, current or future shareholder, controlling Person, director, officer, employee, general or limited partner, member, manager, Affiliate, affiliated (or commonly advised) funds, representative, agent and assignee and successor of any of the foregoing (each, a “Related Party”) for any losses or damages suffered as a result of any breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement or in any certificate or other document delivered in connection herewith or the failure of the Merger to be consummated, or in respect of any oral representation made or alleged to be have been made in connection herewith, in each case, in any circumstance in which the Company is permitted to terminate this Agreement and receive the Parent Fee pursuant to Section 8.5(c), and upon payment of such amounts if and when due, none of Parent, Merger Sub, or any of their Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except that Parent shall remain obligated with respect to the indemnification and reimbursement obligations of Parent contained in Sections 6.5(a)(i) and 8.5(d)) or in respect of any other document or theory of law or equity or in respect of oral representations made or alleged to be made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise; and (ii) in connection with any loss suffered as a result of any breach of any representation, covenant or agreement in this Agreement or the failure of the Merger to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith, in each case, other than in a circumstance in which the Company is permitted to terminate this Agreement and receive the Parent Fee pursuant to Section 8.5(c), the Company agrees that the maximum aggregate liability of Parent and Merger Sub to the Company shall be limited to an amount equal to the amount of the Parent Fee, and in no event shall the Company seek to recover any money damages in excess of such amount. Notwithstanding anything to the contrary contained herein, under no circumstances will the Company be entitled to monetary damages the aggregate amount of which, together with any portion of the Parent Fee paid to the Company by Parent pursuant to Section 8.5(c), exceeds the amount of the Parent Fee (plus any amounts payable pursuant to Section 8.5(d)), and in no event shall the Company seek to recover monetary damages from any Related Party (other than Parent and Merger Sub). Parent’s right to terminate this Agreement and to receive the Termination Fee pursuant to Section 8.5(b) shall, upon full payment to Parent of the Termination Fee, be the sole and exclusive remedy of Parent, Merger Sub, and their respective Affiliates against the Company and any of its respective former, current, or future shareholders, directors, officers, employees, Affiliates, representatives or agents for any losses or damages suffered as a result of any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any certificate or other document delivered in connection herewith or the failure of the Merger to be consummated, or in respect of any oral representation made or alleged to have been made in connection herewith, in each case, in any circumstance in which Parent is permitted to terminate this Agreement and receive the Termination Fee pursuant to Section 8.5(b), and upon payment of such amounts if and when due, none of the Company or any of its respective former, current, or future shareholders, directors, officers, employees, Affiliates, agents or representatives shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions (except for any reimbursement and expense obligations of the Company pursuant to Section 8.5(d) and Section 8.6) or in respect of any other document or theory of law or equity or in respect of oral representations made or alleged to be made in connection herewith or therewith, whether in equity or at law, in contract, in tort or otherwise, and, in such case, the receipt of the Termination Fee shall be deemed to be liquidated damages and not a penalty (and the payment of the Termination Fee in the circumstances specified herein is supported by due and sufficient consideration) for any and all losses and damages suffered or incurred by Parent, Merger Sub and each of their Affiliates and any other Person in connection with this Agreement (and the termination hereof), the Merger and the Transactions (and the abandonment or termination thereof) or any matter forming the basis for such termination and none of Parent, Merger Sub, their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any Affiliate of the Company arising out of or in connection with this Agreement, the Merger or any of the Transactions (or the abandonment or termination thereof) or any matters forming the basis of such termination.

Section 8.6     Parent Expenses. Notwithstanding anything to the contrary in this Agreement, in the event of termination of this Agreement by (i) either party pursuant to Section 8.2(b) (or a termination by the Company pursuant to a different provision of Section 8.2 at a time when this Agreement was terminable pursuant to Section 8.2(b)) or (ii) Parent pursuant to Section 8.4(b), then the Company shall promptly, but in no event later than three business days after receipt of an invoice (with supporting documentation) therefor from Parent, pay Parent’s designee all of the reasonably documented out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financing sources, hedging counterparties, experts and consultants) actually and reasonably incurred by Parent, Merger Sub and their respective Affiliates in connection with this Agreement and the Transactions up to a maximum amount of $2.5 million (the “Parent Expenses”), by wire transfer of immediately available funds; provided, however, that in no event shall the Company have any obligation to make any such payment if, at the time of such termination, this Agreement was terminable by the Company pursuant to Section 8.3(b).

Section 8.7     Extension; Waiver. Subject to Section 9.5, at any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made by any other party hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of any other party hereto contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE 9
GENERAL PROVISIONS

Section 9.1     Survival. This Article 9 and the agreements of the Company, Parent and Merger Sub contained in Article 3 and Sections 6.8, 6.9, 6.10, 6.12 and 6.14 shall survive consummation of the Merger. All other representations, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

Section 9.2     Notices. Except as otherwise provided herein, any notice required to be given hereunder shall be sufficient if in writing and sent by facsimile or electronic transmission, courier service (with proof of service) or hand delivery, addressed as follows:

(a)     if to the Company, to it at:

Zoltek Companies, Inc.

3101 McKelvey Road

St. Louis, Missouri 63044

Attention: Zsolt Rumy, Chairman of the Board, President and Chief Executive Officer

Facsimile: (314) 997-7193

 with a copy, which will not constitute notice for purposes hereof, to:

Thompson Coburn LLP

One US Bank Plaza

St. Louis, Missouri 63101

Attention: Thomas A. Litz

Email: tlitz@thompsoncoburn.com

Facsimile: (314) 552-7072

(b)     if to Parent or Merger Sub, to it at:

Toray Industries, Inc.

Nihonbashi Mitsui Tower, 1-1

Nihonbashi-Muromachi 2-chome

Chuo-ku, Tokyo 103-8666

Japan

Attention: Masanori Kumada

                   General Manager

                   Torayca & Advanced Composites Business Planning & Administration Dept.

Email: Masanori_Kumada@nts.toray.co.jp

Facsimile: +81-3-3245-5703

with copies, which will not constitute notice for purposes hereof, to:

Izumi Garden Tower, 21st Floor

1-6-1 Roppongi, Minato-ku

Tokyo 106-6021 Japan

Attention: Mitsuhiro Kamiya

Email: Mitsuhiro.Kamiya@skadden.com

Facsimile: +81-3-3568-2626

and

Skadden, Arps, Slate, Meagher & Flom, LLP

525 University Avenue

Palo Alto, California 94301

Attention: Michael Mies

Email: Michael.Mies@skadden.com

Facsimile No.: (650) 470-4570

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated with acknowledgment of receipt, or personally delivered.

Section 9.3     Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in violation of this Agreement is void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.10 and this Section 9.3, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors and administrators any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than (i) the right of the shareholders of the Company to receive the aggregate Per Share Merger Consideration after the Closing (a claim that may not be made unless and until the Effective Time shall have occurred) and (ii) the rights of the holders of Company Options to receive the amounts set forth in and pursuant to Section 3.3 (a claim that may not be made unless and until the Effective Time shall have occurred). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.7 without notice or liability to any Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.4    Entire Agreement. This Agreement, the exhibits to this Agreement, the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto.

Section 9.5     Amendments. This Agreement may be amended by the parties hereto, by action taken or authorized by their boards of directors, at any time prior to the Effective Time; provided, however, that after the Company Shareholder Approval, no amendment may be made without further shareholder approval which by law requires further approval by the holders of Shares. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.6    Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Missouri without regard to the conflicts of law provisions thereof that would cause the laws of any other jurisdiction to apply.

Section 9.7    Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Section 9.8     Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 9.9     Interpretation. In this Agreement:

(a)     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

(b)     The phrase “to the knowledge of” and similar phrases relating to knowledge of the Company or Parent, as the case may be, unless otherwise indicated, shall mean the actual knowledge after due inquiry of the individuals listed on Section 9.9(b) of the Company Disclosure Letter or the Parent Disclosure Letter, as the case may be.

(c)     “Affiliate” of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.

(d)     “business day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in New York, New York or Tokyo, Japan.

(e)     “Confidentiality Agreement” means the Confidentiality Agreement dated May 9, 2013 by and between the Company and Toray Industries, Inc.

(f)     “Company Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance, occurrence, effect or development that (x) has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole or (y) prevents or material impedes, materially interferes with or materially delays the consummation of the Transactions, including the Merger; provided, that none of the following, and no change, event, occurrence, effect or development to the extent arising out of or resulting from the following, shall constitute or be taken into account in determining whether a “Company Material Adverse Effect” has occurred or would reasonably be expected to occur: (i) any change, event, occurrence or effect generally affecting (A) the industries in which the Company and its Subsidiaries operate (including changes in commodity prices and the price of acrylonitrile) or (B) general economic conditions, political conditions or credit, financial or capital markets in the United States or elsewhere in the world, including changes in interest or exchange rates or policy announcements or regulatory changes related to exchange rates or interest rates; or (ii) any change, event, occurrence or effect arising out of, resulting from or attributable to (A) any change or proposed or prospective change after the date hereof in Applicable Laws, applicable regulations of any Governmental Authority, generally accepted accounting principles or accounting rules or standards (including the accounting rules and regulations of the SEC), or any change or proposed or prospective change after the date hereof in the interpretation or enforcement of any of the foregoing, (B) the announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners, employees (including the loss or departure of officers or other employees) or regulators, or any shareholder or other litigation (or settlement thereof) relating to this Agreement or the Transactions, (C) hostilities, acts of war (whether or not declared), sabotage or terrorism, or any escalation or worsening of any such hostilities, acts of war (whether or not declared), sabotage or terrorism, (D) pandemics, earthquakes, hurricanes, tornados or other natural disasters, (E) any action taken by the Company or its Subsidiaries at Parent’s or Merger Sub’s written request or compliance by the Company or its Subsidiaries with Section 6.5(c), (F) any change in the Company’s credit ratings, (G) any decline in the market price, or change in trading volume, of any capital stock of the Company, (H) any failure to meet any internal or public projections, forecasts or estimates of the Company’s revenue, earnings or other financial or operating performance or results of operations for any period, or (I) any loss, liability, charge, expense, reserve, recapture or settlement arising under that certain Subsidy Contract with the Government of the Republic of Hungary dated as of January 12, 2007, as amended and modified, so long as the Company has complied with its obligations under Section 6.1 hereof as applicable to such contract; provided, that (x) changes, events, occurrences or effects set forth in clauses (i)(A) through (B), (ii)(A), (ii)(C) and (ii)(D) above may be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect if and to the extent such changes, events, occurrences or effects have a materially disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, in relation to others in the industries in which the Company and its Subsidiaries operate, and (y) the underlying cause of any failure referred to in clause (ii)(F), (ii)(G) or (ii)(H) (if not otherwise falling within any of the other exceptions provided by clause (i) and clause (ii) above) may be taken into account in determining whether there has been or would reasonably be expected to be a Company Material Adverse Effect.

(g)     “Parent Material Adverse Effect” means any change, event, occurrence, or effect that would reasonably be expected to prevent, materially impede, materially interfere with or materially delay the consummation by Parent and Merger Sub of the Transactions.

(h)     The term “Subsidiary,” when used with respect to any party, means any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such party directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such party or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

Section 9.10     Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, or delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party shall be deemed to impair any such right power or remedy, nor will it be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

Section 9.11     Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement, to the extent possible, in such a manner as to be valid, legal and enforceable but so as to retain most nearly the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Notwithstanding the foregoing, the parties hereto intend that the provisions of Article 8 and Section 9.12, including the remedies and limitations thereon (including Section 8.5(e)) be construed as an integral provision of this Agreement and that such provisions, remedies and limitations shall not be severable in any manner that diminishes a party’s rights hereunder or increases a party’s liability or obligations hereunder.

Section 9.12     Enforcement of Agreement.

(a)     The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the Merger and the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and hereby agree that, unless this Agreement has been terminated in accordance with Article 8, in the event of any breach or threatened breach by the Company, on the one hand, or Parent and Merger Sub, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement.

(b)     Each of the parties agrees that it will not raise any objection to the availability of the equitable remedy of specific performance or other equitable relief as provided herein, including objections on the basis that (x) either party has an adequate remedy at law or equity or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Until such time as Parent pays the Parent Fee, the remedies available to the Company pursuant to this Section 9.12 shall be in addition to any other remedy to which it is entitled at law or in equity, and the election to pursue an injunction or specific performance shall not restrict, impair or otherwise limit the Company from, in the alternative, seeking to terminate this Agreement and collect the Parent Fee pursuant to Section 8.5. The parties hereto further agree that nothing set forth in this Section 9.12 shall require any party hereto to institute any proceeding for specific performance under this Section 9.12 prior to or as a condition to exercising any termination right under Article 8 (and/or receipt of any amounts due pursuant to Section 8.5), nor shall the commencement of any legal action or legal proceeding pursuant to this Section 9.12 or anything set forth in this Section 9.12 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Article 8. For the avoidance of doubt, under no circumstances will the Company be entitled to monetary damages the aggregate amount of which, together with any portion of the Parent Fee paid to the Company by Parent pursuant to Section 8.5(c), exceeds the amount of the Parent Fee (plus any amounts payable pursuant to Section 8.5(d)).

Section 9.13     Consent to Jurisdiction and Venue. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the state courts of the State of Missouri located in St. Louis County, Missouri, or the Federal court of the United States of America located in the Eastern District of Missouri, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or any of the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such Missouri state court or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in any such Missouri state or Federal court, and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such Missouri state or Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Applicable Law.

Section 9.14     Waiver of Jury Trial. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREFOR.

Section 9.15     No Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon or under this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, and no Related Party shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim against the parties to this Agreement (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the Transactions or in respect of any oral representation made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or any of its Affiliates, and the Company agrees not to and cause its Affiliates and its and its Affiliates’ Representatives not to, seek to enforce this Agreement against, make any claim for breach of this Agreement against, or seek to recover monetary damages from, any Related Party.

[Remainder of page intentionally left blank.]

A - 52

The parties have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

THE COMPANY: ZOLTEK COMPANIES, INC.

By:	/s/ Zsolt Rumy
Name:	Zsolt Rumy
Title:	Chairman, President & Chief Executive Officer

PARENT: TORAY INDUSTRIES, INC.

By:	/s/ Moriyuki Onishi
Name:	Moriyuki Onishi
Title:	Senior Vice President, General Manager, Torayca & Advanced Composites Division

MERGER SUB: TZ ACQUISITION CORP.

By:	/s/ Minoru Yoshinaga
Name:	Minoru Yoshinaga
Title:	President

Signature Page to Agreement and Plan of Merger

Annex B

September 26, 2013

The Board of Directors

Zoltek Companies, Inc.

3101 McKelvey Road

St. Louis, Missouri 63044

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Zoltek Companies, Inc. (the “Company”) of the Consideration (as defined below) to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly owned subsidiary of Toray Industries, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”) among the Company, the Acquiror and such wholly owned subsidiary of the Acquiror (“Merger Sub”), the Company will become a wholly owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock that are Excluded Shares (as defined in the Agreement), will be converted into the right to receive $16.75 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft of the Agreement dated September 25, 2013; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, the Acquiror and Merger Sub in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction, and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

 Annex C

SECTION 351.455 OF

THE GENERAL AND BUSINESS CORPORATION LAW OF MISSOURI

1. Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:

(1) Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;

(2) Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;

(3) Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and

(4) Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder's shares as of the day before the date on which the vote was taken approving the merger or consolidation.

2. The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:

(1) Fails to file a written objection prior to or at such meeting;

(2) Fails to make demand within the twenty-day period; or

(3) In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;

shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.

3. Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.

4. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

5. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.

C-1

6. The right of a dissenting shareholder to be paid the fair value of such shareholder's shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

7. When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.

C-2

VOTE BY INTERNET - [•]

Use the Internet to transmit your voting instructions and for electronic delivery of information until 1:00 a.m. Central Time on [•], 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -[•]

Use any touch-tone telephone to transmit your voting instructions until 1:00 a.m. Central Time on [•], 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zoltek Companies, Inc., c/o Jill A. Schmidt.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

ZOLTEK COMPANIES, INC.

The Board of Directors recommends that you vote “FOR” proposals 1, 2 and 3 below.
		For	Against	Abstain
1.

To approve the Agreement and Plan of Merger, dated as of September 27, 2013, by and among Zoltek Companies, Inc., Toray Industries, Inc., and TZ Acquisition Corp., as it may be amended from time to time, and the transactions contemplated therein.

				
2.

To adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

				
3.	To approve, by non-binding, advisory vote, certain compensation arrangements for Zoltek’s named executive officers in connection with the merger.			

NOTE: In their discretion, the proxy holders are authorized to vote upon any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

For address change/comments, mark here. 

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Title(s)

SPECIAL MEETING OF SHAREHOLDERS OF

ZOLTEK COMPANIES, INC.

TO BE HELD ON [•], 2014

Please date, sign and mail

this proxy card as soon as possible or

refer to the reverse side for telephone and Internet voting instructions.

Please detach along perforated line and mail in the envelope provided.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

ZOLTEK COMPANIES, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

[•], 2014

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Zsolt Rumy and Andrew Whipple, and each of them, with or without the other, proxies, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Special Meeting of Shareholders of Zoltek Companies, Inc. to be held on [•], 2014 at 10:00 a.m., local time, at the Hilton St. Louis Frontenac, located at 1335 South Lindbergh Blvd., St. Louis, Missouri 63131, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

The shares represented by this Proxy will be voted as directed by the undersigned. If no such direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3, and according to the discretion of the proxy holders on any other matters that may properly come before the special meeting and any adjournment or postponement thereof.

Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side